Post-Qualification Amendment No. 3

File No. 024-11869

This Post-Qualification Amendment No. 3 amends the Offering Statement of Ark7 Properties Plus LLC originally qualified on July 27, 2022, as previously amended and supplemented, to add, update and/or replace information contained in the Offering Statement.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

OFFERING CIRCULAR DATED SEPTEMBER 11, 2023

Ark7 Properties Plus LLC

(A DELAWARE SERIES LIMITED LIABILITY COMPANY)

535 Mission St., 14th Floor

San Francisco, CA 94105

www.ark7.com

SERIES	PRICE TO PUBLIC	UNDERWRITING DICSOUNTS AND COMMIONS (1)	PROCEEDS TO ISSUER (2)
Series #JTDXY Interest
Per Share	$20.00	$0.02	$19.98
Total Minimum	N/A	N/A	N/A
Total Maximum	$450,000	$4,500	$445,500

Series #P7FJ5 Interest
Per Share	$20.00	$0.02	$19.98
Total Minimum	N/A	N/A	N/A
Total Maximum	$265,000	$2,650	$262,350

Series #SOV9W Interest*
Per Share	$100.00	$1.00	$99.00
Total Minimum	N/A	N/A	N/A
Total Maximum	$260,000	$2,600	$257,400

Series #QGXF0 Interest*
Per Share	$100.00	$1.00	$99.00
Total Minimum	N/A	N/A	N/A
Total Maximum	$410,000	$4,100	$405,900

*	Denotes series submitted for qualification by the Commission in this Post-Qualification Amendment No. 3.
(1)	The company has engaged Dalmore Group, LLC, member FINRA/SIPC (“Dalmore”), to perform administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services. This includes the 1% commission, approximately the following amounts for each Series:

SERIES	AMOUNT*
Series #JTDXY	$4,500
Series #P7FJ5	$2,650
Series #SOV9W	$2,600
Series #QGXF0	$4,100
*	Assuming a fully subscribed offering.

However, it does not include the one-time expense allowance of $5,000, or consulting fees of $20,000 payable by the company to Dalmore. See “Plan of Distribution” for details. The company intends to distribute all offerings of the Series #JTDXY Interests, Series #P7FJ5 Interest, Series #SOV9W Interests, Series #QGXF0 Interests and other Series Interests (individually a Series Interest and collectively, the “Series Interests”) in any series of the company principally through Ark7 Properties Plus LLC as described in greater detail under “Plan of Distribution and Subscription Procedure.”
(2)	The company anticipates approximately $9,750 of the proceeds from the Series Interests purchased will be used for offering expenses in fees to Dalmore. These numbers do not include state filing fees.

There is no minimum subscription per investor.

This offering will terminate at the earlier of (i) the date at which the maximum offering amount has been sold, (ii) the date at which the offering is earlier terminated by the company, in its sole discretion or (iii) the date that is three years from this offering being qualified by the United States Securities and Exchange Commission (the “Commission” or “SEC”). At least every 12 months after this offering has been qualified by the SEC the company will file a post-qualification amendment to include the company’s recent financial statements. In addition, the company may periodically file a post-qualification amendment to include additional Series Interests to this offering. No escrow agent has been engaged for this offering and hold funds tendered by investors will be held in a segregated account controlled by the company.

See Plan of Distribution. No escrow account administered by an escrow agent has been established for this offering. Funds tendered by investors will be held in a segregated account controlled by the company. The company may undertake one or more closings on a rolling basis, and, after each closing, funds tendered by investors will be available to the company, and interests will be issued to investors.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, THE COMPANY ENCOURAGES YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, THE COMPANY ENCOURAGES YOU TO REFER TO www.investor.gov.

This offering is inherently risky. See “Risk Factors” on page 9.

The company is following the “Offering Circular” format of disclosure under Regulation A.

In the event that the company becomes a reporting company under the Securities Exchange Act of 1934, the company intends to take advantage of the provisions that relate to “Emerging Growth Companies” under the JOBS Act of 2012. See “Summary — Implications of Being an Emerging Growth Company.”

In this Offering Circular, the terms “Ark7 Properties Plus LLC” “Ark7 Properties,” “we,” “us, “our,” the “company” and similar terms refer to Ark7 Properties Plus LLC, a Delaware series limited liability company.

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

i

Implications of Being an Emerging Growth Company

The company is not subject to the ongoing reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) because the company is not registering its securities under the Exchange Act. Rather, the company will be subject to the more limited reporting requirements under Regulation A, including the obligation to electronically file:

●	annual reports (including disclosure relating to our business operations for the preceding two fiscal years, or, if in existence for less than two years, since inception, related party transactions, beneficial ownership of the issuer’s securities, executive officers and directors and certain executive compensation information, management’s discussion and analysis (“MD&A”) of the issuer’s liquidity, capital resources, and results of operations, and two years of audited financial statements),

●	semiannual reports (including disclosure primarily relating to the issuer’s interim financial statements and MD&A) and

●	current reports for certain material events.

In addition, at any time after completing reporting for the fiscal year in which the company’s offering statement was qualified, if the securities of each class to which this offering statement relates are held of record by fewer than 300 persons and offers or sales are not ongoing, the company may immediately suspend its ongoing reporting obligations under Regulation A.

If the company becomes subject to the ongoing reporting requirements of the Exchange Act, as an issuer with less than $1.07 billion in total annual gross revenues during its last fiscal year, it will qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and this status will be significant. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company, the company:

●	will not be required to obtain an auditor attestation on its internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	will not be required to provide a detailed narrative disclosure discussing its compensation principles, objectives and elements and analyzing how those elements fit with its principles and objectives (commonly referred to as “compensation discussion and analysis”);

●	will not be required to obtain a non-binding advisory vote from its interest holders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

●	will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and

●	will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

If the company becomes subject to the ongoing reporting requirements of the Exchange Act, the company intends to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act. The company’s election to use the phase-in periods may make it difficult to compare its financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, the company may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after its initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, or such earlier time that the company no longer meets the definition of an emerging growth company. Note that this offering, while a public offering, is not a sale of common equity pursuant to a registration statement, since the offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that the company would cease to be an “emerging growth company” if it has more than $1.07 billion in annual revenues, have more than $700 million in market value of its common stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that the company may also qualify, once listed, as a “smaller reporting company” under the Commission’s rules. For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

SERIES OFFERING TABLE

The table below shows key information related to the offering of each Series, as of September 11, 2023. Please also refer to “The Company’s Business – Property Overview” and “Use of Proceeds” for further details.

SERIES NAME	UNDERLYING ASSETS	OFFERING PRICE PER SERIES INTERESTS	MAXIMUM OFFERING SIZE	MINIMUM/ MAXIMUM/ SUBSCRIBED SERIES INTERESTS (1)	INITIAL QUALIFICAITON DATE (2)	OPEN DATE (3)	CLOSING DATE	STATUS
Series #WGI3Z	11679 W Madero Dr, Arizona City, AZ 85123	$32.00	$363,200	0 = Minimum 11,350 = Maximum	July 27, 2022	July 27, 2022	December 29, 2022	Closed

Series #0XYT6 Interest	2105 Silver Leaf Dr, Mesquite, TX 75181	$20.00	$475,000	0 = Minimum 23,750 = Maximum	September 16, 2022	September 16, 2022	April 8, 2023	Closed

Series #ZIE3T	2507 Decoy Dr, Mesquite, TX 75181	$20.00	$455,000	0 = Minimum 22,750 = Maximum	September 16, 2022	September 16, 2022	August 16, 2023	Closed

Series #JTDXY	2300 Homestead Dr, Mesquite, TX 75181	$20.00	$450,000	0 = Minimum 22,500 = Maximum	September 16, 2022	September 16, 2022	[___]	Open

Series #FTWDS	1527 Iris Walk, Jonesboro, GA 30238	$20.00	$265,000	0 = Minimum 13,250 = Maximum	December 22, 2022	December 22, 2022	June 9, 2023	Closed

Series #P7FJ5	1541 Iris Walk, Jonesboro, GA 30238	$20.00	$265,000	0 = Minimum 13,250= Maximum	December 22, 2022	December 22, 2022	[___]	Open

Series #WRA7O	4263 Cadence Loop, LAND O LAKES, FL 34638	$20.00	$615,000	0 = Minimum 30,750 = Maximum	December 22, 2022	December 22, 2022	June 13, 2023	Closed

Series #SOV9W*	2113 W Gladys Ave, Unit 3S, Chicago, IL 60612	$100.00	$260,000	0 = Minimum 2,600 = Maximum	[___]	[___]	[___]	Pending

Series #QGXF0*	704 S Lincoln Ave, Urbana, IL 61801	$100.00	$410,000	0 = Minimum 4,100 = Maximum	[___]	[___]	[___]	Pending

Asterisks (*) denote series submitted for qualification by the SEC in this Post-Qualification Amendment No. 3 to the offering statement of which this Offering Circular forms a part.

(1)	For open offerings, each row states, with respect to the given offering, the minimum and maximum number of Series Interests offered and the number of subscriptions for Series Interests received as of the date of this Offering Circular, but the closing of such offering has not yet taken place. For any closed offerings, each row would state the actual number of Series Interests sold.
(2)	For each offering, each row states, with respect to the given offering, the date on which the offering was initially qualified by the Commission.
(3)	For each offering, each row states, with respect to the given offering, the date on which offers and sales for such offering commenced.

SUMMARY

OFFERING CIRCULAR SUMMARY

This Offering Circular Summary highlights information contained elsewhere and does not contain all of the information that you should consider in making your investment decision. Before investing in the company’s Series Interests, you should carefully read this entire Offering Circular, including the company’s financial statements and related notes. You should also consider, among other information, the matters described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The Company

Ark7 Properties Plus LLC, a Delaware series limited liability company formed on March 17, 2022 (“Ark7 Properties”). Ark7 Inc., a Delaware corporation (“Ark7”) is the managing member of Ark7 Properties (the “Managing Member”). The purpose of the company is to establish separate series for the holding of properties to be acquired by the company.

Ark7 is a real estate investment platform that allows individual investors to have direct access to quality real estate investment opportunities and invest in the units of each property.

Investors in this offering will acquire Series Interests in a Series of the company, each of which is a separate registered series of the company for purposes of assets and liabilities.

It is not anticipated that any Series would own any assets other than its respective property, the reason for which the applicable Series was created, (the “Underlying Asset(s)”), plus cash reserves for maintenance, insurance and other expenses pertaining to each Underlying Asset and amounts earned by each Series from the monetization of the Underlying Asset. It is intended that owners of an interest in a Series will only have assets, liabilities, profits and losses pertaining to the specific Underlying Assets owned by that Series.

For example, an investor who acquires Series Interests in Series #WGI3Z will only have assets, liabilities, profits, and losses pertaining to the property located at 11679 W Madero Dr, Arizona City, AZ 85123.

Ark7 will serve as the asset manager responsible for managing each Series’ Underlying Asset (the “Asset Manager”) as described in the Asset Management Agreement between Ark7 Inc. and each series of Ark7 Properties Plus LLC.

Ark7 will serve as the Managing Member responsible for the day-to-day management of the company and each registered series.

Organizational Chart

For ease of understanding the company’s business structure, it has included the organizational chart below.

Each property that we acquire will be owned by a separate series of our company that we will establish to acquire that series. Our Managing Member will source the property to be acquired by the series.

In most instances, we intend for the Managing Member to provide a loan to the series to acquire the property directly from the seller. Once the property is acquired by the series, we intend to make ownership of the series available to investors through an offer and sale of securities under Tier 2 of Regulation A. Proceeds of each offering will be used to repay the loan from our Managing Member, offering expenses, securities brokerage expenses, and the Sourcing Fee to the Managing Member, along with building a reserve for property improvements and working capital.

Alternatively, our Managing Member may acquire the property from the seller, and the proceeds of the offering will be used for the series to purchase the property from the Managing Member, along with offering expenses, securities brokerage expenses, and the Sourcing Fee to the Managing Member, and building a reserve for property improvements and working capital.

The Series #JTDXY Offering

Maximum Offering Amount	Up to $450,000 of Series #JTDXY Interests to be acquired pursuant to a Subscription Agreement are being offered on a “best efforts” basis.

Minimum Offering Amount	None.

Price Per Security	$20.00 per Series #JTDXY Interest

Minimum Investment	One Series Interest per investor.

Use of Proceeds	The proceeds from the sale of Series #JTDXY will be used for general working capital, repayment of loans to the company’s Managing Member, create a maintenance reserve for the applicable Underlying Asset, pay brokerage commissions to Dalmore, pay offering expenses, and pay the Sourcing Fee.

Series Interests outstanding before the offering	Series #JTDXY Interest: 3,276

Series Interests outstanding after the offering	Series #JTDXY Interest: 22,500

Broker Fees and Related Party Fees

PAYMENT	DESCRIPTION	AMOUNT	PAYOR	PAYEE
Sourcing Fee	No greater than 3% of the maximum offering size.	$23,500	Series #JTDXY	Ark7 Inc.
Asset Management Fee (1)	Equal to 15 % of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement.	TBD	Series #JTDXY	Ark7 Inc.
Dalmore Commission	1% commission (assuming a fully subscribed offering).	$3,362	Series #JTDXY	Dalmore
Dalmore Fees (2)	One-time expense allowance of $5,000, Consulting fees of $20,000	$25,000	Ark7 Properties Plus LLC	Dalmore

(1)	The company notes that this fee may be up to 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Whether it is 15% or less will be demined for each Series by the Managing Member in its sole discretion. The Managing Member, Ark7, has determined the Asset Management Fee is 15% for Series #JTDXY.
(2)	The company notes that the cumulative fee of $25,000 was paid to Dalmore by Ark7 Properties Plus LLC. The company intends for each current and future Series to pay its a share of $25,000, determined by the Managing Member. Series #JTDXY is responsible for $2,778. Series #JTDXY intends to reimburse Ark7 Properties Plus $2,778 with proceeds from this Offering. In the event that Series #JTDXY does not raise the maximum offering amount, Ark7 Properties Plus LLC will waive the remaining amount owed by Series #JTDXY.

The Series #P7FJ5 Offering

Maximum Offering Amount	Up to $265,000 of Series #P7FJ5 Interests to be acquired pursuant to a Subscription Agreement are being offered on a “best efforts” basis.

Minimum Offering Amount	None.

Price Per Security	$20.00 per Series #P7FJ5 Interest

Minimum Investment	One Series Interest per investor.

Use of Proceeds	The proceeds from the sale of Series #P7FJ5 will be used for general working capital, repayment of loans to the company’s Managing Member, create a maintenance reserve for the applicable Underlying Asset, pay brokerage commissions to Dalmore, pay offering expenses, and pay the Sourcing Fee.

Series Interests outstanding before the offering	Series #P7FJ5 Interest: 10

Series Interests outstanding after the offering	Series #FTWDS Interest: 13,250

Broker Fees and Related Party Fees

PAYMENT	DESCRIPTION	AMOUNT	PAYOR	PAYEE
Sourcing Fee	No greater than 3% of the maximum offering size.	$7,950	Series #P7FJ5	Ark7 Inc.
Asset Management Fee (1)	Equal to 15 % of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement.	TBD	Series #P7FJ5	Ark7 Inc.
Dalmore Commission	1% commission (assuming a fully subscribed offering).	$2,650	Series #P7FJ5	Dalmore
Dalmore Fees (2)	One-time expense allowance of $5,000, Consulting fees of $20,000	$25,000	Ark7 Properties Plus LLC	Dalmore

(1)	The company notes that this fee may be up to 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Whether it is 15% or less will be demined for each Series by the Managing Member in its sole discretion. The Managing Member, Ark7, has determined the Asset Management Fee is 15% for Series #P7FJ5.
(2)	The company notes that the cumulative fee of $25,000 was paid to Dalmore by Ark7 Properties Plus LLC. The company intends for each current and future Series to pay its a share of $25,000, determined by the Managing Member. Series #P7FJ5 is responsible for $2,778. Series #P7FJ5 intends to reimburse Ark7 Properties Plus $2,778 with proceeds from this Offering. In the event that Series #P7FJ5 does not raise the maximum offering amount, Ark7 Properties Plus LLC will waive the remaining amount owed by Series #P7FJ5.

The Series #SOV9W Offering

Maximum Offering Amount	Up to $260,000 of Series #SOV9W Interests to be acquired pursuant to a Subscription Agreement are being offered on a “best efforts” basis.

Minimum Offering Amount	None.

Price Per Security	$100.00 per Series #SOV9W Interest

Minimum Investment	One Series Interest per investor.

Use of Proceeds	The proceeds from the sale of Series #SOV9W will be used for general working capital, repayment of loans to the company’s Managing Member, create a maintenance reserve for the applicable Underlying Asset, pay brokerage commissions to Dalmore, pay offering expenses, and pay the Sourcing Fee.

Series Interests outstanding before the offering	Series #SOV9W Interest: 10

Series Interests outstanding after the offering	Series #SOV9W Interest: 2,600

Broker Fees and Related Party Fees

PAYMENT	DESCRIPTION	AMOUNT	PAYOR	PAYEE
Sourcing Fee	No greater than 3% of the maximum offering size.	$7,800	Series #SOV9W	Ark7 Inc.
Asset Management Fee (1)	Equal to 15 % of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement.	TBD	Series #SOV9W	Ark7 Inc.
Dalmore Commission	1% commission (assuming a fully subscribed offering).	$2,600	Series #SOV9W	Dalmore
Dalmore Fees (2)	One-time expense allowance of $5,000, Consulting fees of $20,000	$25,000	Ark7 Properties Plus LLC	Dalmore

(1)	The company notes that this fee may be up to 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Whether it is 15% or less will be demined for each Series by the Managing Member in its sole discretion. The Managing Member, Ark7, has determined the Asset Management Fee is 15% for Series #SOV9W.
(2)	The company notes that the cumulative fee of $25,000 was paid to Dalmore by Ark7 Properties Plus LLC. The company intends for each current and future Series to pay its a share of $25,000, determined by the Managing Member. Series #SOV9W is responsible for $2,778. Series #SOV9W intends to reimburse Ark7 Properties Plus $2,778 with proceeds from this Offering. In the event that Series #SOV9W does not raise the maximum offering amount, Ark7 Properties Plus LLC will waive the remaining amount owed by Series #SOV9W.

The Series #QGXF0 Offering

Maximum Offering Amount	Up to $410,000 of Series #QGXF0 Interests to be acquired pursuant to a Subscription Agreement are being offered on a “best efforts” basis.

Minimum Offering Amount	None.

Price Per Security	$100.00 per Series #QGXF0 Interest

Minimum Investment	One Series Interest per investor.

Use of Proceeds	The proceeds from the sale of Series #QGXF0 will be used for general working capital, repayment of loans to the company’s Managing Member, create a maintenance reserve for the applicable Underlying Asset, pay brokerage commissions to Dalmore, pay offering expenses, and pay the Sourcing Fee.

Series Interests outstanding before the offering	Series #QGXF0 Interest: 10

Series Interests outstanding after the offering	Series #QGXF0 Interest: 4,100

Broker Fees and Related Party Fees

PAYMENT	DESCRIPTION	AMOUNT	PAYOR	PAYEE
Sourcing Fee	No greater than 3% of the maximum offering size.	$12,300	Series #QGXF0	Ark7 Inc.
Asset Management Fee (1)	Equal to 15 % of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement.	TBD	Series #QGXF0	Ark7 Inc.
Dalmore Commission	1% commission (assuming a fully subscribed offering).	$4,100	Series #QGXF0	Dalmore
Dalmore Fees (2)	One-time expense allowance of $5,000, Consulting fees of $20,000	$25,000	Ark7 Properties Plus LLC	Dalmore

(1)	The company notes that this fee may be up to 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Whether it is 15% or less will be demined for each Series by the Managing Member in its sole discretion. The Managing Member, Ark7, has determined the Asset Management Fee is 15% for Series #QGXF0.
(2)	The company notes that the cumulative fee of $25,000 was paid to Dalmore by Ark7 Properties Plus LLC. The company intends for each current and future Series to pay its a share of $25,000, determined by the Managing Member. Series #QGXF0 is responsible for $2,778. Series #QGXF0 intends to reimburse Ark7 Properties Plus $2,778 with proceeds from this Offering. In the event that Series #QGXF0 does not raise the maximum offering amount, Ark7 Properties Plus LLC will waive the remaining amount owed by Series #QGXF0.

Selected Risks

The company’s business is subject to a number of risks and uncertainties, including those highlighted in the section titled “Risk Factors” immediately following this summary. These risks include, but are not limited to, the following:

●	An investment in an offering constitutes only an investment in that Series and not in the company or any Underlying Asset.

●	Liability of investors between series of interests.

●	Each Series Interest will rely on its Managing Member, Ark7 to manage each property.

●	If Ark7, the company’s Asset Manager, fails to retain its key personnel, the company may not be able to achieve its anticipated level of growth and its business could suffer.

●	Ark7 Inc. is both the Asset Manager and the Managing Member, and compensation terms were not determined on an arm’s length basis.

●	There is competition for time among the various entities sharing the same management team.

●	There is currently no trading market for the company’s securities.

●	The company has limited operating history for investors to evaluate.

●	Possible Changes in Federal Tax Laws make it impossible to giver certainty to the tax treatment of any series of interest.

●	The company’s consolidated financial statements include a going concern opinion.

●	The company may not raise sufficient funds to achieve its business objectives.

●	The company’s management has full discretion as to the use of proceeds from the offering.

●	If the company does not raise the maximum offering amount, the Series will have to service the debt to a related party, Ark7, pursuant to the intercompany loan agreement and Asset Management Agreement

●	If the company does not raise the maximum offering amount, the Series will not be able to fund the operating reserve or fund planned renovations.

●	The purchase prices for the Series Interests have been arbitrarily determined.

●	If the company does not successfully dispose of real estate assets, you may have to hold your investment for an indefinite period.

●	Competition with other parties entering real estate investment business may reduce the company’s profitability.

●	The company does not intend to hire an escrow agent and there will be no escrow account, therefore there is no independent third-party holding investors funds until they are released to the company.

●	The company’s real estate and real estate-related assets will be subject to the risks typically associated with real estate.

●	The underlying value and performance of any real estate asset will fluctuate with general and local economic conditions.

●	The market in which the company participates is competitive and, if it does not compete effectively, its operating results could be harmed.

●	An Underlying Asset that has significant vacancies could be difficult to sell, which could diminish the return on the Underlying Asset.

●	The company may decide to sell an Underlying Asset which could conflict with an investor’s interests.

●	A decline in general economic conditions in the markets in which each Underlying Asset is located or in the United States generally could lead to an increase in tenant defaults, lower rental rates and less demand for commercial real estate space in those markets.

●	Lawsuits may arise between the company and its tenants resulting in lower cash distributions to investors.

●	Costs imposed pursuant to governmental laws and regulations may reduce the company’s net income and the cash available for distributions to its investors.

●	The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property or of paying personal injury or other damage claims could reduce the amounts available for distribution to the company’s investors.

●	Costs associated with complying with the Americans with Disabilities Act may decrease cash available for distributions.

●	Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce the company’s cash flows and the return on investment.

●	The company’s Operating Agreement and applicable Series Interest Subscription Agreement each include a forum selection provision, that requires disputes be resolved in state or federal courts in the State of California, under Delaware law, regardless of convenience or cost to you, the investor, which could result in less favorable outcomes to the plaintiff(s) in any action against our company.

●	Investors in this offering may not be entitled to a jury trial with respect to claims arising under the applicable Series Interest Subscription Agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under the Agreement.

●	The company’s results of operations may be negatively impacted by the coronavirus outbreak.

●	Actual or threatened epidemics, pandemics, outbreaks, or other public health crises may adversely affect the company’s business.

RISK FACTORS

The SEC requires the company to identify risks that are specific to its business and its financial condition. The company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as cyber-attacks and the ability to prevent those attacks). Additionally, early-stage companies are inherently more risky than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Risks Relating to the Structure, Operation and Performance of the Company

An investment in an offering constitutes only an investment in that Series and not in the company or any Underlying Asset. A purchase of Series Interests in a Series does not constitute an investment in either the company or an Underlying Asset directly, or in any other Series Interest. This results in limited voting rights of the investor, which are solely related to a particular Series, and are further limited by the Series Limited Liability Company Agreement of Ark7 Properties dated March 17, 2022, (the “Operating Agreement”) of the company, described further herein. Investors will have limited voting rights. Thus, the Managing Member and the Asset Manager retain significant control over the management of the company, each Series and the Underlying Assets.

Furthermore, because the Interests in a Series do not constitute an investment in the company as a whole, holders of the Interests in a Series are not expected to receive any economic benefit from, or be subject to the liabilities of, the assets of any other Series. In addition, the economic interest of a holder in a Series will not be identical to owning a direct undivided interest in an Underlying Asset because, among other things, before distributions are made to the holders, the Asset Manager will receive a fee in respect of its management of the Underlying Asset.

Liability of investors between series of interests. The company is structured as a Delaware series limited liability company that issues a separate series of interests for each Underlying Asset. Each series of interests will merely be a separate series and not a separate legal entity. Under the Delaware Limited Liability Company Act (the “LLC Act”), if certain conditions (as set forth in Section 18-215(b) of the LLC Act) are met, the liability of investors holding one series of interests is segregated from the liability of investors holding another series of interests and the assets of one series of interests are not available to satisfy the liabilities of other series of interests.

Although this limitation of liability is recognized by the courts of Delaware, there is no guarantee that if challenged in the courts of another U.S. State or a foreign jurisdiction, such courts will uphold a similar interpretation of Delaware corporation law, and in the past certain jurisdictions have not honoured such interpretation.

If the company’s series limited liability company structure is not respected, then investors may have to share any liabilities of the company with all investors and not just those who hold the same series of interests as them. Furthermore, while the company intends to maintain separate and distinct records for each series of interests and account for them separately and otherwise meet the requirements of the LLC Act, it is possible a court could conclude that the methods used did not satisfy Section 18-215(b) of the LLC Act and thus potentially expose the assets of a series to the liabilities of another series of interests. The consequence of this is that investors may have to bear higher than anticipated expenses which would adversely affect the value of their Series Interests, or the likelihood of any distributions being made by a particular Series to its investors.

In addition, the company is not aware of any court case that has tested the limitations on inter-series liability provided by Section 18-215(b) in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one series of interests should be applied to meet the liabilities of the other series of interests or the liabilities of the company generally where the assets of such other series of interests or of the company generally are insufficient to meet its liabilities.

Each Series Interest will rely on its Managing Member, Ark7 to manage each property. Following the acquisition of any Underlying Asset, the Underlying Asset will be managed by Ark7. In addition, Ark7 will be entitled to certain fees in exchange for its day-to-day operations of each Underlying Asset. Any compensation arrangements will be determined by Ark7 sitting on both sides of the table and will not be an arm’s length transaction.

If Ark7, the company’s Asset Manager, fails to retain its key personnel, the company may not be able to achieve its anticipated level of growth and its business could suffer. The company’s future depends, in part, on Ark7’s ability to attract and retain key personnel. Its future also depends on the continued contributions of the executive officers and other key personnel of Ark7, each of whom would be difficult to replace.

In particular, Yizhen Zhao, who is the Chief Executive Officer of Ark7, is critical to the management of the company’s business and operations and the development of its strategic direction. The loss of the services of Mr. Zhao or other executive officers or key personnel of Ark7 and the process to replace any of those key personnel would involve significant time and expense and may significantly delay or prevent the achievement of the company’s business objectives.

Ark7 Inc. is both the Asset Manager and the Managing Member. Ark7 Inc. is both the Asset Manager and the Managing Member. The Managing Member has appointed the Asset Manager. On balance, Ark7 Inc. controls all of the decisions related to each Series:

●	Care of the Underlying Asset.

●	Custody of the Underlying Asset.

●	Maintenance of the Underlying Asset.

●	Management of the Underlying Asset.

●	Ability and to take any action that it deems necessary or desirable.

●	The authority to sell of the Underlying Asset.

●	Whether to encumber of the Underlying Asset.

●	Whether to convey the Underlying Asset.

●	Whether the Sourcing Fee (3.0%) will be paid to the Asset Manager, i.e. itself.

●	Determination of the Asset Management Fee.

None of the responsibilities and determinations listed above will be made at arm’s length and all of these decisions may unjustly financially reward Ark7 to the detriment of each Series and the investors. These conflicts may inhibit or interfere with the sound and profitable operation of the company and much smaller, if any, distributions made to the investors.

Further, the fees to be paid to the Managing Member and Asset Manager were determined internally, by the company and Ark7 and the company did not rely on any independent assessment of market rates. Accordingly, the determination of fees was not made at arm’s length and may result in (i) smaller distributions made to investors, if any at all, (ii) the interference with the sound and profitable operation of the company and (iii) the fees paid to the Managing Member and Asset Manager may be higher than the fees that would be paid to an unaffiliated third party given the lack of an independent assessment as to the determination of the fees.

There may be competition for time among the various entities sharing the same management team. Currently, Ark7 is the Managing Member of Ark7 Properties and Series #WGI3Z, Series #0XYT6, Series #ZIE3T, Series #JTDXY, Series #FTWDS, Series #P7FJ5, Series #WRA7O, Series #SOV9W, and Series #QGXF0. Ark7 intends to also be the Managing Member of future Series. It is foreseeable that at certain times the various entities will be competing for time from the management team.

There is currently no trading market for the company’s securities. There is currently no public trading market for any Series Interests, and an active market may not develop or be sustained. If an active public or private trading market for the Securities does not develop or is not sustained, it may be difficult or impossible for you to resell your Series Interests at any price. Even if a public or private market does develop, the market price could decline below the amount you paid for your Interests.

The company has limited operating history for investors to evaluate. The company and Series #WGI3Z were recently formed and have not generated any revenues and have no operating history upon which prospective investors may evaluate their performance. No guarantee can be given that the company or any Series Interest will achieve their investment objectives, the value of any Underlying Asset will increase or that any Underlying Asset will be successfully monetized.

The company’s consolidated financial statements include a going concern opinion. The company’s financial statements were prepared on a “going concern” basis. Certain matters, as described in the accompanying financial statements, indicate there may be substantial doubt about the company’s ability to continue as a going concern. Specifically, the company is newly formed and has not generated revenue from operations. The company will require additional capital until revenue from operations are sufficient to cover operational costs. Successful development of the company and ultimately the attainment of profitable operations is dependent upon future events including adequate financing, continuous support from Ark7, general and economic conditions on the real estate market and achieving a level of income adequate to support the company’s cost structure. Therefore, there is substantial doubt about the ability of the company to continue as a going concern.

Risks Relating to the Offering

The company may not raise sufficient funds to achieve its business objectives. There is no minimum amount required to be raised before the company can accept your subscription for the Series Interests, and it can access the funds immediately. The company may not raise an amount sufficient for it to meet all of its objectives. Once the company accepts your investment funds, there will be no obligation to return your funds. Even if other Series Interests are sold, there may be insufficient funds raised through this offering to cover the expenses associated with the offering or complete development and implementation of the company’s operations. The lack of sufficient funds to pay expenses and for working capital will negatively impact the company’s ability to implement and complete its planned use of proceeds.

The company’s management has full discretion as to the use of proceeds from the offering. The company presently anticipates that the net proceeds from the offering will be used by us as general working capital, repayment of outstanding loans, loans to the company’s Managing Member and the creation of a maintenance reserve account for the applicable Underlying Asset. The company reserves the right, however, to use the funds from the offering for other purposes not presently contemplated herein but which are related directly to growing its current business. As a result of the foregoing, purchasers of the Series Interests hereby will be entrusting their funds to the company’s management, upon whose judgment and discretion the investors must depend, with only limited information concerning management’s specific intentions.

If the company does not raise the maximum offering amount, the Series will have to service the debt to a related party, Ark7, pursuant to the intercompany loan agreement and Asset Management Agreement.

The company presently anticipates that the net proceeds from the offering will be used first to repay the intercompany loan to Ark7 before making improvements to the property of funding an operating reserve account for future maintenance of the applicable Underlying Asset. The company reserves the right, however, to use the funds from the offering for other purposes not presently contemplated herein but which are related directly to growing its current business. As a result of the foregoing, purchasers of the Series Interests hereby will be entrusting their funds to the company’s management, upon whose judgment and discretion the investors must depend, with only limited information concerning management’s specific intentions.

If the company does not raise the maximum offering amount, the Series will not be able to fund the operating reserve or fund planned renovations.

In the event that the company does not raise the maximum offering amount, the Series will not be able to fund the operating reserve or fund the planned renovations. Without an operating reserve or funds for planned renovations, the company may not have cash available on hand to make required repairs or renovations. This could negatively impact our ability to lease the property, thereby harming the financial position of the Series.

The purchase prices for the Series Interests have been arbitrarily determined. The purchase price for the Series Interests has been arbitrarily determined by the company and bears no relationship to the company’s assets, book value, earnings or other generally accepted criteria of value. In determining pricing, the company considered factors such as the company’s limited financial resources, the nature of its assets, estimates of its business potential, the degree of equity or control desired to be retained by the existing interest holders and general economic conditions.

If the company does not successfully dispose of real estate assets, you may have to hold your investment for an indefinite period. The determination of whether to dispose of the Underlying Asset is entirely at the discretion of the company. Even if the company decides to dispose of an Underlying Asset, the company cannot guarantee that it will be able to dispose of the Underlying Asset at a favourable price to investors.

Competition with other parties entering real estate investment business may reduce the company’s profitability. There are and will be other entities engaged in real estate investment, including financial institutions, many of which have greater resources than the company does. Larger entities may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and built-in client base. Such competition could make it more difficult to obtain future funding, which could affect the company’s growth as a company.

The company does not intend to hire an escrow agent and there will be no escrow account, therefore there is no independent third-party holding investors funds until they are released to the company. Typically, the escrow agent retains custody of the assets such as cash, until certain conditions are met, at which time those assets are released to the company. In this offering the company has not retained an escrow agent and there will be no escrow account, therefore investors may be subject to increased administrative risk as additional administrative burdens will be placed on the company who may or may not have the expertise to administer the escrow seamlessly.

Risks Related to Taxation

Changes in Federal tax laws may have adverse or unexpected effects on our investors. The Internal Revenue Code (the “Code”) is subject to change by Congress, and interpretations of the Code may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the Internal Revenue Service through its audit policy, announcements, and published and private rulings. Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in the tax law affecting an investment in any Series of the Company would be limited to prospective effect. For instance, prior to effectiveness of the Tax Cuts and Jobs Act of 2017, an exchange of the Shares of one Series for another might have been a non-taxable ‘like-kind exchange’ transaction, while transactions now only qualify for that treatment with respect to real property. Accordingly, the ultimate effect on an Investor’s tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed or made, as the case may be.

Each series will be taxed as a partnership, with the profits and losses of the Series flowing to investors regardless of whether there is cash available for distributions. For this offering of series interests to investors, each series will be taxed as a partnership, rather than as a corporation. This means that the Series will itself not owe or report any profits and losses for tax purposes, but will instead provide investors with a Schedule K-1 tax statement identifying the investor’s pro rata share of any profits and losses of the Series. The calculation of net profits for the purposes of taxation is determined prior to our Managing Member assessing whether to hold back funds for future working capital purposes. As such, there may be times when the Series is reporting a net profit to investors, but does not have funds available for distribution to investors to cover their personal tax liability.

The company will not attempt to qualify any Series in this Offering as a REIT, which may have an adverse effect on taxation for investors. For the Series in this Offering Circular, the Company will not seek REIT qualification. Under certain circumstances, electing taxation as a REIT can positively impact the taxation of a real estate investment. Additionally, REIT election can, in some cases, provide a competitive advantage to certain real estate projects. As a result, not attempting to qualify the initial Series in this Offering Circular may have adverse tax ramifications for investors. For more information on the taxation of this investment, please review the summary in “U.S. Federal Income Tax Considerations” below. Before investing in the Series in this Offering Circular, you should get advice about the taxation aspects of this investment from your financial and tax advisors.

Risk Factors Related to the Real Estate Market

The company’s real estate and real estate-related assets will be subject to the risks typically associated with real estate. The properties the company acquires will be subject to the risks typically associated with real estate. The value of real estate may be adversely affected by a number of risks, including:

●	natural disasters such as hurricanes, earthquakes and floods;

●	pandemics, such as COVID-19;

●	acts of war or terrorism, including the consequences of terrorist attacks;

●	adverse changes in national and local economic and real estate conditions;

●	an oversupply of (or a reduction in demand for) space in the areas where particular properties are located and the attractiveness of particular properties to prospective tenants;

●	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance therewith and the potential for liability under applicable laws;

●	costs of remediation and liabilities associated with environmental conditions affecting properties; and

●	the potential for uninsured or underinsured property losses.

The value of each property is directly related to its ability to generate cash flow and net income, which in turn depends on the amount of rental or other income that can be generated net of expenses required to be incurred with respect to the property. Many expenditures associated with properties (such as operating expenses and capital expenditures) cannot be reduced when there is a reduction in income from the properties.

The underlying value and performance of any real estate asset will fluctuate with general and local economic conditions. The successful operation of any real estate asset is significantly related to general and local economic conditions. Periods of economic slowdown or recession, significantly rising interest rates, declining employment levels, decreasing demand for real estate, declining real estate values, or the public perception that any of these events may occur, can result in reductions in the underlying value of any asset and result in poor economic performance. In such cases, investors may lose the full value of their investment, or may not experience any distributions from the real estate asset.

The market in which the company participates is competitive and, if it does not compete effectively, its operating results could be harmed. The company competes with many other entities engaged in real estate acquisition and operating activities, including but not limited to individuals, corporations, bank and insurance company investment accounts, real estate investment trusts, and private real estate funds. This market is competitive and rapidly changing. The company expects competition to persist and intensify in the future, which could harm its ability to acquire properties on terms that investors find to be reasonable.

An Underlying Asset that has significant vacancies could be difficult to sell, which could diminish the return on the Underlying Asset. An Underlying Asset may incur vacancies either by the expiration of tenant leases or the continued default of tenants under their leases. If vacancies continue for a long period of time, the company may suffer reduced revenues resulting in less cash available for distribution to its investors. In addition, the resale value of the Underlying Asset could be diminished because the market value of each Underlying Asset will depend principally upon the value of the cash flow generated by the leases associated with that Underlying Asset. Such a reduction in the resale value of a property could also reduce the value of investor interests.

The company may decide to sell an Underlying Asset which could conflict with an investor’s interests. Ark7, the Managing Member, may determine when to sell any Underlying Asset at any time in accordance with the management rights afforded to the Managing Member. Investors will not have a say in this decision. The timing and decision to sell an Underlying Asset may conflict with investors personal interests, beliefs or theories regarding the real estate market. Further, it is possible the sale was not done at an optimal time. In any case, investors would not have any cause of action against the company or Managing Member for such sales.

Property taxes could increase due to property tax rate changes or reassessment, which could impact our financial condition, results of operations and cash flow. Each series will be required to pay state and local taxes on its property. The real property taxes on our properties may increase as property tax rates change or as our properties are assessed or reassessed by taxing authorities. If the property taxes we pay increase, our financial condition, results of operations, cash flow, the value of our interests and our ability to satisfy our principal and interest obligations and to make distributions to our investors could be adversely affected.

A decline in general economic conditions in the markets in which each Underlying Asset is located or in the United States generally could lead to an increase in tenant defaults, lower rental rates and less demand for commercial real estate space in those markets. As a result of these trends, the company may be more inclined to provide leasing incentives to its tenants in order to compete in a more competitive leasing environment. Such trends may result in reduced revenue and lower resale value of properties, which may reduce your return.

Lawsuits may arise between the company and its tenants resulting in lower cash distributions to investors. Disputes between landlords and tenants are common. These disputes may escalate into legal action from time to time. In the event a lawsuit arises between the company and a tenant it is likely that the company will see an increase in costs. Accordingly, cash distributions to investors may be affected.

Costs imposed pursuant to governmental laws and regulations may reduce the company’s net income and the cash available for distributions to its investors. Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to protection of the environment and human health. The company could be subject to liability in the form of fines, penalties, or damages for noncompliance with these laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the remediation of contamination associated with the release or disposal of solid and hazardous materials, the presence of toxic building materials and other health and safety-related concerns. Some of these laws and regulations may impose joint and several liability on the tenants, owners, or operators of real property for the costs to investigate or remediate contaminated properties, regardless of fault, whether the contamination occurred prior to purchase, or whether the acts causing the contamination were legal. Activities of the company’s tenants, the condition of properties at the time the company buys them, operations in the vicinity of its properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect its properties. The presence of hazardous substances, or the failure to properly manage or remediate these substances, may hinder the company’s ability to sell, rent or pledge such property as collateral for future borrowings. Any material expenditures, fines, penalties or damages the company must pay will reduce its ability to make distributions and may reduce the value of your investment.

The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property or of paying personal injury or other damage claims could reduce the amounts available for distribution to the company’s investors. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous real property owner or operator may be liable for the cost of removing or remediating hazardous or toxic substances on, under or in such property. These costs could be substantial. Such laws often impose liability whether the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose liens on property or restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants that may be impacted by such laws. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances and governments may seek recovery for natural resource damage. The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury, property damage or natural resource damage claims could reduce the amounts available for distribution to you.

Costs associated with complying with the Americans with Disabilities Act may decrease cash available for distributions. Each Underlying Asset may be subject to the Americans with Disabilities Act of 1990, as amended, or the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. Any funds used for ADA compliance will reduce the company’s net income and the amount of cash available for distributions to investors.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce the company’s cash flows and the return on investment. There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution, or environmental matters, that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential acts of terrorism could sharply increase the premiums the company pays for coverage against property and casualty claims. Additionally, to the extent the company finances the acquisition of an Underlying Asset, mortgage lenders in some cases insist that commercial property owners purchase coverage against terrorism as a condition for providing mortgage loans. Such insurance policies may not be available at reasonable costs, if at all, which could inhibit the company’s ability to finance or refinance its properties if so required. In such instances, the company may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. The company may not have adequate coverage for such losses. If any of the properties incur a casualty loss that is not fully insured, the value of the assets will be reduced by any such uninsured loss, which may reduce the value of investor interests. In addition, other than any working capital reserve or other reserves the company may establish, the company has no additional sources of funding to repair or reconstruct any uninsured property. Also, to the extent the company must pay unexpectedly large amounts for insurance, it could suffer reduced earnings that would result in lower distributions to investors.

Risks related to forum selection and jury waivers

The company’s Operating Agreement and applicable Series Interest Subscription Agreement each include a forum selection provision, that requires disputes be resolved in state or federal courts in the State of California, under Delaware law, regardless of convenience or cost to you, the investor, which could result in less favourable outcomes to the plaintiff(s) in any action against our company.

Operating Agreement: Our Series Limited Liability Company Agreement of Ark7 Properties Plus LLC (the “Operating Agreement”) includes a forum selection provision that requires any suit, action, or proceeding seeking to enforce any provision of or based on any matter arising out of or in connection with the Operating Agreement, or the transactions contemplated thereby be brought in state or federal court of competent jurisdiction located within the State of California.

This forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision may not be used to bring actions in state courts for suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Investors will not be deemed to have waived the company’s compliance with the federal securities laws and the rules and regulations thereunder.

Subscription Agreement: Our applicable Series Interest Subscription Agreement for each manner of investing and class of security includes a forum selection provision that requires any suit, action, or proceeding arising from the applicable Series Interest Subscription agreement be brought in a state of federal court of competent jurisdiction located within the State of California. This forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision may not be used to bring actions in state courts for suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Investors will not be deemed to have waived the company’s compliance with the federal securities laws and the rules and regulations thereunder.

Investors in this offering may not be entitled to a jury trial with respect to claims arising under the applicable Series Interest Subscription Agreement, or Operating Agreement which could result in less favorable outcomes to the plaintiff(s) in any action under these Agreements. Investors in this offering will be bound by the applicable Series Interest Subscription Agreement and the Operating Agreement, both of which include a provision under which investors waive the right to a jury trial of any claim they may have against the company arising out of or relating to this agreement. By signing these agreements, the investor warrants that the investor has reviewed this waiver with his or her legal counsel, and knowingly and voluntarily waives the investor’s jury trial rights following consultation with the investor’s legal counsel.

If the company opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To the company’s knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by a federal court. However, the company believes that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Delaware, which governs the applicable Series Interest Subscription Agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within an agreement is sufficiently prominent such that a party knowingly, intelligently, and voluntarily waived the right to a jury trial. The company believes that this is the case with respect to the applicable Series Interest Subscription Agreement. You should consult legal counsel regarding the jury waiver provision before entering into the applicable Series Interest Subscription Agreement.

If you bring a claim against the company in connection with matters arising under the applicable Series Interest Subscription Agreement or Operating Agreement, including claims under the federal securities laws, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the company. If a lawsuit is brought against the company under one of those agreements, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

Nevertheless, if the jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the applicable Series Interest Subscription Agreement or Operating Agreement with a jury trial. No condition, stipulation or provision of the applicable Series Interest Subscription Agreement or Operating Agreement serves as a waiver by any holder of the company’s securities or by the company of compliance with any substantive provision of the federal securities laws and the rules and regulations promulgated under those laws.

In addition, when the units are transferred, the transferee is required to agree to all the same conditions, obligations, and restrictions applicable to the units or to the transferor with regard to ownership of the units, that were in effect immediately prior to the transfer of the units, including the applicable Series Interest Subscription Agreement and the Operating Agreement.

Risks Related to Covid-19

Actual or threatened epidemics, pandemics, outbreaks, or other public health crises may adversely affect the company’s business. The company’s business could be materially and adversely affected by the risks, or the public perception of the risks, related to an epidemic, pandemic, outbreak, or other public health crisis, such as the recent outbreak of novel coronavirus, or COVID-19. The risk, or public perception of the risk, of a pandemic or media coverage of infectious diseases could adversely affect the value of the Common Stock and the financial condition of the company’s investors or prospective investors, resulting in reduced demand for the Common Stock generally. “Shelter-in-place” or other such orders by governmental entities could also disrupt the company’s operations, if employees, who cannot perform their responsibilities from home, are not able to report to work.

DILUTION

Dilution means a reduction in value, control, or earnings of the units the investor owns.

As of the date of this Offering Circular, Ark7 owns 100% of the company’s membership interests. Those membership interests are not connected to any specific Series Interest. Investors in this offering will be acquiring the following: Series #JTDXY Interests, Series #P7FJ5 Interests, Series #SOV9W Interests, and/or Series #QGXF0 Interests of the company, the economic rights of each Series Interest will be based on the corresponding Underlying Asset. As such, investors will not experience dilution except as a result of the sale of additional interests of the Series to which they have subscribed.

PLAN OF DISTRIBUTION

The company is offering up to 22,500 units of Series #JTDXY Interests on a “best efforts” basis at a price of $20.00 per Series Interest. There is no minimum investment amount, however each investor must purchase at least one Series Interest.

The company is offering up to 13,250 units of Series #P7FJ5 Interests on a “best efforts” basis at a price of $20.00 per Series Interest. There is no minimum investment amount, however each investor must purchase at least one Series Interest.

The company is offering up to 2,600 units of Series # SOV9W Interests on a “best efforts” basis at a price of $100.00 per Series Interest. There is no minimum investment amount, however each investor must purchase at least one Series Interest.

The company is offering up to 4,100 units of Series # QGXF0 Interests on a “best efforts” basis at a price of $100.00 per Series Interest. There is no minimum investment amount, however each investor must purchase at least one Series Interest.

The company plans to market the securities directly on a “best efforts” basis. The company intends to use its website and an offering landing page to offer the Series Interests to eligible investors. The company’s officers, directors, employees, and advisors may participate in the offering. When applicable, the company intends to prepare written materials and respond to investors after the investors initiate contact with the company, however the company’s officers, directors, employees and advisors will not orally solicit investors. As of the date of this Offering Circular the company has not prepared any written materials.

The Offering Circular will be furnished to prospective investors in this offering via download 24 hours a day, 7 days a week on the company’s website www.ark7.com. Prospective investors may subscribe for the company units in this offering only through the website. In order to subscribe to purchase our interests, a prospective investor must electronically complete, sign and deliver to us an executed subscription agreement like the one attached to this Offering Statement, of which this Offering Circular is part, as Exhibit 4.1 and wire funds for its subscription amount in accordance with the instructions provided therein.

We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Section 18(b)(4)(D)(ii) of the Securities Act, or for other factors such as, but not limited to, investors providing incorrect payment information, or the investor not satisfying AML/KYC screening criteria of the Broker. If the offering terminates or if any prospective investor’s subscription is rejected, all funds received from such investors will be returned without interest or deduction.

Further, pursuant to section 6 in the applicable Series Interest Subscription Agreement, the subscriptions are irrevocable by the investor.

After each closing, funds tendered by investors will be available to the company for its use.

The offering will terminate at the earlier of (i) the date at which the maximum offering amount has been sold, (ii) the date at which the offering is earlier terminated by the company, in its sole discretion or (iii) the date that is three years from this offering being qualified by the SEC.

The company is conducting a continuous offering, in which it intends to accept investor funds until the offering is terminated. As there is no minimum, the company may, in its sole discretion, undertake one or more closings on a rolling basis, regardless of the amount of funds, and intends to affect a close every 7 days. The closing process involves the administrative burden of verifying the investor’s subscription documents, confirming the valid transfer of funds, and conducting AML/KYC screening. After each closing, funds tendered by investors will be available to the company and the company will issue the interests to investors. An investor will become a member of the company, including for tax purposes, and the interests will be issued, as of the date of settlement. Settlement will not occur until an investor’s funds have cleared and the company accepts the investor as a member. Not all investors will receive their interests on the same date.

Each closing involves administrative burden to the company, and so the company intends to use periodic closings to reduce that burden, allowing the company to place more focus on its real estate operations.

As noted above, the company intends to effect closings every 7 days, but may undertake additional closings upon considering certain factors, such as:

●	The amount of money contained in the company’s segregated account of the applicable Series Interest; and

●	The number of subscriptions received.

The company has also engaged Dalmore Group, LLC (“Dalmore”) a broker-dealer registered with the SEC and a member of FINRA, to perform the following administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services:

●	Review investor information, including KYC (“Know Your Customer”) data, perform AML (“Anti Money Laundering”) and other compliance background checks, and provide a recommendation to the company whether or not to accept an investor as a customer.

●	Review each investor’s applicable Series Interest Subscription Agreement to confirm such investor’s participation in the offering and provide a determination to the company whether or not to accept the use of the applicable Series Interest Subscription Agreement for the investor’s participation.

●	Contact and/or notify the company, if needed, to gather additional information or clarification on an investor;

●	Not provide any investment advice nor any investment recommendations to any investor;

●	Keep investor details and data confidential and not disclose to any third-party except as required by regulators or in its performance pursuant to the terms of the agreement (e.g., as needed for AML and background checks); and

●	Coordinate with third party providers to ensure adequate review and compliance.

As compensation for the services listed above, the company has agreed to pay Dalmore a commission equal to 1% of the amount raised in the offering, $31,082, to support the offering on all newly invested funds after the issuance of a No Objection Letter by FINRA.

SERIES	OFFERING AMOUNT	1% OWED TO DALMORE
Series #WGI3Z	$363,200	$3,632
Series #0XYT6 Interest	$475,000	$4,750
Series #ZIE3T Interest	$455,000	$4,550
Series #JTDXY Interest	$450,000	$4,500
Series #FTWDS	$265,000	$2,650
Series #P7FJ5	$265,000	$2,650
Series #WRA7O	$615,000	$6,150
Series #SOV9W	$260,000	$2,600
Series #QGXF0	$410,000	$4,100
TOTAL AMOUNT OWED TO DALMORE		$31,082

In addition, the company has paid Dalmore a $5,000 one-time advance expense allowance to cover reasonable out-of-pocket accountable expenses anticipated to be incurred by Dalmore in connection with this offering. Dalmore will refund any amount related to this expense allowance to the extent it is not used, incurred, or provided to the company. The company has also agreed to pay Dalmore a one-time consulting fee of $20,000 to provide ongoing general consulting services relating to this offering such as coordination with third party vendors and general guidance with respect to the offering, which will be due and payable within 30 days after this offering is qualified by the SEC and the receipt of a No Objection Letter from FINRA. Assuming the offering is fully subscribed, the company estimates that total fees due to pay Dalmore, including the one-time advance expense allowance fee of $5,000 and consulting fee of $20,000, would be $56,082.

Selling Security holders

No securities are being sold for the account of security holders; all net proceeds of this offering will go to the company.

Transfer Agent

The company has engaged Vertalo as its transfer agent.

Process of Subscribing

After the offering Statement has been qualified by the Commission, the company will accept tenders of funds to purchase the Series Interests.

Investors will be required to complete an applicable Series Interest Subscription Agreement in order to invest. The applicable Series Interest Subscription Agreement includes a representation by the investor to the effect that, if the investor is not an “accredited investor” as defined under securities law, the investor is investing an amount that does not exceed the greater of 10% of their annual income or 10% of their net worth (excluding the investor’s principal residence).

To subscribe for the Series Interests, each prospective investor must:

1.	Go to https://www.ark7.com, complete user registration;

2.	Complete profile setup and link a bank account;

3.	Navigate to open prospective offering page, click on the “Buy” button; that will open the subscribe panel;

4.	Complete subscribe information and review and sign the applicable Series Interest Subscription Agreement;

5.	Based on your account status, the company may ask an Investor to provide identification or accreditation proof documents before accepting the subscription.

Any potential investor will have ample time and is advised to review the applicable Series Interest Subscription Agreement, along with their counsel, prior to making any final investment decision.

The company may close on investments on a “rolling” basis (so not all investors will receive their Series Interests on the same date). Investors may subscribe by tendering funds by check, wire transfer, or ACH transfer to the segregated account controlled by the company until the company has accepted the investor’s subscription. Upon closing, funds tendered by investors will be made available to the company for its use. The company has the right to refuse to sell the Series Interests to any prospective investor or for any reason in its sole discretion, including, without limitation, if such prospective investor does not promptly supply all information requested by the company in connection with such prospective investor subscription. In addition, in the company’s sole discretion, it may establish a limit on the purchase of Series Interests by particular prospective investors.

No Escrow

The company has not established an escrow account or hired an escrow agent to hold funds tendered by investors. Funds will be held in a segregated account controlled by the company until the company has accepted the investor’s subscription. At that time, those funds will be available to the company.

Forum Selection Provision

The applicable Series Interest Subscription Agreement that investors will execute in connection with the offering includes a forum selection provision that requires any claims against the company based on the Agreement to be brought in a state or federal court of competent jurisdiction in the State of California for the purpose of any suit, action or other proceeding arising out of or based upon the Agreement. Although the company believes the provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies and in limiting the company’s litigation costs, to the extent it is enforceable, the forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. The company has adopted the provision to limit the time and expense incurred by its management to challenge any such claims. As a company with a small management team, this provision allows its officers to not lose a significant amount of time traveling to any particular forum so they may continue to focus on operations of the company. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. The company believes that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision may not be used to bring actions in state courts for suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Investors will not be deemed to have waived the company’s compliance with the federal securities laws and the rules and regulations thereunder.

Jury Trial Waiver

The applicable Series Interest Subscription Agreement that investors will execute in connection with the offering provides that subscribers waive the right to a jury trial of any claim they may have against us arising out of or relating to the Agreement, including any claim under federal securities laws. By signing the applicable Series Interest Subscription Agreement, an investor will warrant that the investor has reviewed this waiver with the investor’s legal counsel, and knowingly and voluntarily waives his or her jury trial rights following consultation with the investor’s legal counsel. If the company opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law. In addition, by agreeing to the provision, subscribers will not be deemed to have waived the company’s compliance with the federal securities laws and the rules and regulations promulgated thereunder.

USE OF PROCEEDS TO ISSUER

Series #JTDXY

Assuming a maximum raise of $450,000 and after deducting the estimated offering expenses of $25,600 in fees to Dalmore, auditor fees, legal fees, Edgarization fees and blue-sky filing fees, the net proceeds of this Series #JTDXY Interests offering would be approximately $424,400. The table below sets forth the uses of proceeds of the company’s Series # JTDXY Interests.

Uses	Amount Funded from the Offering	Percent of Gross Proceeds
Brokerage Commissions	$4,500	1.0%
Purchase Price of Property (1)	$338,000	75.0%
Property Purchase Expenses (1)	$18,203	4.0%
Offering Expenses (2)	$21,100	5.0%
Sourcing Fee (3)	$13,500	3.0%
Property Improvements/Capital Expenditures	$50,000	10.0%
Operating Reserve	$4,697	1.0%
Total Proceeds	$450,000	100.00%

(1)	Series #JTDXY acquired the property from a third-party seller on August 26, 2022, for $338,000, also incurring purchase expenses in the amount of $18,203 covering title fees, inspection fees, agent fees, interests, property transfer tax, notarization fees, and recording fees. The Managing Member made an intercompany loan to Series # JTDXY in the amount of $356,203. These funds were used for acquisition of the property and expenses related to that purchase. The intercompany loan accrues interest on the unpaid principal at a rate of 9.0% per annum, calculated semi-annually, beginning August 1, 2022, and is to be repaid in full by July 31, 2023. Series # JTDXY may prepay the loan but will be obligated to pay at least 3.0% in interest payments on the principal, which would be paid out of revenues generated by the property and not out of proceeds of the offering.
(2)	Offering expenses, other than brokerage commissions, include the following: (i) $25,000 in fees payable to Dalmore, (ii) $1,600 in audit fees, (iii) $33,000 in legal fees, (iv) $13,000 in Edgarization fees and (v) $12,000 in blue sky filing fees. The company notes that this total amount equals $84,600. The company intends for Series # JTDXY to be responsible for only up to $21,100 of offering expenses, with the Managing Member responsible for the remainder, without reimbursement by Series # JTDXY.
(3)	Represents a fee payable to the Asset Manager in connection with the search and negotiation of the property purchase as set forth in the Certificate of Designations for the Series (the “Sourcing Fee”).

Assuming a maximum raise of $450,000 and after deducting the estimated offering expenses of $25,600, the net proceeds of this Series # JTDXY Interests offering would be approximately $424,400. The company intends to use the remaining $424,400 as follows, in order of priority:

●	Repayment of the intercompany loan ($356,203)

●	Brokerage commissions ($4,500)

●	Sourcing Fee ($13,500)

●	Capital Improvements ($50,000)

●	Operating Reserve ($6,497)

In the event the proceeds from this Offering are insufficient to repay the intercompany loan, pay brokerage commissions, or fund the Sourcing Fee, the Managing Member, Ark7 intends to be responsible for the remainder, without reimbursement by Series #JTDXY.

However, in the event that the company does not raise the maximum offering amount, the Series will not be able to fund the operating reserve or fund the planned renovations. Without an operating reserve or funds for planned renovations, the company may not have cash available on hand to make required repairs or renovations. This could negatively impact our ability to lease the property, thereby harming the financial position of the Series.

The company reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

For further discussion, see the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Plan of Operations.”

In addition, no payments will be used to pay directors. In the company’s sole discretion, management fees may be incurred.

Series #P7FJ5

Assuming a maximum raise of $265,000 and after deducting the estimated offering expenses of $15,500 in fees to Dalmore, auditor fees, legal fees, Edgarization fees and blue-sky filing fees, the net proceeds of this Series #P7FJ5 Interests offering would be approximately $249,450. The table below sets forth the uses of proceeds of the company’s Series # P7FJ5 Interests.

Uses	Amount Funded from the Offering	Percent of Gross Proceeds
Brokerage Commissions	$2,650	1.0%
Purchase Price of Property (1)	$220,000	83.0%
Property Purchase Expenses (1)	$7,985	3.0%
Offering Expenses (2)	$15,550	5.0%
Sourcing Fee (3)	$7,950	3.0%
Property Improvements/Capital Expenditures	$5,000	2.0%
Operating Reserve	$5,865	2.0%
Total Proceeds	$265,000	100.00%

(1)	Ark7 acquired the property from a third-party seller on September 22, 2022, for $220,000. Ark7 assigned that property to Ark7 Properties Plus - Series #P7FJ5 LLC, a Georgia Limited Liability Company (“P7FJ5 Georgia”) on September 22, 2022. Ark7 Property Plus Series #P7FJ5 is the sole member of P7FJ5 Georgia. Since the assignment, P7FJ5 Georgia has incurred purchase expenses in the amount of $7,985 covering title fees, inspection fees, agent fees, interests, property transfer tax, notarization fees, and recording fees. The Managing Member made an intercompany loan to P7FJ5 Georgia in the amount of $227,985. These funds were used for acquisition of the property and expenses related to that purchase. The intercompany loan accrues interest on the unpaid principal at a rate of 9.0% per annum, calculated semi-annually, beginning September 1, 2022, and is to be repaid in full by August 31, 2023. FTWDS Georgia may prepay the loan but will be obligated to pay at least 3.0% in interest payments on the principal, which would be paid out of revenues generated by the property and not out of proceeds of the offering.
(2)	Offering expenses, other than brokerage commissions, include the following: (i) $25,000 in fees payable to Dalmore, (ii) $1,600 in audit fees, (iii) $33,000 in legal fees, (iv) $13,000 in Edgarization fees and (v) $12,000 in blue sky filing fees. The company notes that this total amount equals $84,600. The company intends for Series #P7FJ5 to be responsible for only up to $15,550 of offering expenses, with the Managing Member responsible for the remainder, without reimbursement by Series #P7FJ5.
(3)	Represents a fee payable to the Asset Manager in connection with the search and negotiation of the property purchase as set forth in the Certificate of Designations for the Series (the “Sourcing Fee”).

Assuming a maximum raise of $265,000 and after deducting the estimated offering expenses of $15,550, the net proceeds of this Series #P7FJ5 Interests offering would be approximately $249,450. The company intends to use the remaining $249,450 as follows, in order of priority:

●	Repayment of the intercompany loan ($227,985)

●	Brokerage commissions ($2,650)

●	Sourcing Fee ($7,950)

●	Capital Improvements ($5,000)

●	Operating Reserve ($5,865)

In the event the proceeds from this Offering are insufficient to repay the intercompany loan, pay brokerage commissions, or fund the Sourcing Fee, the Managing Member, Ark7 intends to be responsible for the remainder, without reimbursement by Series #P7FJ5.

However, in the event that the company does not raise the maximum offering amount, the Series will not be able to fund the operating reserve or fund the planned renovations. Without an operating reserve or funds for planned renovations, the company may not have cash available on hand to make required repairs or renovations. This could negatively impact our ability to lease the property, thereby harming the financial position of the Series.

The company reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

For further discussion, see the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Plan of Operations.”

In addition, no payments will be used to pay directors. In the company’s sole discretion, management fees may be incurred.

Series #SOV9W

Assuming a maximum raise of $260,000 and after deducting the estimated offering expenses of $13,875 in fees to Dalmore, auditor fees, legal fees, Edgarization fees and blue-sky filing fees, the net proceeds of this Series #SOV9W Interests offering would be approximately $245,000 The table below sets forth the uses of proceeds of the company’s Series #SOV9W Interests.

Uses	Amount Funded from the Offering	Percent of Gross Proceeds
Brokerage Commissions	$2,600	1.0%
Purchase Price of Property (1)	$205,000	78%
Property Purchase Expenses (1)	$12,049	5.0%
Offering Expenses (2)	$13,875	5.0%
Sourcing Fee (3)	$7,800	3.0%
Property Improvements/Capital Expenditures	$4,390	2.0%
Operating Reserve	$14,287	5.0%
Total Proceeds	$260,000	100.00%

(1)	Series #SOV9W acquired the property from a third-party seller on August 7, 2023, for $205,000 also incurring purchase expenses in the amount of $12,049 covering title fees, inspection fees, agent fees, interests, property transfer tax, notarization fees, and recording fees. The Managing Member made an intercompany loan to Series #SOV9W in the amount of $217,049. These funds were used for acquisition of the property and expenses related to that purchase. The intercompany loan accrues interest on the unpaid principal at a rate of 9.0% per annum, calculated semi-annually, beginning August 1, 2023, and is to be repaid in full by July 31, 2024. Series #SOV9W may prepay the loan but will be obligated to pay at least 3.0% in interest payments on the principal, which would be paid out of revenues generated by the property and not out of proceeds of the offering.
(2)	Offering expenses, other than brokerage commissions, include the following: (i) $25,000 in fees payable to Dalmore, (ii) $1,600 in audit fees, (iii) $33,000 in legal fees, (iv) $13,000 in Edgarization fees and (v) $12,000 in blue sky filing fees. The company notes that this total amount equals $72,600. The company intends for Series #SOV9W to be responsible for only up to $13,875 of offering expenses, with the Managing Member responsible for the remainder, without reimbursement by Series #SOV9W.
(3)	Represents a fee payable to the Asset Manager in connection with the search and negotiation of the property purchase as set forth in the Certificate of Designations for the Series (the “Sourcing Fee”).

Assuming a maximum raise of $260,000 and after deducting the estimated offering expenses of $13,875 the net proceeds of this Series #SOV9W Interests offering would be approximately $246,125. The company intends to use the remaining $246,125 as follows, in order of priority:

●	Repayment of the intercompany loan ($217,049)

●	Brokerage commissions ($2,600)

●	Sourcing Fee ($7,800)

●	Capital Improvements ($4,390)

●	Operating Reserve ($14,286)

In the event the proceeds from this Offering are insufficient to repay the intercompany loan, pay brokerage commissions, or fund the Sourcing Fee, the Managing Member, Ark7 intends to be responsible for the remainder, without reimbursement by Series #SOV9W.

However, in the event that the company does not raise the maximum offering amount, the Series will not be able to fund the operating reserve or fund the planned renovations. Without an operating reserve or funds for planned renovations, the company may not have cash available on hand to make required repairs or renovations. This could negatively impact our ability to lease the property, thereby harming the financial position of the Series.

The company reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

For further discussion, see the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Plan of Operations.”

In addition, no payments will be used to pay directors. In the company’s sole discretion, management fees may be incurred.

Series #QGXF0

Assuming a maximum raise of $410,000 and after deducting the estimated offering expenses of $18,300 in fees to Dalmore, auditor fees, legal fees, Edgarization fees and blue-sky filing fees, the net proceeds of this Series #QGXF0 Interests offering would be approximately $390,000 The table below sets forth the uses of proceeds of the company’s Series #QGXF0 Interests.

Uses	Amount Funded from the Offering	Percent of Gross Proceeds
Brokerage Commissions	$4,100	1.0%
Purchase Price of Property (1)	$325,000	79%
Property Purchase Expenses (1)	$19,051	5.0%
Offering Expenses (2)	$18,300	5.0%
Sourcing Fee (3)	$12,300	3.0%
Property Improvements/Capital Expenditures	$30,000	7.0%
Operating Reserve	$1,249	0.0%
Total Proceeds	$410,000	100.00%

(1)	Series #QGXF0 acquired the property from a third-party seller on August 7, 2023, for $325,000 also incurring purchase expenses in the amount of $19,051 covering title fees, inspection fees, agent fees, interests, property transfer tax, notarization fees, and recording fees. The Managing Member made an intercompany loan to Series #QGXF0 in the amount of $344,051. These funds were used for acquisition of the property and expenses related to that purchase. The intercompany loan accrues interest on the unpaid principal at a rate of 9.0% per annum, calculated semi-annually, beginning August 1, 2023, and is to be repaid in full by July 31, 2024. Series #QGXF0 may prepay the loan but will be obligated to pay at least 3.0% in interest payments on the principal, which would be paid out of revenues generated by the property and not out of proceeds of the offering.
(2)	Offering expenses, other than brokerage commissions, include the following: (i) $25,000 in fees payable to Dalmore, (ii) $1,600 in audit fees, (iii) $33,000 in legal fees, (iv) $13,000 in Edgarization fees and (v) $12,000 in blue sky filing fees. The company notes that this total amount equals $72,600. The company intends for Series #QGXF0 to be responsible for only up to $18,300 of offering expenses, with the Managing Member responsible for the remainder, without reimbursement by Series #QGXF0.
(3)	Represents a fee payable to the Asset Manager in connection with the search and negotiation of the property purchase as set forth in the Certificate of Designations for the Series (the “Sourcing Fee”).

Assuming a maximum raise of $410,000 and after deducting the estimated offering expenses of $18,300 the net proceeds of this Series #QGXF0 Interests offering would be approximately $391,700. The company intends to use the remaining $391,700 as follows, in order of priority:

●	Repayment of the intercompany loan ($344,051)

●	Brokerage commissions ($4,100)

●	Sourcing Fee ($12,300)

●	Capital Improvements ($30,000)

●	Operating Reserve ($1,249)

In the event the proceeds from this Offering are insufficient to repay the intercompany loan, pay brokerage commissions, or fund the Sourcing Fee, the Managing Member, Ark7 intends to be responsible for the remainder, without reimbursement by Series #QGXF0.

However, in the event that the company does not raise the maximum offering amount, the Series will not be able to fund the operating reserve or fund the planned renovations. Without an operating reserve or funds for planned renovations, the company may not have cash available on hand to make required repairs or renovations. This could negatively impact our ability to lease the property, thereby harming the financial position of the Series.

The company reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

For further discussion, see the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Plan of Operations.”

In addition, no payments will be used to pay directors. In the company’s sole discretion, management fees may be incurred.

THE COMPANY’S BUSINESS

Overview

Ark7 Properties Plus LLC (“Ark7 Properties”) was incorporated in the State of Delaware on March 17, 2022. Ark7 Properties is an investment vehicle which intends to enable investors to own fractional ownership of single-family home properties. This lowers the cost-of-entry and minimizes the time commitment for real estate investing. An investment in the company entitles the investor to the potential economic benefits normally associated with direct property ownership, while requiring no investor involvement in asset or property management.

The company intends to establish separate Series for the holding of single-family home properties to be acquired by the company. Notably, the debts, liabilities and obligations incurred, contracted for or otherwise existing with respect to a particular Series of the company will be enforceable against the assets of the applicable Series only, and not against the assets of the company.

Ark7 Properties is a wholly owned subsidiary of Ark7. As discussed further in the Series Limited Liability Company Agreement of Ark7 Properties dated March 17, 2022 (the “Operating Agreement”), Ark7 is the Managing Member of Ark7 Properties. Ark7 was incorporated in the State of Delaware on June 26, 2018. Ark7 is a real estate investment platform that allows individual investors to have direct access to quality real estate investment opportunities and invest in the units of each property. Ark7 will manage all Underlying Assets related to the various Series including the sales of property, rentals of the property, maintenance and insurance. Ark7 also manages an affiliated entity, Ark7 Properties LLC, which has conducted offerings of securities that are limited to accredited investors only involving offerings under Rule 506(c) of Regulation D. As of the date of this offering circular, no series of Ark7 Properties LLC have been liquidated.

Intended Business Process

Generally, the company and Ark7 intends to arrange for the purchase of a specific residential property either directly by the Series or by Ark7, as described below:

If Ark7 or one of its subsidiaries purchased the property directly, then, after the relevant Series has obtained sufficient financing, Ark7 would sell the property to that Series for an amount equal to the original purchase price (including closing costs) plus holding costs, renovation costs and furnishing expenses incurred by Ark7 prior to the sale to the Series as well as the applicable Sourcing Fee specified in the Series Designation for the relevant Series.

In cases where Ark7 identifies and intends to have the Series purchase that property directly from a third-party Seller, Ark7 will loan the series the amount required to purchase the property via an intercompany loan agreement. In addition, Ark7 may decide to finance a portion of the purchase price with mortgage or other third-party financing. In both instances, it is the intent of the company and Ark7 to enter into an intercompany loan agreement describing the repayment terms.

In some instances, the company may set a minimum offering amount for each Series such that the net proceeds would be sufficient to finance the purchase of the identified property, plus closing costs and expected repairs, renovations, or furnishings and less any purchase financing. If the purchase agreement for the property does not include a financing condition and the closing for the property occurs prior to sufficient minimum proceeds being received, Ark7 or an affiliate may provide a loan to the Series to finance all or part of the purchase price of the property that would be repaid with the proceeds of the offering.

Intercompany loans between Ark7 or an affiliate of Ark7, on the one hand, and a Series, on the other hand, would generally have the following terms:

●	Interest: Interest will accrue on amounts outstanding under the loan at an annual fixed rate, simple interest, and would be payable upon maturity or upon full prepayment of the loan. The interest rate is expected to be equal to 9.0% per annum, but in no event shall the interest rate be less than 3.0% per annum.

●	Security: The loan would be unsecured.

●	Default: Notwithstanding anything to the contrary in the agreement, if the borrower defaults in the performance of any obligation under the agreement, then the lender may declare the principal amount owing and interest due under the agreement at that time to be immediately due and payable.

●	No prepayment penalty.

Property Overview – Series #JTDXY

Timeline

●	On June 30, 2022, Ark7 Properties established Series #JTDXY for the purpose of acquiring the property located at 2300 Homestead Dr, Mesquite, TX 75181 (the “Homestead Property”) from a third-party seller.

●	Ark7, the company’s Managing Member and Series #JTDXY entered into an inter-company loan agreement on August 1, 2022, pursuant to which Ark7 loaned Series #JTDXY $356,203 for the purpose of purchasing the Homestead Property. Ark7 did not finance any of the funds it loaned to Series #JTDXY.

●	Series #JTDXY acquired the Homestead Property on August 26, 2022, from a third-party seller.

●	Series #JTDXY listed the Homestead Property for rental during Q4 2022.

The above information is preliminary and should not be considered indicative of future performance.

Property Summary

Address of Property	2300 Homestead Dr, Mesquite, TX 75181
Type of Property	Single Family Home
Property History	The Single-Family Home located at 2300 Homestead Dr, Mesquite, TX 75181, was not previously owner occupied.
Square Foot	2,323
Acreage	0.1654
Number of Units	N/A
Configuration	4 bedrooms and 2 bathrooms
Capital improvements intended to be made by Ark7	Capital improvements may include new appliances and cosmetic improvements as well as various punch list items throughout the property.
Total amount intended to be spent on capital improvements by Ark7	$50,000
Total spent by Ark7 on furnishings and other expenses to prepare the property for booking	$0.00
Debt on property	$356,203 due and payable to Ark7.
Property Listing	The property is managed as a single-family home rental and is listed on the following rental sites:
● Zillow
● Apartments.com
Sale of Property	In the event the company decides to sell the property, approval from the Series #JTDXY holders will not be sought.

Property History

The Single-Family Home located at 2300 Homestead Dr, Mesquite, TX 75181, was previously owner occupied. The Homestead Property was built in 1992. The Homestead Property expects to incur approximately $50,000 of costs related to certain improvement projects to the property.

Prior to the acquisition of the Homestead Property, the property was owner occupied.

Acquisition of the Homestead Property

Series #JTDXY completed the acquisition of the Homestead Property on August 26, 2022. The acquisition of the Homestead Property was funded via a cash payment in the amount of $338,000. The Homestead Property is being held by Series #JTDXY. See the “Use of Proceeds” section below for additional information regarding anticipated expenses and uses of offering proceeds.

Property Components & Capital Expenditures

The Homestead Property was inspected by a licensed professional, and the inspection report indicated that the major property components are inacceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost, a capital expenditure, for this property will total approximately $50,000. These renovations may include new appliances and cosmetic improvements as well as various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Series #JTDXY.

Property Manager

The Managing Member appointed the Asset Manager to manage the Homestead Property. Ark7 has entered into an Asset Management Agreement with the Asset Manager. Pursuant to the terms of the Asset Management Agreement, the Series will pay the Asset Manager an annual fee (in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement) for managing the Homestead Property.

Property Operations and Hold Period

The Homestead Property was previously owner occupied. The Managing Member intends to list the property for rent at a rate of $3,000 per month, or $36,000 per year, which is consistent with other single-family homes in the same area of Mesquite, Texas.

The Managing Member anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $500 per month. This estimate is based on the Managing Members due diligence calculations and does not include the $25,000 that the company anticipates will be needed for final renovations and will be deemed a capital expenditure. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Homestead Property for 10 years during which time, we will operate the Homestead Property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined in the Operating Agreement) to Series #JTDXY interest holders. The determination as to when the Homestead Property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The Managing Member may determine that it is in the best interests of shareholders to sell the Homestead Property earlier than 10 years or to hold the property for more than 10 years.

Market Overview and Outlook: Mesquite, TX

According to various third parties, including: (i) Redfin reports, (ii) Zillow’s reports, (iii) the realtor.com®’s report on Mesquite, Dallas County, TX Real Estate Market, (iv) Rocket Homes’ August 2022 Mesquite Housing Market Report, and (v) Zumper’s Average Rent in Mesquite, TX and Cost Information, the housing market in Mesquite, Texas has demonstrated a strong increase over the past decade and a continuous growth this year. Favorable factors in the Mesquite, Texas housing market that the company reviewed and evaluated included the following:

●	The median single-family home sale price in Mesquite has witnessed a total appreciation of 92.31% in the last 5 years between July 2017 and July 2022.

●	In July 2022, the median home sale price in Mesquite was up 18.2% compared to last year, listing for a median price of $285,600, and selling for a median price of $289,550.

●	Since July 2021, Mesquite has remained a seller’s market, which means that there are more people looking to buy than there are homes available. In July 2022, 53.40% homes were sold over listing price.

●	According to the U.S. Census, as a suburban city located east of the city of Dallas, Texas, Mesquite has a population of 150,108 in April 2020, increasing by approximately 7.35% in the past 10 years between April 2010 and April 2020.

●	According to the U.S. Bureau of Labor Statistics, Dallas-Fort Worth-Arlington area (including Mesquite)’s total nonfarm employment jumped 7.2% between July 2021 and July 2022. According to the City of Mesquite, Mesquite has a labor force of 75,920 people, with an unemployment rate of 4.7%.

●	In August 2022, there were 456 homes listed for sale in Mesquite, which was increased by 3.4% compared to the number of listings in July 2022.

●	On average, homes in Mesquite sell after 16 days on the market compared to 15 days last year. There were 146 homes sold in July 2022, up from 141 last year.

●	In August 2022, the average rent for a 2-bedroom apartment in Mesquite was $1,511, a 32.20% increase compared to August 2021.

●	In August 2022, the average rent for a 3-bedroom apartment in Mesquite was $1,998, a 4.99% increase compared to August 2021.

●	In August 2022, the average rent for a 4-bedroom apartment in Mesquite was $2,217, a 1.51% decrease compared to August 2021.

Property Overview – Series #P7FJ5

Timeline

●	On August 15, 2022, Ark7 Properties established the following: (i) Series #P7FJ5 and (ii) P7FJ5 Georgia for the purpose of acquiring the property located at 1541 Iris Walk, Jonesboro, GA 30238 (the “1541 Iris Property”) from a third-party seller.

●	Ark7, the company’s Managing Member and P7FJ5 Georgia entered into an inter-company loan agreement on September 1, 2022, pursuant to which Ark7 loaned P7FJ5 Georgia $227,985 for the purpose of purchasing the 1541 Iris Property. Ark7 did not finance any of the funds it loaned to P7FJ5 Georgia.

●	Ark 7 acquired the 1541 Iris Property on September 22, 2022, from a third-party seller. On September 22, 2022 Ark7 assigned the 1541 Iris Property to P7FJ5 Georgia.

●	Series #P7FJ5 listed the 1541 Iris Property for rental during September 2022.

The above information is preliminary and should not be considered indicative of future performance.

Property Summary

Address of Property	1541 Iris Walk, Jonesboro, GA 30238
Type of Property	Townhouse
Property History	The Townhouse located at 1541 Iris Walk, Jonesboro, GA 30238, was previously owner occupied.
Square Foot	1,454
Acreage	180 Square Feet
Number of Units	N/A
Configuration	3 bedrooms and 2.5 bathrooms
Capital improvements intended to be made by Ark7	Capital improvements may include new appliances and cosmetic improvements as well as various punch list items throughout the property.
Total amount intended to be spent on capital improvements by Ark7	$5,000
Total spent by Ark7 on furnishings and other expenses to prepare the property for booking	$0.00
Debt on property	$227,985 due and payable to Ark7.
Property Listing	The property is managed as a single-family home rental and is listed on the following rental sites:
● Zillow
● Apartments.com
Sale of Property	In the event the company decides to sell the property, approval from the Series #P7FJ5 holders will not be sought.

Property History

The Town home located at 1541 Iris Walk, Jonesboro, GA 30238, was previously owner occupied. The 1541 Iris Property was built in 2019. The 1541 Iris Property expects to incur approximately $5,000 of costs related to certain improvement projects to the property.

Prior to the acquisition of the 1541 Iris Property, the property was owner occupied and was not operated as a rental income property.

Acquisition of the 1541 Iris Property

Ark7 acquired the property from a third-party seller on September 22, 2022, for $220,000. Ark7 assigned the property to P7FJ5 Georgia on September 22, 2022. Ark7 Property Plus Series #P7FJ5 is the sole member of P7FJ5 Georgia.

The acquisition of the 1541 Iris Property was funded via a cash payment in the amount of $220,000. The 1541 Iris Property is being held by P7FJ5 Georgia. See the “Use of Proceeds” section below for additional information regarding anticipated expenses and uses of offering proceeds.

Property Components & Capital Expenditures

The 1541 Iris Property was inspected by a licensed professional, and the inspection report indicated that the major property components are inacceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost, a capital expenditure, for this property will total approximately $5,000. These renovations may include new appliances and cosmetic improvements as well as various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Series #P7FJ5.

Property Manager

The Managing Member appointed the Asset Manager to manage the 1541 Iris Property. Ark7 has entered into an Asset Management Agreement with the Asset Manager. Pursuant to the terms of the Asset Management Agreement, the Series will pay the Asset Manager an annual fee (in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement) for managing the 1541 Iris Property.

Property Operations and Hold Period

The 1541 Iris Property was previously owner occupied and had no prior rental history. The Managing Member intends to list the property for rent at a rate of $1,550 per month, or $18,600 per year, which is consistent with other single-family homes in the same area of Jonesboro, GA.

The Managing Member anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $500 per month. This estimate is based on the Managing Members due diligence calculations and does not include the $5,000 that the company anticipates will be needed for final renovations and will be deemed a capital expenditure. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the 1541 Iris Property for 10 years during which time, we will operate the 1541 Iris Property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined in the Operating Agreement) to Series #P7FJ5 interest holders. The determination as to when the 1541 Iris Property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The Managing Member may determine that it is in the best interests of shareholders to sell the 1541 Iris Property earlier than 10 years or to hold the property for more than 10 years.

Market Overview and Outlook: Jonesboro, Georgia

According to various third parties, including: (i) Redfin reports, (ii) Zillow’s reports, (iii) the realtor.com®’s report on Jonesboro, GA Real Estate Market, (iv) Rocket Homes’ October 2022 Housing Market Report, and (v) Zumper’s Average Rent in Jonesboro, GA and Cost Information, the housing market in Jonesboro, GA has demonstrated a strong increase over the past decade and a continuous growth this year. Favorable factors in Jonesboro, GA housing market that the company reviewed and evaluated included the following:

●	In October 2022, the median home sale price in Jonesboro was up 13.3% compared to last year, selling for a median price of approximately $173,000. Home appreciation in the last 10 years has been 18.3%.

●	Since October 2021, Jonesboro has remained a seller’s market, which means that there are more people looking to buy than there are homes available. In October 2022, 50% of homes were sold over the listing price.

●	According to the latest U.S. Census, Jonesboro had a population of 4,137.

●	According to the U.S. Bureau of Labor Statistics, Atlanta’s total nonfarm employment jumped 5% between October 2021 and October 2022. According to the City of Jonesboro, as of September 2022, Atlanta has a labor force of 3,205 people, with an unemployment rate of 2.5%.

●	In October 2022, there were 18 homes listed for sale in Jonesboro, which increased by 80% compared to the number of listings in September 2022.

●	In October 2022, on average, homes in Jonesboro sell after 6 days on the market compared to 10 days last year.

●	In October 2022, the average rent for a 3-bedroom apartment in Jonesboro was $1,718, a 1.34% increase compared to October 2021.

Property Overview – Series #SOV9W

Timeline

●	On August 10, 2023, Ark7 Properties established Series #SOV9W for the purpose of acquiring the property located at 2113 W Gladys Ave, Unit 3S, Chicago, IL 60612 (the “Gladys Property”) from a third-party seller.

●	Ark7, the company’s Managing Member and Series #SOV9W entered into an inter-company loan agreement on August 1, 2023, pursuant to which Ark7 loaned Series #SOV9W $217,049 for the purpose of purchasing the Gladys Property. Ark7 did not finance any of the funds it loaned to Series #SOV9W.

●	Series #SOV9W acquired the Gladys Property on August 7, 2023, from a third-party seller.

●	Series #SOV9W intends to list the Gladys Property for rental during Q4 2023.

The above information is preliminary and should not be considered indicative of future performance.

Property Summary

Address of Property	2113 W Gladys Ave, Unit 3S, Chicago, IL 60612
Type of Property	Condominium
Property History	The Condominium located at 2113 W Gladys Ave, Unit 3S, Chicago, IL 60612 was previously owner occupied.
Square Foot	900 square feet
Acreage	N/A
Number of Units	N/A
Configuration	1 bedroom and 1 bathroom.
Condominium Fees	No condominium fees.
Capital improvements intended to be made by Ark7	Capital improvements may include new appliances and cosmetic improvements as well as various punch list items throughout the property.
Total amount intended to be spent on capital improvements by Ark7	$4,390
Total spent by Ark7 on furnishings and other expenses to prepare the property for booking	$0.00
Debt on property	$217,049 due and payable to Ark7.
Property Listing	The property is managed as a condominium rental and is listed on the following rental sites:
● Zillow
● Apartments.com
Sale of Property	In the event the company decides to sell the property, approval from the Series #SOV9W holders will not be sought.

Property History

The condominium located at 2113 W Gladys Ave, Unit 3S, Chicago, IL 60612 was previously owner occupied. The Cadys Property was built in 2006. The Cadys Property expects to incur approximately $4,390 of costs related to certain improvement projects to the property.

Prior to the acquisition of the Cadys Property, the property was owner occupied and was not operated as a rental income property.

Acquisition of the Cadys Property

Series #SOV9W completed the acquisition of the Cadys Property on August 7, 2023. The acquisition of the Cadys Property was funded via a cash payment in the amount of 205,000. The Cadys Property is being held by Series #SOV9W. See the “Use of Proceeds” section below for additional information regarding anticipated expenses and uses of offering proceeds.

Property Components & Capital Expenditures

The Cadys Property was inspected by a licensed professional, and the inspection report indicated that the major property components are inacceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost, a capital expenditure, for this property will total approximately $2,600. These renovations may include new appliances and cosmetic improvements as well as various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Series #SOV9W.

Property Manager

The Managing Member appointed the Asset Manager to manage the Cadys Property. Ark7 has entered into an Asset Management Agreement with the Asset Manager. Pursuant to the terms of the Asset Management Agreement, the Series will pay the Asset Manager an annual fee (in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement) for managing the Cadence Property.

Property Operations and Hold Period

The Cadys Property was previously owner occupied. The Managing Member intends to list the property for rent at a rate of $2,200 per month, or $26,400 per year, which is consistent with other single-family homes in the same area of Chicago, IL.

The Managing Member anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $500 per month. This estimate is based on the Managing Members due diligence calculations and does not include the $2,600 that the company anticipates will be needed for final renovations and will be deemed a capital expenditure. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Cadys Property for 10 years during which time, we will operate the Cadys Property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined in the Operating Agreement) to Series #SOV9W interest holders. The determination as to when the Cadys Property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The Managing Member may determine that it is in the best interests of shareholders to sell the Cadys Property earlier than 10 years or to hold the property for more than 10 years.

Market Overview

According to various third parties, including: (i) Redfin reports, (ii) Zillow’s reports, (iii) the realtor.com®’s report on Chicago, IL 60612 Real Estate Market, (iv) Rocket Homes’ July 2023 Housing Market Report, and (v) Zumper’s Average Rent in Chicago, IL 60612 and Cost Information, the housing market in Chicago, IL 60612 has shown significant trends and growth indicators in recent times. Key aspects of the Chicago, IL 60612 housing market that have been reviewed and evaluated include:

●	In July 2023, the median home sale price in Chicago, IL 60612 experienced a notable increase of 9.3% compared to the previous year, leading to a median price of approximately $215,000. Over the past decade, the housing market has witnessed a solid appreciation rate of 18.3%.

●	The Chicago, IL 60612 area has consistently favored sellers since July 2022, indicating robust demand and limited supply. Impressively, 48% of homes were sold above their listing prices in July 2023.

●	Based on data sourced from the most recent U.S. Census, the population of Chicago, IL 60612 stood at 40,000.

●	Employment data from the U.S. Bureau of Labor Statistics indicates a 3.5% rise in total nonfarm employment in Chicago between July 2022 and July 2023. The city’s labor force comprised 2,750,000 individuals, accompanied by an unemployment rate of 3.2% as of June 2023.

●	The number of homes listed for sale in Chicago, IL 60612 grew by 14% in July 2023, with 310 homes listed.

●	Homes in the Chicago, IL 60612 area displayed swift market movement, with an average of 10 days on the market in July 2023, compared to 14 days the previous year.

●	As of July 2023, the average rent for a 1-bedroom condo in Chicago, IL 60612 reached $1,600, signifying a 4.5% increase compared to July 2022.

In conclusion, the 1-bedroom, 1-bathroom condo at 2113 W Gladys Ave, Unit 3S, Chicago, IL 60612 is situated within a housing market that has exhibited substantial growth, as evidenced by rising median home sale prices, consistent seller’s market conditions, rapid property turnover, and an upward trajectory in rental rates. These encouraging trends offer valuable context for understanding the property’s positioning within the dynamic Chicago, IL 60612 real estate landscape as of July 2023, as per the Rocket Homes’ Housing Market Report.

Property Overview – Series #QGXF0

Timeline

●	On August 10, 2023, Ark7 Properties established Series #QGXF0 for the purpose of acquiring the property located at 704 S Lincoln Ave, Urbana, IL 61801(the “Lincoln Ave Property”) from a third-party seller.

●	Ark7, the company’s Managing Member and Series #QGXF0 entered into an inter-company loan agreement on August 1, 2023, pursuant to which Ark7 loaned Series #QGXF0 $542,610 for the purpose of purchasing the Lincoln Ave Property. Ark7 did not finance any of the funds it loaned to Series #QGXF0.

●	Series #QGXF0 acquired the Lincoln Ave Property on August 23, 2023, from a third-party seller.

●	Series #QGXF0 intends to list the Lincoln Ave Property for rental during Q4 2023.

The above information is preliminary and should not be considered indicative of future performance.

Property Summary

Address of Property	704 S Lincoln Ave, Urbana, IL 61801
Type of Property	Single Family Home
Property History	The Single-Family Home located at 704 S Lincoln Ave, Urbana, IL 61801 was not previously owner occupied.
Square Foot	2,385 square feet
Acreage	6,000 square feet
Number of Units	N/A
Configuration	7 bedrooms and 3 bathrooms.
Capital improvements intended to be made by Ark7	Capital improvements may include new appliances and cosmetic improvements as well as various punch list items throughout the property.
Total amount intended to be spent on capital improvements by Ark7	$30,000
Total spent by Ark7 on furnishings and other expenses to prepare the property for booking	$0.00
Debt on property	$344,051 due and payable to Ark7.
Property Listing	The property is managed as a single-family home rental and is listed on the following rental sites:
● Zillow
● Apartments.com
Sale of Property	In the event the company decides to sell the property, approval from the Series #QGXF0 holders will not be sought.

Property History

The single family home located at 704 S Lincoln Ave, Urbana, IL 61801 was previously owner occupied. The Lincoln Ave Property was built in 1933. The Lincoln Ave Property expects to incur approximately $30,000 of costs related to certain improvement projects to the property.

Prior to the acquisition of the Lincoln Ave Property, the property was owner occupied and was not operated as a rental income property.

Acquisition of the Lincoln Ave Property

Series #QGXF0 completed the acquisition of the Lincoln Ave Property on August 23, 2023. The acquisition of the Lincoln Ave Property was funded via a cash payment in the amount of 325,000. The Lincoln Ave Property is being held by Series #QGXF0. See the “Use of Proceeds” section below for additional information regarding anticipated expenses and uses of offering proceeds.

Property Components & Capital Expenditures

The Lincoln Ave Property was inspected by a licensed professional, and the inspection report indicated that the major property components are inacceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost, a capital expenditure, for this property will total approximately $30,000. These renovations may include new appliances and cosmetic improvements as well as various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Series #QGXF0.

Property Manager

The Managing Member appointed the Asset Manager to manage the Lincoln Ave Property. Ark7 has entered into an Asset Management Agreement with the Asset Manager. Pursuant to the terms of the Asset Management Agreement, the Series will pay the Asset Manager an annual fee (in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement) for managing the Lincoln Ave Property.

Property Operations and Hold Period

The Lincoln Ave Property was previously owner occupied. The Managing Member intends to list the property for rent at a rate of $3,500 per month, or $42,000 per year, which is consistent with other single-family homes in the same area of Chicago, IL.

The Managing Member anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $500 per month. This estimate is based on the Managing Members due diligence calculations and does not include the $30,000 that the company anticipates will be needed for final renovations and will be deemed a capital expenditure. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Lincoln Ave Property for 10 years during which time, we will operate the Lincoln Ave Property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined in the Operating Agreement) to Series #QGXF0 interest holders. The determination as to when the Lincoln Ave Property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The Managing Member may determine that it is in the best interests of shareholders to sell the Lincoln Ave Property earlier than 10 years or to hold the property for more than 10 years.

Market Overview

According to various third parties, including: (i) Redfin reports, (ii) Zillow’s reports, (iii) the realtor.com®’s report on Urbana, IL 61801 Real Estate Market, (iv) Rocket Homes’ July 2023 Housing Market Report, and (v) Zumper’s Average Rent in Urbana, IL 61801 and Cost Information, the housing market in Urbana, IL 61801 has shown significant trends and growth indicators in recent times. Key aspects of the Urbana, IL 61801 housing market that have been reviewed and evaluated include:

●	In July 2023, the median home sale price in Urbana, IL 61801 experienced a notable increase of 8.2% compared to the previous year, leading to a median price of approximately $165,000. Over the past decade, the housing market has witnessed a solid appreciation rate of 17.6%.

●	The Urbana, IL 61801 area has consistently favored sellers since July 2022, indicating robust demand and limited supply. Impressively, 49% of homes were sold above their listing prices in July 2023.

●	Based on data sourced from the most recent U.S. Census, the population of Urbana, IL 61801 stood at 45,000.

●	Employment data from the U.S. Bureau of Labor Statistics indicates a 3.2% rise in total nonfarm employment in Urbana between July 2022 and July 2023. The city’s labor force comprised 60,000 individuals, accompanied by an unemployment rate of 3.8% as of June 2023.

●	The number of homes listed for sale in Urbana, IL 61801 grew by 12% in July 2023, with 240 homes listed.

●	Homes in the Urbana, IL 61801 area displayed swift market movement, with an average of 9 days on the market in July 2023, compared to 13 days the previous year.

●	As of July 2023, the average rent for a 7-bedroom single-family home in Urbana, IL 61801 reached $2,700, signifying a 4.1% increase compared to July 2022.

In conclusion, the single-family home property at 704 S Lincoln Ave, Urbana, IL 61801 is situated within a housing market that we believe has exhibited substantial growth, as evidenced by rising median home sale prices, consistent seller’s market conditions, rapid property turnover, and an upward trajectory in rental rates. These encouraging trends offer valuable context for understanding the property’s positioning within the dynamic Urbana, IL 61801 real estate landscape as of July 2023.

The Ark7 Platform

Ark7 Inc., the Managing Member, owns and operates a web-based and app-based investment platform. Through the use of such platform, investors can browse and screen the investments offered by each of the series in this Regulation A Offering and sign legal documents to purchase Series Interests electronically.

In addition, on the web-based and app-based investment platform, Ark7 Properties LLC, an affiliate of the company also managed by Ark7 Inc., has Regulation D offerings open and available for certain investors.

The platform provides the following information for each Series offered in this Regulation A Offering:

●	address of property,

●	type of property,

●	property history,

●	square footage of property,

●	acreage,

●	number of units (if applicable),

●	configuration,

●	capital improvements made or intended to be made,

●	total amount to be spent on capital improvements,

●	total amount spent on furnishings and other expenses to prepare the property for booking,

●	debt on the property,

●	property listing information,

●	local market information from sources that the company believes to be reliable third-party providers of local market information,

●	minimum and maximum holding periods and

●	sale information relating to the property, when applicable.

Asset Management Agreement with Ark7 Inc.

Ark7 will serve as the Asset Manager responsible for managing each Series’ Underlying Asset (the “Asset Manager”) as described in each asset management agreement that is entered into between Ark7 Inc. and the applicable Series.

●	Ark7 and Ark7 Properties Plus LLC – Series #WGI3Z entered into such agreement on April 15, 2022 (the “Asset Management Agreement - Series #WGI3Z”). This Asset Management Agreement is filed as an Exhibit to this Offering Circular.

●	Ark7 and Ark7 Properties Plus LLC – Series #OXYT6 entered into such agreement on July 1, 2022 (the “Asset Management Agreement - Series #OXYT6”). This Asset Management Agreement is filed as an Exhibit to this Offering Circular.

●	Ark7 and Ark7 Properties Plus LLC – Series #ZIE3T entered into such agreement on August 1, 2022 (the “Asset Management Agreement - Series #ZIE3T”). This Asset Management Agreement is filed as an Exhibit to this Offering Circular.

●	Ark7 and Ark7 Properties Plus LLC – Series #JTDXY entered into such agreement on August 1, 2022 (the “Asset Management Agreement - Series #JTDXY”). This Asset Management Agreement is filed as an Exhibit to this Offering Circular.

●	Ark7 and FTWDS Georgia entered into such agreement on September 10, 2022 (the “Asset Management Agreement – FTWDS Georgia”). This Asset Management Agreement is filed as an Exhibit to this Offering Circular.

●	Ark7 and P7FJ5 Georgia entered into such agreement on September 10, 2022 (the “Asset Management Agreement – P7FJ5 Georgia”). This Asset Management Agreement is filed as an Exhibit to this Offering Circular.

●	Ark7 and Ark7 Properties Plus LLC – Series #WRA7O entered into such agreement on October 1, 2022 (the “Asset Management Agreement – Series #WRA7O”). This Asset Management Agreement is filed as an Exhibit to this Offering Circular.

●	Ark7 and Ark7 Properties Plus LLC – Series #SOV9W entered into such agreement on August 1, 2023 (the “Asset Management Agreement – Series #SOV9W”). This Asset Management Agreement is filed as an Exhibit to this Offering Circular.

●	Ark7 and Ark7 Properties Plus LLC – Series #QGXF0 entered into such agreement on August 1, 2023 (the “Asset Management Agreement – Series #QGXF0”). This Asset Management Agreement is filed as an Exhibit to this Offering Circular.

The Asset Manager serves a distinct role from that of the Managing Member. In particular:

Authority: The Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance, and management of the applicable Underlying Asset for each Series Interest and may take any action that it deems necessary or desirable in connection with each Underlying Asset.

Delegation: The Asset Manager may delegate all or any of its duties. The Asset Manager shall not have the authority to sell, transfer, encumber or convey any Underlying Asset. The authority to sell, encumber or convey any Underlying Asset is the responsibility of the Managing Member. At this time, the Managing Member and the Asset Manager are the same entity, Ark7 Inc. In the future, we may determine it is in the best interest of the company for a third party to be designated as the Asset Manager.

Performance of Underlying Assets: The Asset Manager gives no warranty as to the performance or profitability of the Underlying Assets or as to the performance of any third party engaged by the Asset Manager hereunder.

Assignment: None of the Asset Management Agreements may be assigned by either party without the consent of the other party.

Compensation and Expenses

●	An annual asset management fee (the “Asset Management Fee”) to the Asset Manager in respect of each fiscal year, up to 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement for each Series Asset. The company notes that with regards to Series #WGI3Z, Series #OXYT6, Series #ZIE3T, Series #JTDXY, FTWDS Georgia, P7FJ5 Georgia, Series #WRA7O, Series #SOV9W and Series #QGXF0 the Asset Management Fee is 15%.

●	Any such amount will be paid at the same time as, and only if, a distribution is made from the applicable Series to its Members.

●	Each Series Interest will bear all expenses of the applicable Underlying Asset and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the applicable Series Interest together with a reasonable rate of interest.

Duration and Termination: Each Asset Management Agreement shall expire one year after the date on which the applicable Underlying Asset has been liquidated and the obligations connected Ark7 will serve as the Asset Manager responsible for managing each Series’ Underlying Asset (the “Asset Manager”).

Competition

As a stock-like real estate investing platform the company believes that its competitors include traditional real estate investment companies such as REITs, and crowdfunding platforms.

Plan of Operations

Over the course of the next twelve months, the company intends to focus on properties located in the United States. The company intends to acquire up to single family homes in real estate markets it deems to advantageous, with title to be held by separate series of the company. The number of properties to be acquired will depend upon availability of such properties and the company’s assessment of potential investor interest in additional offerings of its series interests.

The company chooses properties based on large-scale historical and marketing data and a variety of real-estate experiences from our team’s real-estate experts. Some factors we look to include:

●	Above local average market cap rate for single family homes.

●	Location: a zone where we believe there is room for appreciation.

●	Well-maintained structures to avoid future risks.

Employees

Ark7 Properties currently has 0 full-time employees and 0 part-time employees.

Ark7, as the Managing Member of the company and the Managing Member and Asset Manager of each of the Series Interests, currently has 10 full-time employees and 6 part-time employees. The employees work at the company’s San Francisco headquarters location as well as remotely.

Intellectual Property

Currently, the company does not own any intellectual property.

Regulation

The company believes it is in compliance with all necessary federal, state, and local regulations involved in the production, sale, and distribution of its product.

Litigation

The company is not a party to any current litigation.

THE COMPANY’S PROPERTY

On April 15, 2022, Ark7 Properties Plus LLC – Series #WGI3Z purchased an investment property located at 11679 W Madero Dr, Arizona City, AZ 85123 for $299,120. The property is a single-family residential property.

On July 19, 2022, Ark7 Properties Plus LLC – Series #OXYT6 purchased an investment property located at 2105 Silver Leaf Dr, Mesquite, TX 75181 for $360,000. The property is a single-family residential property.

On August 23, 2022, Ark7 Properties Plus LLC – Series #ZIE3T purchased an investment property located at 2507 Decoy Dr, Mesquite, TX 75181 for $342,000. The property is a single-family residential property.

On August 26, 2022, Ark7 Properties Plus LLC – Series #JTDXY purchased an investment property located at 2300 Homestead Dr, Mesquite, TX 75181for $338,000. The property is a single-family residential property.

On September 22, 2022, FTWDS Georgia purchased an investment property located at 1527 Iris Walk, Jonesboro, GA 30238 for $220,000. The property is a town home.

On September 22, 2022, P7FJ5 Georgia purchased an investment property located at 1541 Iris Walk, Jonesboro, GA 30238 for $220,000. The property is a town home.

On October 11, 2022, Series #WRA7O purchased an investment property located at 4263 Cadence Loop, Land O Lakes FL 34638 for $530,000. The property is a single-family residential property.

On August 7, 2023, Series #SOV9W purchased an investment property located at 2113 W Gladys Ave, Unit 3S, Chicago, IL 60612 for $205,000. The property is a condominium.

On August 23, 2023, Series #QGXF0 purchased an investment property located at 704 S Lincoln Ave, Urbana, IL 61801 for $325,000. The property is a single-family residential property.

As of the date of this Offering Circular, Ark7 Inc., the company’s Asset Manager and Managing Member, does not own any additional properties and does not intend to acquire additional properties for the acquisition of company or any future series of the company.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of the financial statements and financial condition of Ark7 Property Plus LLC and results of its operations together with: (i) its financial statements and related notes appearing at the end of this Offering Circular and (ii) the pro forma consolidated financial statements appearing at the end of this Offering Circular. This discussion contains forward-looking statements reflecting the company’s current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this Offering Circular.

Overview

Ark7 Property Plus LLC was formed on March 17, 2022 (“Inception”) in the State of Delaware. Ark7 Properties is an investment vehicle which intends to enable investors to own fractional ownership of a specific real estate property. This lowers the cost-of-entry and minimizes the time commitment for real estate investing. An investment in the company entitles the investor to the potential economic benefits normally associated with direct property ownership, while requiring no investor involvement in asset or property management.

Ark7 is the company’s Managing Member. As the company’s Managing Member, it will manage the company’s day-to-day operations. Ark7 is also the Managing Member of each Series and the Asset Manager of each Series and will manage each property that a Series acquires.

Emerging Growth Company

If the company becomes subject to the ongoing reporting requirements of the Exchange Act, we will qualify as an “emerging growth company” under the JOBS Act. As a result, we will be permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1.07 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our interests that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1.07 billion in non-convertible debt during the preceding three year period.

Operating Results –Fiscal Year Ended December 31, 2022 and from Inception

Revenues are generated at the series level. From Inception through December 31, 2022, the Series aggregated together generated $63,106 in revenues. These revenues were generated by rental income across each Series as set out below from acquisition to December 31, 2022:

Series	Gross Rental Income
#WGI3Z	$10,632
#0XYT6	$16,632
#ZIE3T	$11,660
#JTDXY	$9,900
#FTWDS	$5,120
#P7FJ5	$4,636
#WRA7O	$3,300

Over this same period, each series incurred expenses from operations of the series, as well as professional expenses related to undertaking the Series offering. Expenses from operations of the properties, such as utilities, repairs and maintenance, insurance, and property tax amounted to:

Series	Expenses Relating to Operating of the Property
#WGI3Z	$2,767
#0XYT6	$4,175
#ZIE3T	$1,945
#JTDXY	$2,216
#FTWDS	$1,653
#P7FJ5	$1,349
#WRA7O	$3,364

When including all expenses, such as legal and professional fees, general and administrative expenses, depreciation, and interest expense to Ark7, against revenues during this period, resulted in net income of the following:

Series	Net Income (Loss)
#WGI3Z	$(43,378)
#0XYT6	$(13,488)
#ZIE3T	$(6,562)
#JTDXY	$(12,839)
#FTWDS	$(6,624)
#P7FJ5	$(6,984)
#WRA7O	$(17,233)

Liquidity and Capital Resources

Each Series has allocated funds to establish property management reserves. These funds are designed to mitigate future financial uncertainties associated with property-related expenses, including maintenance, repairs, enhancements, or unanticipated costs. The aim is to maintain the properties in satisfactory condition, prevent financial strain, and preclude the necessity for immediate supplementary contributions from investors or owners due to substantial, unexpected expenses. As of December 31, 2022, the balance of the property management reserve by Series was:

Series	Cash and Property Management Reserve
#WGI3Z	$40,132
#0XYT6	$3,282
#ZIE3T	$2,180
#JTDXY	$2,601
#FTWDS	$3,090
#P7FJ5	$3,895
#WRA7O	$1,315

An additional $37,887 of cash is held by Ark7 Properties Plus that is not assigned to a specific series.

Mortgage Payables

Series #FTWDS

On September 1, 2022, the APPL - Series FTWDS executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APPL - Series FTWDS borrowed $228,015 at 9% interest with a maturity of August 31, 2023. The outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2022 was $178,015 and is included in debt, current on the accompanying balance sheet. The interest expense incurred in 2022 was $6,840.

Series #P7FJ5

On September 1, 2022, the APPL - Series P7FJ5 executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APPL - Series P7FJ5 borrowed $227,985 at 9% interest with a maturity of August 31, 2023. The outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2022 was $225,985 and is included in debt, current on the accompanying balance sheet. The interest expense incurred in 2022 was $6,840.

Series #WRA7O

On October 1, 2022, the APPL - Series WRA7O executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APPL - Series FTWDS borrowed $542,610 at 9% interest with a maturity of September 30, 2023. The outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2022 was $522,610 and is included in debt, current on the accompanying balance sheet. The interest expense incurred in 2022 was $12,209.

Series #JTDXY

On August 1, 2022, the APPL - Series JTDXY executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APPL - Series JTDXY borrowed $356,203 at 9% interest with a maturity of July 31, 2023. The outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2022 was$291,203 and is included in debt, current on the accompanying balance sheet. The interest expense incurred in 2022 was $13,358.

Series #ZIE3T

On August 1, 2022, the APPL - Series ZIE3T executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APPL - Series ZIE3T borrowed $360,205 at 9% interest with a maturity of July 31, 2023. The outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2022 was $$260,205 and is included in debt, current on the accompanying balance sheet. The interest expense incurred in 2022 was $13,508.

Series #0XYT6

On July 1, 2022, the APPL - Series 0XYT6 executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APPL - Series 0XYT6 borrowed $378,478 at 9% interest with a maturity of June 30, 2023. The outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2022 was$258,478 and is included in debt, current on the accompanying balance sheet. The interest expense incurred in 2022 was $17,032.

Series #WGI3Z

On April 5, 2022, the APPL – Series WGI3Z executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APPL – Series WGI3Z borrowed $299,120 at 9% interest with a maturity of April 4, 2023. The loan was paid off in 2022, and the outstanding balance of the Loan Payable – Down Payment Loan as of December 31, 2022 was $0. The interest expenses incurred in 2022 was $12,697.

Mortgage interest expenses for the period from March 17, 2022 (inception date) to December 31, 2022 was $82,484.

As of December 31, 2022, the total outstanding balance on the mortgage payable was $1,761,989. During 2023 $1,761,989 in mortgage payables will mature.

Series #SOV9W

On August 1, 2023, the APPL - Series SOV9W executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APPL - Series SOV9W borrowed $217,049 at 10% interest with a maturity of July 31, 2024.

Series #QGXF0

On August 1, 2023, the APPL - Series QGXF0 executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APPL - Series QGXF0 borrowed $344,051 at 10% interest with a maturity of July 31, 2024.

Trend Information

Our results of operations are affected by a variety of factors, including conditions in the financial markets and the economic and political environments, particularly in the United States. Global economic conditions, including political environments, financial market performance, interest rates, credit spreads or other conditions beyond our control are unpredictable and could negatively affect the value of the series properties, our ability to acquire and manage single family rentals and the success of our current and future offerings. In addition to the aforementioned macroeconomic trends, we believe the following factors will influence our future performance:

-	Recent increases in interest rates may have a negative effect on the demand for our offerings due to the attractiveness of alternative investments.

-	The continuing increase in prices in the United States housing market may result in difficulties in sourcing properties and meeting demand for our offerings.

-	Continued increases in remote work arrangements may lead to greater rental activity in our target markets.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

In accordance with the Operating Agreement and the Series Designation for each Series Ark7 Inc. is the initial member of each Series. Ark7 Inc. is also the Managing Member of Ark7 Properties. Finally, Ark7 is the Managing Member and Asset Manager of each Series.

ARK7 INC.
CEO and Co-Founder Yizhen Zhao	CTO and Co-Founder Yujian Weng		CCO and Co-Founder Ling Yang
ARK7 PROPERTIES PLUS LLC Managing Member: Ark7 Inc.
Ark7 Properties Plus LLC - Series #WGI3Z	Issuer	Managing Member	Asset Manager
	Ark7 Properties Plus LLC - Series #WGI3Z	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Plus LLC - Series #OXYT6	Issuer	Managing Member	Asset Manager
	Ark7 Properties Plus LLC - Series #OXYT6	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Plus LLC - Series #ZIE3T	Issuer	Managing Member	Asset Manager
	Ark7 Properties Plus LLC - Series #ZIE3T	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Plus LLC - Series #JTDXY	Issuer	Managing Member	Asset Manager
	Ark7 Properties Plus LLC - Series #JTDXY	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Plus LLC - Series #FTWDS	Issuer	Managing Member	Asset Manager
	Ark7 Properties Plus LLC - Series #FTWDS	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Plus LLC - Series #P7FJ5	Issuer	Managing Member	Asset Manager
	Ark7 Properties Plus LLC - Series #P7FJ5	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Plus LLC - Series #WRA7O	Issuer	Managing Member	Asset Manager
	Ark7 Properties Plus LLC - Series #WRA7O	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Plus LLC - Series #SOV9W	Issuer	Managing Member	Asset Manager
	Ark7 Properties Plus LLC - Series #SOV9W	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Plus LLC - Series #QGXF0	Issuer	Managing Member	Asset Manager
	Ark7 Properties Plus LLC - Series #QGXF0	Ark7 Inc.	Ark7 Inc.

Ark7 Properties is managed by its Managing Member, Ark7. Ark7 is operated by the following executives and directors all work for the company on a full-time basis.

Name (Board of Directors & Executive Officers)	Position	Age	Term of Office (If indefinite, give date appointed)	Full Time/Part Time
Yizhen Zhao	CEO	35	October 2018 - Present	Full Time
Yujian Weng	CTO	37	December 2020 - Present	Full Time
Ling Yang	CCO	31	December 2020 - Present	Full Time

Yizhen Zhao, CEO and Co-Founder

Yizhen Zhao is currently the co-founder and Chief Executive Officer of Ark7. He has served in this position since October 2018. Prior to that, he worked as Software Engineers/Architecture Leads at Uber from 2017 to 2019, LinkedIn from 2014 to 2017, Twitter from 2013 to 2014, and Google from 2010 to 2013. He studied Computer Science at Shanghai Jiaotong University from 2006 to 2010 and received multiple Champion rewards for participating in international computer programming contests.

Yujian Weng, CTO and Co-Founder

Yujian Weng is currently the co-founder and Chief Technology Officer of Ark7. He has served in this position since December 2020. Prior to that, he was Senior Director, Connected Vehicle Services at NIO from 2016 to 2019. In this position, he was responsible for lead design and development of NIO Connected Car Platform. Previously, he led an ads & content personalization team at Cheetah Mobile from 2015 to 2016, he was a software engineer at Yahoo! from 2010 to 2015.

Ling Yang, CCO and Co-Founder

Ling Yang is currently the co-founder and Chief Compliance Officer of Ark7. She has served in this position since December 2020. Prior to that, she was the senior attorney at King & Wood Mallesons LLP from 2017 to 2021. Ms. Yang has extensive experience representing Asian, US, and multinational investors and companies in their cross-border business activities. Previously, Ms. Yang worked at a well-known Los Angeles law firm and also served as a legal consultant in a listed company in China. Ms. Yang graduated from Indiana University Maurer School of Law.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

From March 17, 2022 (“Inception”) through December 31, 2022, the company did not compensate any director or executive officer for their services to Ark7 Properties. We do not currently have any employees, nor do we currently intend to hire any employees who will be compensated directly by our company.

Our Managing Member and Asset Manager will be compensated as follows:

Asset Management Fee

For services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Sourcing Fee

Pursuant to the Operating Agreement the Asset Manager, as consideration for assisting in the sourcing of the Underlying Asset of a Series, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% (of the maximum offering amount) Sourcing Fee.

Liquidation Fee

Subject to Section 7.3 and ARTICLE XI and any Interest Designation, any amounts available for distribution following the liquidation of a Series, net of any fees, costs and liabilities (as determined by the Managing Member in its sole discretion), shall be applied and distributed 100% to the Members (pro rata to their Interests and which, for the avoidance of doubt, may include the Managing Member and its Affiliates).

Free Cash Flow

Distributions will be paid out of Free Cash Flow. Free Cash Flow means any available cash for distribution generated from the net income received by a Series, as determined by the Managing Member to be in the nature of income as defined by U.S. GAAP, plus (i) any change in the net working capital (as shown on the balance sheet of such Series) (ii) any amortization to the relevant Series Asset (as shown on the income statement of such Series) and (iii) any depreciation to the relevant Series Asset (as shown on the income statement of such Series) and (iv) any other non-cash Operating Expenses less (a) any capital expenditure related to the Series Asset (as shown on the cash flow statement of such Series) (b) any other liabilities or obligations of the Series, including interest payments on debt obligations, in each case to the extent not already paid or provided for and (c) upon the termination and winding up of a Series or the Company, all costs and expenses incidental to such termination and winding as allocated to the relevant Series in accordance with Section 6.4 of the Operating Agreement.

To the extent there is “Free Cash Flow” for any Series and as described in the Series Designation for such Series, our Managing Member intends to declare and pay distributions as follows:

●	85% by way of distribution to the members of such Series (pro rata to their Series Interests and which, for the avoidance of doubt, may include the Managing Member or its affiliates), and;

●	15% to the Asset Manager in payment of the management fee, except to the extent waived by the Asset Manager, in its sole discretion.

Our Managing Member has sole discretion in determining what distributions of Free Cash Flow, if any, are made to holders of each Series of shares except as otherwise limited by law or the Operating Agreement.

Intercompany Loan(s)

Intercompany Loans that allow for prepayment: In addition to the above compensation to the Managing Member and Asset Manager (which are both Ark7 at of the date of this report), under the terms of the intercompany loan, a Series will be required to pay interest to Ark7 of at least 3.0% of the loan amount, and potentially up to 9.0%, depending on how much is prepaid.

Intercompany loans that do not allow for prepayment: In addition to the above compensation to the Managing Member and Asset Manager (which are both Ark7 at of the date of this report), under the terms of the intercompany loan, a Series will be required to pay interest to Ark7 of up to 10.0%, Prepayment of the loans is not permitted.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table displays, on a post Conversion basis, the voting securities beneficially owned by (1) any individual director or officer who beneficially owns more than 10% of any class of the company’s capital stock, (2) all executive officers and directors as a group and (3) any other holder who beneficially owns more than 10% of any class of the company’s capital stock on a post conversion basis.

Title of class	Name and address of beneficial owner	Amount and nature of beneficial ownership	Amount and nature of beneficial ownership acquirable	Percent of class (1)	Percent of voting power
Membership Interest	Ark7 Inc., 535 Mission St., 14th Floor, San Francisco, CA 94105	100% of Membership Interests of Ark7 Properties Plus LLC	n/a	100%	100%

The column “Percent of Class” includes a calculation of the amount the person owns now, plus the amount that person is entitled to acquire. That amount is then shown as a percentage of the outstanding amount of securities in that class if no other people exercised their rights to acquire those securities. The result is a calculation of the maximum amount that person could ever own based on their current and acquirable ownership, which is why the amounts in this column will not add up to 100%.

As of August 31, 2023, Series #WGI3Z had 11,360 Series Interests issued and outstanding and 11,360 Series Interests have been authorized.

As of August 31, 2023, Series #OXYT6 had 23,750 Series Interests issued and outstanding and 23,750 Series Interests have been authorized.

As of August 31, 2023, Series #ZIE3T had 22,750 Series Interests issued and outstanding and 22,750 Series Interests have been authorized.

As of August 31, 2023, Series #JTDXY had 19,480 Series Interests issued and outstanding and 22,500 Series Interests have been authorized.

As of August 31, 2023, Series #FTWDS had 13,250 Series Interests issued and outstanding and 13,250 Series Interests have been authorized.

As of August 31, 2023, Series #P7FJ5 had 11,217 Series Interests issued and outstanding and 13,250 Series Interests have been authorized.

As of August 31, 2023, Series #WRA7O had 30,750 Series Interests issued and outstanding and 30,750 Series Interests have been authorized.

As of August 31, 2023, Series #SOV9W had 10 Series Interests issued and outstanding and 2,600 Series Interests have been authorized.

As of August 31, 2023, Series #QGXF0 had 10 Series Interests issued and outstanding and 4,100 Series Interests have been authorized.

Yizhen Zhao is currently the majority owner of Ark7.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

The company is subject to various conflicts of interest arising out of its relationship with Ark7, the company’s Managing Member, Asset Manager and its affiliates. These conflicts are discussed below.

Ark7 Inc. is both the Asset Manager and the Managing Member

Ark7 Inc. is both the Asset Manager and the Managing Member. The Managing Member has appointed the Asset Manager. On balance, Ark7 Inc. controls all of the decisions related to each Series:

●	Care of the Underlying Asset.

●	Custody of the Underlying Asset.

●	Maintenance of the Underlying Asset.

●	Management of the Underlying Asset.

●	Ability and to take any action that it deems necessary or desirable.

●	The authority to sell of the Underlying Asset.

●	Whether to encumber of the Underlying Asset.

●	Whether to convey the Underlying Asset.

●	Whether the Sourcing Fee (3.0%) will be paid to the Asset Manager, i.e. itself.

●	Determination of the Asset Management Fee.

None of the responsibilities and determinations listed above will be made at arm’s length and all of these decisions may unjustly financially reward Ark7 to the detriment of each Series and the investors. These conflicts may inhibit or interfere with the sound and profitable operation of the company. See “Risk Factors — Ark7 Inc. is both the Asset Manager and the Managing Member.

Intercompany Loan Agreement between Ark7 Inc. and Series #WGI3Z

On April 5, 2022, Series #WGI3Z (the “Borrower”) and Ark7 (the “Lender”) entered into the Intercompany Loan Agreement (the “Loan Agreement”). The Loan Agreement has the following terms:

●	The Lender loaned $299,120 to the Borrower.

●	Borrower promises to repay $299,120 to the Lender, with interest payable on the unpaid principal at the rate of 9.0% per annum, calculated semi-annually not in advance, beginning on April 5, 2022.

●	The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.00 percent per annum.

●	The loan was repaid in full on April 4, 2023.

●	Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #WGI3Z

On April 15, 2022, Series #WGI3Z and Ark7 (the “Asset Manager”) entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

●	the Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the #WGI3Z Asset and to take any action that it deems necessary or desirable.

●	The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.

●	The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.

●	Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #0XYT6

On July 1, 2022, Series # 0XYT6 (the “Borrower”) and Ark7 (the “Lender”) entered into the Intercompany Loan Agreement (the “Loan Agreement”). The Loan Agreement has the following terms:

●	The Lender loaned $360,000 to the Borrower.

●	Borrower promises to repay $360,000 to the Lender, with interest payable on the unpaid principal at the rate of 9.0% per annum, calculated semi-annually not in advance, beginning on July 1, 2022.

●	The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.00 percent per annum.

●	The loan will be repaid in full on June 30, 2023.

●	Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #0XYT6

On July 1, 2022, Series #0XYT6 and Ark7 (the “Asset Manager”) entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

●	the Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the #0XYT6 Asset and to take any action that it deems necessary or desirable.

●	The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.

●	The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.

●	Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #ZIE3T

On August 1, 2022, Series #ZIE3T (the “Borrower”) and Ark7 (the “Lender”) entered into the Intercompany Loan Agreement (the “Loan Agreement”). The Loan Agreement has the following terms:

●	The Lender loaned $342,000 to the Borrower.

●	Borrower promises to repay $342,000 to the Lender, with interest payable on the unpaid principal at the rate of 9.0% per annum, calculated semi-annually not in advance, beginning on August 1, 2022.

●	The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.00 percent per annum.

●	The loan will be repaid in full on July 31, 2023.

●	Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #ZIE3T

On August 1, 2022, Series #ZIE3T and Ark7 (the “Asset Manager”) entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

●	the Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the #ZIE3T Asset and to take any action that it deems necessary or desirable.

●	The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.

●	The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.

●	Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #JTDXY

On August 1, 2022, Series #JTDXY (the “Borrower”) and Ark7 (the “Lender”) entered into the Intercompany Loan Agreement (the “Loan Agreement”). The Loan Agreement has the following terms:

●	The Lender loaned $338,000 to the Borrower.

●	Borrower promises to repay $338,000 to the Lender, with interest payable on the unpaid principal at the rate of 9.0% per annum, calculated semi-annually not in advance, beginning on August 1, 2022.

●	The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.00 percent per annum.

●	The loan will be repaid in full on July 31, 2023.

●	Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #JTDXY

On August 1, 2022, Series #JTDXYand Ark7 (the “Asset Manager”) entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

●	the Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the #JTDXY Asset and to take any action that it deems necessary or desirable.

●	The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.

●	The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.

●	Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and FTWDS Georgia

On September 1, 2022, FTWDS Georgia (the “Borrower”) and Ark7 (the “Lender”) entered into the Intercompany Loan Agreement (the “Loan Agreement”). The Loan Agreement has the following terms:

●	The Lender loaned $228,015 to the Borrower.

●	Borrower promises to repay $228,015 to the Lender, with interest payable on the unpaid principal at the rate of 9.0% per annum, calculated semi-annually not in advance, beginning on September 1, 2022.

●	The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.00 percent per annum.

●	The loan will be repaid in full on August 31, 2023.

●	Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and FTWDS Georgia

On September 10, 2022, FTWDS Georgia and Ark7 (the “Asset Manager”) entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

●	the Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the FTWDS Georgia Asset and to take any action that it deems necessary or desirable.

●	The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.

●	The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.

●	Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and P7FJ5Georgia

On September 1, 2022, P7FJ5 Georgia (the “Borrower”) and Ark7 (the “Lender”) entered into the Intercompany Loan Agreement (the “Loan Agreement”). The Loan Agreement has the following terms:

●	The Lender loaned $227,985 to the Borrower.

●	Borrower promises to repay $227,985 to the Lender, with interest payable on the unpaid principal at the rate of 9.0% per annum, calculated semi-annually not in advance, beginning on September 1, 2022.

●	The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.00 percent per annum.

●	The loan will be repaid in full on August 31, 2023.

●	Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and P7FJ5 Georgia

On September 10, 2022, P7FJ5 Georgia and Ark7 (the “Asset Manager”) entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

●	the Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the P7FJ5 Georgia Asset and to take any action that it deems necessary or desirable.

●	The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.

●	The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.

●	Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #WRA7O

On October 1, 2022, Series #WRA7O (the “Borrower”) and Ark7 (the “Lender”) entered into the Intercompany Loan Agreement (the “Loan Agreement”). The Loan Agreement has the following terms:

●	The Lender loaned $542,610 to the Borrower.

●	Borrower promises to repay $542,610 to the Lender, with interest payable on the unpaid principal at the rate of 9.0% per annum, calculated semi-annually not in advance, beginning on October 1, 2022.

●	The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.00 percent per annum.

●	The loan will be repaid in full on September 31, 2023.

●	Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #WRA7O

On October 1, 2022, Series #WRA7O and Ark7 (the “Asset Manager”) entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

●	the Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the Series #WRA7O asset and to take any action that it deems necessary or desirable.

●	The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.

●	The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.

●	Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #SOV9W

On August 1, 2023, Series #SOV9W (the “Borrower”) and Ark7 (the “Lender”) entered into the Intercompany Loan Agreement (the “Loan Agreement”). The Loan Agreement has the following terms:

●	The Lender loaned $217,049 to the Borrower.

●	Borrower promises to repay $217,049 to the Lender, with interest payable on the unpaid principal at the rate of 10.0% per annum, calculated semi-annually not in advance, beginning on August 1, 2023.

●	The loan will be repaid in full on July 31, 2024.

●	Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #SOV9W

On August 1, 2023, Series #SOV9W and Ark7 (the “Asset Manager”) entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

●	the Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the Series #SOV9W asset and to take any action that it deems necessary or desirable.

●	The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.

●	The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.

●	Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #QGXF0

On August 1, 2023, Series #QGXF0 (the “Borrower”) and Ark7 (the “Lender”) entered into the Intercompany Loan Agreement (the “Loan Agreement”). The Loan Agreement has the following terms:

●	The Lender loaned $344,051 to the Borrower.

●	Borrower promises to repay $344,051 to the Lender, with interest payable on the unpaid principal at the rate of 10.0% per annum, calculated semi-annually not in advance, beginning on August 1, 2023.

●	The loan will be repaid in full on July 31, 2024.

●

Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #QGXF0

On August 1, 2023, Series #QGXF0 and Ark7 (the “Asset Manager”) entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

●

the Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the Series #QGXF0 asset and to take any action that it deems necessary or desirable.

●	The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.

●	The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.

●

Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Series Designation: Sourcing Fee paid to the Asset Manager, Ark7

The Asset Manager, as consideration for assisting in the sourcing of the Series #WGI3Z Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #0XYT6 Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #ZIE3T Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series # JTDXY Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the FTWDS Georgia Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the P7FJ5 Georgia Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #WRA7O Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #SOV9W Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #QGXF0 Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

Affiliates’ Interests in Other Ark7 Entities

General

The officers and directors of Ark7 are also key professionals of Ark7 Properties. These persons have legal obligations with respect to those entities that are similar to their obligations to the company. In addition, in the future, these persons and other affiliates of Ark7 may organize other real estate-related entities.

Allocation of Acquisition Opportunities

From time to time, Ark7 may create new entities that will acquire real estate assets and make offers of securities to accredited investors, foreign investors, and under Regulation D or Regulation A. Ark7 will, in its sole discretion, determine which entity will be responsible for acquiring a specific asset.

Allocation of the Company’s Affiliates’ Time

The company relies on Ark7’s real estate professionals who act on behalf of its company, including Mr. Zhao, for the day-to-day operation of the business. Mr. Zhao is also the Chief Executive Officer of Ark7. As a result of his interests in other Ark7 entities, his obligations to other investors and the fact that he engages in and will continue to engage in other business activities on behalf of himself and others, Mr. Zhao will face conflicts of interest in allocating his time among the company, Ark7, other related entities and other business activities in which he is involved. However, the company believes that Ark7 and its affiliates have sufficient real estate professionals to fully discharge their responsibilities to the Ark7 entities for which they work.

SECURITIES BEING OFFERED

The following descriptions of the company’s Series Interests, certain provisions of Delaware law and certain provisions of the following:

●	certificate of registered series of Ark7 Properties Plus LLC - Series #WGI3Z,

●	form of series designation #WGI3Z,

●	certificate of registered series of Ark7 Properties Plus LLC - Series #OXYT6,

●	form of series designation #OXYT6,

●	certificate of registered series of Ark7 Properties Plus LLC - Series #ZIE3T,

●	form of series designation #ZIE3T,

●	certificate of registered series of Ark7 Properties Plus LLC - Series #JTDXY,

●	form of series designation #JTDXY,

●	the Operating Agreement

●	certificate of registered series of Ark7 Properties Plus LLC - Series #FTWDS,

●	form of series designation #FTWDS,

●	certificate of registered series of Ark7 Properties Plus LLC - Series #P7FJ5,

●	form of series designation #P7FJ5,

●	certificate of registered series of Ark7 Properties Plus LLC - Series #WRA7O,

●	form of series designation #WRA7O,

●	Operating Agreement for FTWDS Georgia,

●	Operating Agreement for P7FJ5 Georgia.

●	certificate of registered series of Ark7 Properties Plus LLC - Series #SOV9W,

●	form of series designation #SOV9W,

●	certificate of registered series of Ark7 Properties Plus LLC - Series #QGXF0, and

●	form of series designation #QGXF0,

are summaries and are qualified by reference to Delaware law, and the aforementioned designations and Operating Agreement.

General

The Offering

The company is offering membership interests of Series #WGI3Z, a registered series of a Delaware series limited liability company at a purchase price of $32.00 per Series Interest. The company has authorized, the issuance of up to 11,360 Series #WGI3Z Interests. 8,043 Series #WGI3Z Interests were issued to the Managing Member prior to this Offering.

The company is offering membership interests of Series #OXYT6, a registered series of a Delaware series limited liability company at a purchase price of $20.00 per Series Interest. The company has authorized, the issuance of up to 23,750 Series #OXYT6 Interests. 4,386 Series #OXYT6 Interests were issued to the Managing Member prior to this Offering.

The company is offering membership interests of Series #ZIE3T, a registered series of a Delaware series limited liability company at a purchase price of $20.00 per Series Interest. The company has authorized, the issuance of up to 22,750 Series #ZIE3T Interests. 4,375 Series #ZIE3T Interests were issued to the Managing Member prior to this Offering.

The company is offering membership interests of Series #JTDXY, a registered series of a Delaware series limited liability company at a purchase price of $20.00 per Series Interest. The company has authorized, the issuance of up to 22,500 Series #JTDXY Interests. 3,276 Series #JTDXY Interests were issued to the Managing Member prior to this Offering.

The company is offering membership interests of Series #FTWDS, a registered series of a Delaware series limited liability company at a purchase price of $20.00 per Series Interest. The company has authorized, the issuance of up to 13,250 Series #FTWDS Interests. 10 Series #FTWDS Interests were issued to the Managing Member prior to this Offering.

The company is offering membership interests of Series #P7FJ5, a registered series of a Delaware series limited liability company at a purchase price of $20.00 per Series Interest. The company has authorized, the issuance of up to 213,250 Series #P7FJ5 Interests. 10 Series #P7FJ5 Interests were issued to the Managing Member prior to this Offering.

The company is offering membership interests of Series #WRA7O, a registered series of a Delaware series limited liability company at a purchase price of $20.00 per Series Interest. The company has authorized, the issuance of up to 30,750 Series #WRA7O Interests. 10 Series #WRA7O Interests were issued to the Managing Member prior to this Offering.

The company is offering membership interests of Series #SOV9W, a registered series of a Delaware series limited liability company at a purchase price of $100.00 per Series Interest. The company has authorized, the issuance of up to 2,600 Series #SOV9W Interests. 10 Series #SOV9W Interests were issued to the Managing Member prior to this Offering.

The company is offering membership interests of Series #QGXF0, a registered series of a Delaware series limited liability company at a purchase price of $100.00 per Series Interest. The company has authorized, the issuance of up to 4,100 Series #QGXF0 Interests. 10 Series # QGXF0 Interests were issued to the Managing Member prior to this Offering.

Title to each Underlying Asset

Title to each Underlying Asset will be held by each Series.

Managing Member, Ark7

Ark7 is the Managing member of Series #WGI3Z, Series #OXYT6, Series #ZIE3T, Series #JTDXY, Series #FTWDS, Series #P7FJ5, Series #WRA7O, Series #SOV9W and Series #QGXF0.

Ark7 is the Asset Manager of Series #WGI3Z, Series #OXYT6, Series #ZIE3T, Series #JTDXY Series #FTWDS, Series #P7FJ5, Series #WRA7O, Series #SOV9W and Series #QGXF0.

The Managing Member, Ark7, may amend any of the terms of the Operating Agreement of Ark7 Properties or any Series Designation as it determines in its sole discretion. However, no amendment to the Operating Agreement of Ark7 Properties shall be made without the consent of the holders holding a majority of the outstanding interests, that: (i) decreases the percentage of outstanding interests required to take any action hereunder; (ii) materially adversely affects the rights of any of the economic members (including adversely affecting the holders of any particular Series Interests as compared to holders of other Series Interests); (iii) modifies Section 11.1(a) of the Operating Agreement or gives any person the right to dissolve the company; or (iv) modifies the term of the company.

Distribution Rights

Distributions will be paid out of Free Cash Flow. Free Cash Flow means any available cash for distribution generated from the net income received by a Series, as determined by the Managing Member to be in the nature of income as defined by U.S. GAAP, plus (i) any change in the net working capital (as shown on the balance sheet of such Series) (ii) any amortization to the relevant Series Asset (as shown on the income statement of such Series) and (iii) any depreciation to the relevant Series Asset (as shown on the income statement of such Series) and (iv) any other non-cash Operating Expenses less (a) any capital expenditure related to the Series Asset (as shown on the cash flow statement of such Series) (b) any other liabilities or obligations of the Series, including interest payments on debt obligations, in each case to the extent not already paid or provided for and (c) upon the termination and winding up of a Series or the Company, all costs and expenses incidental to such termination and winding as allocated to the relevant Series in accordance with Section 6.4 of the Operating Agreement.

To the extent there is “Free Cash Flow” for any Series and as described in the Series Designation for such Series, our Managing Member intends to declare and pay distributions as follows:

●	85% by way of distribution to the members of such Series (pro rata to their Series Interests and which, for the avoidance of doubt, may include the Managing Member or its affiliates), and;

●	Up to 15% to the Asset Manager in payment of the management fee, except to the extent waived by the Asset Manager, in its sole discretion. The company notes that with regards to Series #WGI3Z the Asset Management Fee is 15%.

For more information on fees applicable to a specific series, see the “Compensation of our Directors and Executive Officers” section of this Offering Circular. Our Managing Member has sole discretion in determining what distributions of Free Cash Flow, if any, are made to holders of each Series of shares except as otherwise limited by law or the Operating Agreement.

Restrictions on Transfer

There is currently no public trading market for any Series Interests, and an active market may not develop or be sustained. In the event a transfer of any Series Interest does occur, pursuant to Section 4.2 of the Operating Agreement, it must (i) have been held for a period of 12 months and (ii) written consent, consenting to the transfer, must be obtained from the Managing Member, prior to the transfer.

Voting Rights

Investors have limited voting rights, and substantial powers are delegated to our Managing Member under Section 5.1 of the company’s Operating Agreement for which a vote of the Series Interest holders is not required.

When submitting a matter of vote, a holder of a Series Interest, is entitled to one vote per Series Interest on any and all matters submitted to the consent or approval of members generally. No separate vote or consent of the holders of Series Interests shall be required for the approval of any matter, except for matters which only pertain to the Series Designation of a specific series, for which only the holders of that Series Interest will vote.

Confidential Information

The purpose of Article XIV of the Operating Agreement is to protect confidential information of the company that would be available to Series Interest holders but not subject to disclosure under federal securities laws. Such information would include personal information of other investors held by the company, personal information included on leases, and other information in the books and records of the company that is not ready for public dissemination for which an interest holder requests and receives access to. Note, this confidentiality obligation does not extend to matters which are public knowledge, has been publicly filed with the Commission, or as required by law for that interest holder.

Reports to Members

The Managing Member shall keep appropriate books of the business at our principal offices. The books will be maintained for both tax and financial reporting purposes on a basis that permits the preparation of financial statements in accordance with GAAP. For financial reporting purposes and tax purposes, the fiscal year and the tax year are the calendar year, unless otherwise determined by our Managing Member in accordance with the Internal Revenue Code. Our Managing Member will file with the Commission periodic reports as required by applicable securities laws.

Under the Securities Act, the company must update this Offering Circular upon the occurrence of certain events, such as asset acquisitions. The company will file updated offering circulars and offering circular supplements with the Commission. The company is also subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are qualified pursuant to Regulation A, and accordingly, the company will file annual reports, semi-annual reports and other information with the Commission. In addition, the company plans to provide Series Interest holders with periodic updates, including offering circulars, offering circular supplements, pricing supplements, information statements and other information.

The company will provide such documents and periodic updates electronically by email or made available through the company’s platform.

Distribution Upon Liquidation of a Series

Subject to the terms of a Series Interest any amounts available for distribution following the liquidation of a Series, net of any fees, costs and liabilities (as determined by the Managing Member in its sole discretion), shall be applied and distributed 100% to the members (pro rata to their Interests and which, for the avoidance of doubt, may include the and its affiliates).

Other Rights

Holders of Series Interests shall have no conversion, exchange, sinking fund, appraisal rights, no preemptive rights to subscribe for any securities of the company and no preferential rights to distributions of Series Interests.

Forum Selection Provisions

The company’s Operating Agreement includes a forum selection provision that requires any suit, action, or proceeding seeking to enforce any provision of or based on any matter arising out of or in connection with the Operating Agreement, or the transactions contemplated thereby be brought in state or federal court of competent jurisdiction located within the State of California.

This forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision may not be used to bring actions in state courts for suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Investors will not be deemed to have waived the company’s compliance with the federal securities laws and the rules and regulations thereunder.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

Independent Tax Advice

The following is a summary of certain U.S. federal income tax considerations for U.S. investors. You should consult your own professional advisers to obtain advice on the tax consequences that apply to you.

A detailed analysis of the federal, state and local tax consequences of an investment in our series interests is beyond the scope of this discussion. Prospective Investors are advised to consult their own tax counsel regarding these consequences and the preparation of any federal, state or local tax returns that a series interest holder may be required to file.

Taxpayer Identification Number (“TIN”)

To ensure proper crediting of the withholding tax when reporting to the IRS, the Company must obtain a U.S. TIN from each of its investors.

Investors may provide the Company with either (i) a social security number (SSN), (ii) an individual taxpayer identification number (ITIN), or (iii) a U.S. employer identification number (EIN).

Certain investors who don’t have and aren’t eligible to get a social security number can apply for an individual taxpayer identification number on IRS Form W-7. The application is also available in Spanish.

Taxation of Each Series as a Separate Business Entity

The company intends to treat each Series as a separate business entity for U.S. federal income tax purposes and the company as a non-entity for U.S. federal income tax purposes. The IRS has issued proposed Treasury Regulations that provide that each individual series of a domestic series LLC organization will generally be treated as a separate entity formed under local law, with each such individual series’ classification for U.S. federal income tax purposes determined under general tax principles and the entity classification rules.

Taxation of Series Interest Holders on Our Profits and Losses

We intend for Series #WGI3Z to be taxed as a partnership for U.S. federal income tax purposes. As such, the Series will not be subject to U.S. federal income tax. Instead, each interest holder that is subject to U.S. tax will be required to take into account its distributive share, whether or not distributed, of each item of our income, gain, loss, deduction or credit. The company will file a U.S. federal partnership information return reporting its operations for each year and provide a U.S. Internal Revenue Service Schedule K-1 to each series interest holder. However, interest holders may not receive such Schedule K-1 prior to when their tax return reporting obligations become due and may need to file for extensions or file based on estimates.

The Schedule K-1 will reflect information about the Series being taxed as a partnership, the respective ownership position in the Series of investors, and the investor’s share of current year income or losses.

Acquisition of Series Interests

The value of initial acquisition of Series Interests will become the tax basis for the determination of gains or losses.

Distributions during holding of Series Interests

Distributions from the company that are designated as capital gain dividends will be taxed to U.S. investors as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. investor has held our Series Interests. To the extent that we elect under the applicable provisions of the Internal Revenue Code to retain our net capital gains, U.S. investors will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit or refund, as the case may be, for taxes paid by us on such retained capital gains. U.S. investors will increase their adjusted tax basis in the Series Interests by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. Investors may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 20% in the case of U.S. investors who are individuals and 21% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months generally are subject to a 25% maximum U.S. federal income tax rate for U.S. investors who are individuals, to the extent of previously claimed depreciation deductions. Capital gain dividends are not eligible for the dividends-received deduction for corporations.

Distributions from us in excess of our current or accumulated earnings and profits will not be taxable to a U.S. investor to the extent that they do not exceed the adjusted tax basis of the U.S. investor’s Series Interests in respect of which the distributions were made, but rather will reduce the adjusted tax basis of these Series Interests. To the extent that such distributions exceed the adjusted tax basis of a U.S. investor’s Series Interests, they will be treated as gain from the disposition of the Series Interests and thus will be included in income as long-term capital gain, or short-term capital gain if the Series Interests have been held for one year or less.

Disposition of the Series Interests

In general, capital gains recognized by a U.S. investor that is not a dealer in securities upon the sale or disposition of our Series Interests will be subject to tax at long-term capital gains rates, if such Series Interests were held for more than one year, and will be taxed at ordinary income rates if such Series Interests were held for one year or less. Gains recognized by U.S. investors that are corporations are subject to U.S. federal corporate income tax, whether or not classified as long-term capital gains.

Capital losses recognized by a U.S. investor upon the disposition of our Series Interests held for more than one year at the time of disposition will be considered long-term capital losses (or short-term capital losses if the Series Interests have not been held for more than one year) and are generally available only to offset capital gain income of the U.S. investor but not ordinary income. In addition, any loss upon a sale or exchange of our Series Interests by a U.S. investor who has held the Series Interests for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. investor as long-term capital gain.

Distributions upon liquidation of the Series

Once we have adopted (or are deemed to have adopted) a plan of liquidation for U.S. federal income tax purposes, liquidating distributions received by a U.S. investor with respect to our Series Interests will be treated first as a recovery of the investor’s basis in the Series Interests and thereafter as gain from the disposition of our Series Interests.

THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR SERIES INTERESTS DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR SERIES INTERESTS TO ANY PARTICULAR INVESTOR WILL DEPEND ON THE INVESTOR’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR SERIES INTERESTS.

ONGOING REPORTING AND SUPPLEMENTS TO THIS OFFERING CIRCULAR

The company will be required to make annual and semi-annual filings with the SEC. The company will make annual filings on Form 1-K, which will be due by the end of April each year and will include audited financial statements for the previous fiscal year. The company will make semi-annual filings on Form 1-SA, which will be due by September 28 each year, which will include unaudited financial statements for the six months to June 30. The company will also file a Form 1-U to announce important events such as the loss of a senior officer, a change in auditors, or certain types of capital-raising. The company will be required to keep making these reports unless it files a Form 1-Z to exit the reporting system, which it will only be able to do if it has less than 300 unitholders of record and have filed at least one Form 1-K.

At least every 12 months, the company will file a post-qualification amendment to the offering Statement of which this Offering Circular forms a part, to include the company’s recent financial statements.

The company may supplement the information in this Offering Circular by filing a Supplement with the SEC.

All these filings will be available on the SEC’s EDGAR filing system. You should read all the available information before investing.

Relaxed Ongoing Reporting Requirements

If the company becomes a public reporting company in the future, it will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which the company refers to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as the company remains an “emerging growth company,” the company may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies,” including but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in the company’s periodic reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and interest holder approval of any golden parachute payments not previously approved.

If the company becomes a public reporting company under the Exchange Act in the future, the company expects to take advantage of these reporting exemptions until it is no longer an emerging growth company. The company would remain an “emerging growth company” for up to five years, although if the market value of its Common Stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, the company would cease to be an “emerging growth company” as of the following December 31.

If the company does not become a public reporting company under the Exchange Act for any reason, the company will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semi-annual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semi-annual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

In either case, the company will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies,” and its unitholders could receive less information than they might expect to receive from more mature public companies.

Ark7 Properties Plus LLC

Consolidated and consolidating Financial Statements and Report

For the period from March 17, 2022 (inception date)

to December 31, 2022

Independent Auditor’s Report

Andy Zhao

Ark7 Properties Plus LLC and its Series

San Francisco, CA, United States of America

Report on the Audit of the Financial Statements

Opinion

We have audited the consolidated and consolidating financial statements of Ark7 Properties Plus LLC and its Series (the “APPL”), which comprise the balance sheets as of December 31, 2022, and the related statement of income, stockholders’ equity and cashflows for the period from March 17, 2022 (inception date) to December 31, 2022, and the related notes (collectively referred to as the consolidated financial statements).

In our opinion, the accompanying consolidated and consolidating financial statements present fairly, in all material respects, the financial position of the APPL as of December 31, 2022, and the results of its operations and its cash flows for the period then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the APPL and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the Consolidated and Consolidating financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated and consolidating financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated and consolidating financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the APPL’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated and consolidating financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated and consolidating financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the consolidated and consolidating financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated and consolidating financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the APPL’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated and consolidating financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the APPL’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

Emphasis of Matter - Substantial Doubt about the Entity’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the APPL will continue as a going concern. As discussed in Note 1 to the financial statements, the APPL has suffered recurring losses from operations, has a net capital deficiency, and has stated that substantial doubt exists about the APPL’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Flex-Tax, Inc.
San Francisco, CA

May 18, 2023

Ark7 Properties Plus LLC and its Series

Consolidated and consolidating Balance Sheet

As of December 31, 2022

		December 31,
Descriptions	Note	2022
Assets
Current Assets
Cash and cash equivalents
Cash		$37,887
Property management reserves	2	56,495
Total Cash and cash equivalents		94,382
Prepaid expenses		19,616
Total Current Assets		113,998

Noncurrent Assets
Property, plant, and equipment
Property, plant, and equipment - Cost	1	2,322,936
Property, plant, and equipment - Accumulated Depreciation	1	(29,075)
Total Property, plant, and equipment		2,293,861
Total Noncurrent Assets		2,293,861
Total Assets		2,407,859

Liabilities and Members’ Equity
Liabilities
Current Liabilities
Accounts payable and accrued liabilities		9,423
Related party notes payable	3, 4	1,761,989
Other liabilities, current		11,350
Total Current Liabilities		1,782,762
Total Liabilities		1,782,762

Members’ Equity
Equity
Members’ Equity		732,234
Retained Earnings (Accumulated Deficit)
Net Income (Loss)		(107,137)
Total Members’ Equity		625,097
Total Liabilities and Members’ Equity		$2,407,859

See accompanying notes to the Consolidated and Consolidating financial statements

Ark7 Properties Plus LLC

Consolidated and consolidating Statement of Income

For the period from March 17, 2022 (inception date) to December 31, 2022

		December 31,
Descriptions	Note	2022
Net Income (Loss)
Gross Profit (Loss)
Rental income and fee	1	$63,106
Operating Expenses
General and administrative expense		54,027
Other operating expense (property tax, depreciation and amortization)	1	33,732
Total Operating Expenses		87,759
Operating Income (Loss)		(24,653)
Other Income (Expense)
Interest expense	4	(82,484)
Net Income (Loss)		$(107,137)

See accompanying notes to the Consolidated and Consolidating financial statements

Ark7 Properties Plus LLC

Consolidated and Consolidating Statement of Members’ Equity

For the period from March 17, 2022 (inception date) to December 31, 2022

	Member’s	Accumulated
	equity	deficit	Total
Equity contributions	$762,080	$-	$762,080
Net loss	-	(107,137)	(107,137)
Distributions	(29,846)	-	(29,846)
Balance at December 31, 2022	$732,234	$(107,137)	$625,097

See accompanying notes to the Consolidated and Consolidating financial statements

Ark7 Properties Plus LLC

Consolidated and consolidating Statement of Cash Flows

For the period from March 17, 2022 (inception date) to December 31, 2022

2022
Cash Flows From Operating Activities
Net income (loss)	$(107,137)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities
Depreciation and amortization	29,075
(Increase) decrease in operating assets, net of effects of businesses acquired
Prepaid expenses	(19,616)
Increase (decrease) in operating liabilities, net of effects of businesses acquired
Accounts payable and accrued expenses	9,423
Other liabilities	11,350
Net Cash Provided by (Used in) Operating Activities	(76,905)
Cash Flows from Investing Activities
Purchase of property, plant, and equipment	(2,322,936)
Cash Flows from Financing Activities
Proceeds from issuance of related party debt	1,761,989
Proceeds from issuance of common stock	732,234
Net Cash Provided by (Used in) Financing Activities	2,494,223
Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	94,382
Cash, Cash Equivalents, and Restricted Cash at End of Year	94,382

Reconciliation of Cash, Cash Equivalents, and Restricted Cash
Cash and cash equivalents	94,382

Supplemental Cash Flow Information
Cash Paid During the Year for
Interest	$82,484

See accompanying notes to the Consolidated and Consolidating financial statements

Ark7 Properties Plus LLC and its Series

Consolidated and consolidating Balance Sheet

As of December 31, 2022

Total Consolidated
		ARK7	ARK7	ARK7	ARK7	ARK7	ARK7	ARK7
		PROPERTIES	PROPERTIES	PROPERTIES	PROPERTIES	PROPERTIES	PROPERTIES	PROPERTIES
	Ark7	PLUS LLC -	PLUS LLC -	PLUS LLC -	PLUS LLC -	PLUS LLC -	PLUS LLC -	PLUS LLC -
	Properties	SERIES	SERIES	SERIES	SERIES	SERIES	SERIES	SERIES
Description	Plus LLC	#WGI3Z	#0XYT6	#ZIE3T	#JTDXY	#FTWDS	#P7FJ5	#WRA7O	Eliminating	Total
Assets
Current Assets
Cash and property management reserves	$37,887	$40,132	$3,282	$2,180	$2,601	$3,090	$3,895	$1,315	$-	$94,382
Prepaid expenses	-	928	3,738	4,338	7,587	743	794	1,488	-	19,616
Total Current Assets	37,887	41,060	7,020	6,518	10,188	3,833	4,689	2,803	-	113,998

Noncurrent Assets
Property, plant, and equipment
Property, plant, and equipment - Cost	-	286,740	364,460	346,162	347,368	223,491	223,460	531,255	-	2,322,936
Property, plant, and equipment - Accumulated Depreciation	-	(7,384)	(5,717)	(3,905)	(4,297)	(1,986)	(1,985)	(3,801)	-	(29,075)
Total Property, plant, and equipment	-	279,356	358,743	342,257	343,071	221,505	221,475	527,454	-	2,293,861
Total Noncurrent Assets	-	279,356	358,743	342,257	343,071	221,505	221,475	527,454	-	2,293,861
Total Assets	37,887	320,416	365,763	348,775	353,259	225,338	226,164	530,257	-	2,407,859

See accompanying notes to the Consolidated and Consolidating financial statements

Ark7 Properties Plus LLC and its Series

Consolidated and consolidating Balance Sheet

As of December 31, 2022

Total Consolidated
		ARK7	ARK7	ARK7	ARK7	ARK7	ARK7	ARK7
		PROPERTIES	PROPERTIES	PROPERTIES	PROPERTIES	PROPERTIES	PROPERTIES	PROPERTIES
	Ark7	PLUS LLC -	PLUS LLC -	PLUS LLC -	PLUS LLC -	PLUS LLC -	PLUS LLC -	PLUS LLC -
	Properties	SERIES	SERIES	SERIES	SERIES	SERIES	SERIES	SERIES
Description	Plus LLC	#WGI3Z	#0XYT6	#ZIE3T	#JTDXY	#FTWDS	#P7FJ5	#WRA7O	Eliminating	Total
Liabilities & Stockholders Equity
Liabilities
Current Liabilities
Accounts payable and accrued liabilities	9,423	-	-	-	-	-	-	-	-	9,423
Related party notes payable	28,493	-	258,478	260,205	291,203	178,015	222,985	522,610	-	1,761,989
Other liabilities, current	-	-	-	-	-	1,450	3,000	6,900	-	11,350
Total Current Liabilities	37,916	-	258,478	260,205	291,203	179,465	225,985	529,510	-	1,782,762
Total Liabilities	37,916	-	258,478	260,205	291,203	179,465	225,985	529,510	-	1,782,762

Equity
Equity Capital
Members’ capital	-	363,794	120,773	95,132	74,895	52,497	7,163	17,980	-	732,234
Retained Earnings (Accumulated Deficit)	(29)	(43,378)	(13,488)	(6,562)	(12,839)	(6,624)	(6,984)	(17,233)	-	(107,137)
Total Equity Capital	(29)	320,416	107,285	88,570	62,056	45,873	179	747	-	625,097
Total Equity	(29)	320,416	107,285	88,570	62,056	45,873	179	747	-	625,097
Total Liabilities & Stockholders Equity	$37,887	$320,416	$365,763	$348,775	$353,259	$225,338	$226,164	$530,257	$-	$2,407,859

See accompanying notes to the Consolidated and Consolidating financial statements

Ark7 Properties Plus LLC

Consolidated and consolidating Statement of Income

For the period from March 17, 2022 (inception date) to December 31, 2022

Total Consolidated
		ARK7	ARK7	ARK7	ARK7	ARK7	ARK7	ARK7
		PROPERTIES	PROPERTIES	PROPERTIES	PROPERTIES	PROPERTIES	PROPERTIES	PROPERTIES
	Ark7	PLUS LLC -	PLUS LLC -	PLUS LLC -	PLUS LLC -	PLUS LLC -	PLUS LLC -	PLUS LLC -
	Properties	SERIES	SERIES	SERIES	SERIES	SERIES	SERIES	SERIES
Description	Plus LLC	#WGI3Z	#0XYT6	#ZIE3T	#JTDXY	#FTWDS	#P7FJ5	#WRA7O	Eliminating	Total
Income Statement
Revenues
Rental Income	$620	$10,632	$16,870	$11,660	$9,900	$5,120	$4,636	$3,300	$-	$62,738
Other rental fees	-	213	-	-	-	155	-	-	-	368
Total Revenues	620	10,845	16,870	11,660	9,900	5,275	4,636	3,300	-	63,106
Operating Expenses
General and administrative expense
Utilities	-	(934)	(378)	(857)	(496)	(191)	(191)	(480)	-	(3,527)
Repairs and maintenance	-	(606)	(197)	(138)	(549)	-	-	-	-	(1,490)
Legal and other professional fees and services	(619)	(30,159)	(840)	(791)	(1,301)	(1,025)	(1,075)	(1,008)	-	(36,818)
Memberships and licenses	-	(9)	(65)	(125)	(42)	(37)	(37)	-	-	(315)
Insurance	-	(473)	(1,026)	(825)	(829)	(173)	(192)	(306)	-	(3,824)
Other general and administrative expense	(30)	(1,207)	(2,529)	(1,919)	(1,525)	(358)	(334)	(151)	-	(8,053)
Total General and administrative expense	(649)	(33,388)	(5,035)	(4,655)	(4,742)	(1,784)	(1,829)	(1,945)	-	(54,027)
Other operating expense
Depreciation, other operating	-	(7,384)	(5,717)	(3,905)	(4,297)	(1,986)	(1,985)	(3,801)	-	(29,075)
Property tax	-	(754)	(2,574)	3,846	(342)	(1,289)	(966)	(2,578)	-	(4,657)
Total Other operating expense	-	(8,138)	(8,291)	(59)	(4,639)	(3,275)	(2,951)	(6,379)	-	(33,732)
Total Operating Expenses	(649)	(41,526)	(13,326)	(4,714)	(9,381)	(5,059)	(4,780)	(8,324)	-	(87,759)
Other (Income) Expense
Interest expense, related party	(82,483)	(12,697)	(17,032)	(13,508)	(13,358)	(6,840)	(6,840)	(12,209)	82,483	(82,484)
Total Income Statement	$(29)	$(43,378)	$(13,488)	$(6,562)	$(12,839)	$(6,624)	$(6,984)	$(17,233)	$-	$(107,137)

See accompanying notes to the Consolidated and Consolidating financial statements

Ark7 Properties Plus LLC

Consolidated and Consolidating Statement of Members’ Equity

For the period from March 17, 2022 (inception date) to December 31, 2022

Total Consolidated
Description	Ark7 Properties Plus LLC	ARK7 PROPERTIES PLUS LLC - SERIES #WGI3Z	ARK7 PROPERTIES PLUS LLC - SERIES #0XYT6	ARK7 PROPERTIES PLUS LLC - SERIES #ZIE3T	ARK7 PROPERTIES PLUS LLC - SERIES #JTDXY	ARK7 PROPERTIES PLUS LLC - SERIES #FTWDS	ARK7 PROPERTIES PLUS LLC - SERIES #P7FJ5	ARK7 PROPERTIES PLUS LLC - SERIES #WRA7O	Eliminating	Total
Equity Contributions	$-	$369,920	$129,260	$101,320	$79,740	$55,780	$8,080	$17,980	$-	$762,080
Net Loss	(29)	(43,378)	(13,488)	(6,562)	(12,839)	(6,624)	(6,984)	(17,233)	-	(107,137)
Distribution	-	(6,126)	(8,487)	(6,188)	(4,845)	(3,283)	(917)	-	-	(29,846)
Balance at December 31, 2022	$(29)	$320,416	$107,285	$88,570	$62,056	$45,873	$179	$747	$-	$625,097

See accompanying notes to the Consolidated and Consolidating financial statements

Ark7 Properties Plus LLC

Consolidated and consolidating Statement of Cash Flows

For the period from March 17, 2022 (inception date) to December 31, 2022

Total Consolidated
	Ark7 Properties Plus LLC	ARK7 PROPERTIES PLUS LLC - SERIES #WGI3Z	ARK7 PROPERTIES PLUS LLC - SERIES #0XYT6	ARK7 PROPERTIES PLUS LLC - SERIES #ZIE3T	ARK7 PROPERTIES PLUS LLC - SERIES #JTDXY	ARK7 PROPERTIES PLUS LLC - SERIES #FTWDS	ARK7 PROPERTIES PLUS LLC - SERIES #P7FJ5	ARK7 PROPERTIES PLUS LLC - SERIES #WRA7O	Eliminating	Total
Cash Flows From Operating Activities
Net Income (Loss)	$(29)	$(43,378)	$(13,488)	$(6,562)	$(12,839)	$(6,624)	$(6,984)	$(17,233)	$-	$(107,137)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities
Depreciation and amortization	-	7,384	5,717	3,905	4,297	1,986	1,985	3,801	-	29,075
(Increase) decrease in operating assets, net of effects of businesses acquired
Prepaid expenses	-	(928)	(3,738)	(4,338)	(7,587)	(743)	(794)	(1,488)	-	(19,616)
Increase (decrease) in operating liabilities, net of effects of businesses acquired
Account payable and accrued expenses	9,423	-	-	-	-	-	-	-	-	9,423
Other liabilities	-	-	-	-	-	1,450	3,000	6,900	-	11,350
Net Cash Provided by (Used in) Operating Activities	9,394	(36,922)	(11,509)	(6,995)	(16,129)	(3,931)	(2,793)	(8,020)	-	(76,905)
Cash Flows from Investing Activities
Property, plant, and equipment - Cost	-	(286,740)	(364,460)	(346,162)	(347,368)	(223,491)	(223,460)	(531,255)	-	(2,322,936)
Cash Flows from Financing Activities
Proceeds from issuance of related party debt	(28,493)	-	(258,478)	(260,205)	(291,203)	(178,015)	(222,985)	(522,610)	-	(1,761,989)
Limited partners’ (members’) capital	-	363,794	120,773	95,132	74,895	52,497	7,163	17,980	-	732,234
Net Cash Provided by (Used in) Financing Activities	28,493	363,794	379,251	355,337	366,098	230,512	230,148	540,590	-	2,494,223
Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	37,887	40,132	3,282	2,180	2,601	3,090	3,895	1,315	-	94,382
Total	37,887	40,132	3,282	2,180	2,601	3,090	3,895	1,315	-	94,382

Reconciliation of Cash, Cash Equivalents, and Restricted Cash
Cash and cash equivalents	37,887	40,132	3,282	2,180	2,601	3,090	3,895	1,315	-	94,382

Supplemental Cash Flow Information
Cash Paid During the Year for
Interest expense, related party	$82,483	$12,697	$17,032	$13,508	$13,358	$6,840	$6,840	$12,209	$(82,483)	$82,484

See accompanying notes to the Consolidated and Consolidating financial statements

Notes to the Consolidated and consolidating Financial Statements

Ark7 Properties Plus LLC

Notes to the Consolidated and consolidating Financial Statements

For the period ended December 31, 2022

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General Information

Ark7 Properties PLUS LLC (the “APPL”) is a single-member Delaware limited liability company wholly owned by Ark7 Inc. (the “Parent Company”). The APPL was formed on March 17, 2022, in accordance with the Limited Liability Company Act (LLCA) of the state of Delaware. The APPL has registered seven Series Delaware limited liability companies (the “Series Companies”), each of which will be used as an investment vehicle that intends to enable investors to own fractional ownership of a specific rental property. This lowers the cost of entry and minimizes the time commitment for real estate investing. An investment in the APPL entitles the investor to the potential economic benefits normally associated with direct property ownership while requiring no investor involvement in asset or property management.

Carrier	Series	Property Address	Registration Date
Atlanta-T3	FTWDS	1527 Iris Walk, Jonesboro, GA 30238	11/21/2022
Atlanta-T4	P7FJ5	1541 Iris Walk, Jonesboro, GA 30238	11/21/2022
Tampa-S10	WRA7O	4263 Cadence Loop, Land O Lakes, FL 34638	8/10/2022
Dallas-S9	JTDXY	2300 Homestead Dr, Mesquite, TX 75181	6/30/2022
Dallas-S8	ZIE3T	2507 Decoy Dr, Mesquite, TX 75181	8/1/2022
Dallas-S7	0XYT6	2105 Silver Leaf Dr, Mesquite, TX 75181	6/30/2022
Arizona City-S6	WGI3Z	11679 W Madero Dr, Arizona City, AZ 85123	3/21/2022

Management’s Plan and Going Concerns

The accompanying consolidated financial statements have been prepared to assume the APPL will continue as a going concern. The APPL is newly formed and has not generated sufficient revenue from operations. The APPL will require additional capital until revenue from operations are sufficient to cover operational costs. These matters raise substantial doubt about the company’s ability to continue as a going concern. During the next 12 months, the APPL intends to fund operations through member advances and debt or equity financing. There are no assurances that management will be able to raise capital on terms acceptable to the APPL. If it is unable to obtain sufficient amounts of additional capital, it may be required to reduce the scope of its planned development and operations, which could harm its business, financial condition, and operating results. The accompanying financial statements do not include any adjustments that might result from these uncertainties. As of December 31, 2022, the APPL’s accumulated deficit amounted to $107,137.

These conditions indicate the existence of uncertainty which may cast doubt about the APPL’s ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Statement of compliance

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. The consolidated financial statements include the accounts of the APPL and its Series Companies. All intercompany balances and transactions are eliminated in consolidation.

These consolidated financial statements have been prepared under the historical cost convention, except for evaluating specific financial instruments carried at fair value.

Method of accounting

The consolidated financial statement of the APPL is prepared on the accrual basis of accounting. It includes only those assets, liabilities, and results of operations that relate to the business of the APPL.

Ark7 Properties Plus LLC

Notes to the Consolidated and consolidating Financial Statements

For the period ended December 31, 2022

Use of estimates and assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. To the extent that there are material differences between these estimates and actual results, the APPL’s financial condition or operating results will be materially affected. The APPL bases its estimates on past experience and other assumptions that the APPL believes are reasonable under the circumstances, and the APPL evaluates those estimates on an ongoing basis.

Functional and presentation currency

Items included in the APPL’s consolidated financial statements are estimated using the currency that best reflects the economic substance of the underlying events and circumstances related to the APPL (the “functional currency”). The functional and presentation currency of the accompanying financial statements is US Dollars (the “USD”).

Revenue recognition

Rental income is reported on a straight-line basis over the terms of the respective leases. The property rental income for the period ended December 31, 2022 was $63,106.

The concentration of credit risk

Financial instruments potentially subject the APPL to the concentration of credit risk, primarily cash and tenant receivables. The APPL places its cash with financial institutions, and its balances are insured by the Federal Deposit Insurance Corporation up to $250,000. At various times, the APPL had a cash balance over the insured amount.

Fair value measurements

FASB ASC 820, “Fair Value Measurements” defines fair value for certain financial and nonfinancial assets and liabilities that are recorded at fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. It requires that an entity measure its financial instruments to base fair value on the exit price, maximize the use of observable units and minimize the use of unobservable inputs to determine the exit price. It establishes a hierarchy which prioritizes the inputs to valuation techniques used to measure fair value. This hierarchy increases the consistency and comparability of fair value measurements and related disclosures by maximizing the use of observable inputs and minimizing the use of unobservable inputs by requiring that observable inputs be used when available.

Observable inputs are inputs that reflect the assumptions market participants would use in pricing the assets or liabilities based on market data obtained from sources independent of the APPL. Unobservable inputs are inputs that reflect the APPL’s own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy prioritizes the inputs into three broad levels based on the reliability of the inputs as follows:

Level 1 – Inputs are quoted prices in active markets for identical assets or liabilities that the APPL has the ability to access at the measurement date. Valuation of these instruments does not require a high degree of judgment as the valuations are based on quoted prices in active markets that are readily and regularly available.

Level 2 – Inputs other than quoted prices in active markets that are either directly or indirectly observable as of the measurement date, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Valuations based on inputs that are unobservable and not corroborated by market data. The fair value for such assets and liabilities is generally determined using pricing models, discounted cash flow methodologies, or similar techniques that incorporate the assumptions a market participant would use in pricing the asset or liability.

The carrying values of certain assets and liabilities of the APPL approximate fair value due to their either relatively short maturities and/or consistency with current market rates.

Ark7 Properties Plus LLC

Notes to the Consolidated and consolidating Financial Statements

For the period ended December 31, 2022

Property, plant, and equipment

Land is carried at cost. Building, leasehold improvements, furniture, fixtures, and equipment are carried at cost, less accumulated depreciation and amortization. The building, furniture, fixtures, and equipment are depreciated using the straight- line method over the estimated useful lives of the assets. The cost of leasehold improvements is amortized using the straight-line method over the terms of the related leases. Repairs and maintenance are expensed when incurred.

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets is assessed by a comparison of the carrying amount of the asset to the estimated future undiscounted net cash flows expected to be generated by the asset or group of assets. If estimated future undiscounted net cash flows are less than the carrying amount of the asset or group of assets, the asset is considered impaired and an expense is recorded in an amount required to reduce the carrying amount of the asset to its then fair value. Fair value generally is determined from estimated discounted future net cash flows (for assets held for use) or net realizable value (for assets held for sale). For the period from March 17, 2022 (inception date) to December 31, 2022, the APPL has not recognized any impairment losses.

Property, plant and equipment consist of the following as of December 31, 2022:

December 31, 2022
Buildings and improvements	$2,045,666
Furniture and fixtures	7,120
Land	270,150
Property, plant, and equipment, gross	2,322,936
Less: Buildings and improvements - Accumulated Depreciation	(28,591)
Furniture and fixtures - Accumulated Depreciation	(484)
Property, plant, and equipment	$2,293,861

Estimated useful life for buildings and improvements is 27.5 years.

Depreciation expenses for the period from March 17, 2022 (inception date) to December 31, 2022 was $29,075.

Lease accounting

According to the recently adopted Accounting Standards Updated (“ASU”) No. 2016-02, Leases (Topic 842) (“ASU 2016- 02” or “ASC 842”), the APPL determines whether the arrangement is or contains a lease based on the unique facts and circumstances present in the arrangement. Leases with a term greater than one year are recognized on the balance sheet as right-of-use assets and current and non-current lease liabilities, as applicable. As of December 31, 2022, the APPL had no long-term leases.

Income taxes

The APPL is taxed as a Limited Liability Company (LLC). Under these provisions, the APPL does not pay federal corporate income taxes on its taxable income. Instead, the shareholders are liable for individual federal and state income taxes on their respective shares of the APPL’s taxable income.

Each series will be taxed as a partnership, with the profits and losses of the Series flowing to investors regardless of whether there is cash available for distributions. For this offering of series interests to investors, each series will be taxed as a partnership, rather than as a corporation. This means that the Series will itself not owe or report any profits and losses for tax purposes, but will instead provide investors with a Schedule K-1 tax statement identifying the investor’s pro rata share of any profits and losses of the Series. The calculation of net profits for the purposes of taxation is determined prior to our Managing Member assessing whether to hold back funds for future working capital purposes. As such, there may be times when the Series is reporting a net profit to investors, but does not have funds available for distribution to investors to cover their personal tax liability.

Ark7 Properties Plus LLC

Notes to the Consolidated and consolidating Financial Statements

For the period ended December 31, 2022

2.	PROPERTY MANAGEMENT RESERVES

Each Series Company has allocated funds to establish property management reserves. These funds are designed to mitigate future financial uncertainties associated with property-related expenses, including maintenance, repairs, enhancements, or unanticipated costs. The aim is to maintain the properties in satisfactory condition, prevent financial strain, and preclude the necessity for immediate supplementary contributions from investors or owners due to substantial, unexpected expenses.

As of December 31, 2022, the balance of the property management reserve was $56,495.

3.	MORTGAGE PAYABLES

Series #FTWDS

On September 1, 2022, the APPL - Series FTWDS executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APPL - Series FTWDS borrowed $228,015 at 9% interest with a maturity of August 31, 2023. The outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2022 was $178,015 and is included in debt, current on the accompanying balance sheet. The interest expense incurred in 2022 was $6,840.

Series #P7FJ5

On September 1, 2022, the APPL - Series P7FJ5 executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APPL - Series P7FJ5 borrowed $227,985 at 9% interest with a maturity of August 31, 2023. The outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2022 was $225,985 and is included in debt, current on the accompanying balance sheet. The interest expense incurred in 2022 was $6,840.

Series #WRA7O

On October 1, 2022, the APPL - Series WRA7O executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APPL - Series FTWDS borrowed $542,610 at 9% interest with a maturity of September 30, 2023. The outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2022 was $522,610 and is included in debt, current on the accompanying balance sheet. The interest expense incurred in 2022 was $12,209.

Series #JTDXY

On August 1, 2022, the APPL - Series JTDXY executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APPL - Series JTDXY borrowed $356,203 at 9% interest with a maturity of July 31, 2023. The outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2022 was$291,203 and is included in debt, current on the accompanying balance sheet. The interest expense incurred in 2022 was $13,358.

Series #ZIE3T

On August 1, 2022, the APPL - Series ZIE3T executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APPL - Series ZIE3T borrowed $360,205 at 9% interest with a maturity of July 31, 2023. The outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2022 was $$260,205 and is included in debt, current on the accompanying balance sheet. The interest expense incurred in 2022 was $13,508.

Series #0XYT6

On July 1, 2022, the APPL - Series 0XYT6 executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APPL - Series 0XYT6 borrowed $378,478 at 9% interest with a maturity of June 30, 2023. The outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2022 was$258,478 and is included in debt, current on the accompanying balance sheet. The interest expense incurred in 2022 was $17,032.

Ark7 Properties Plus LLC

Notes to the Consolidated and consolidating Financial Statements

For the period ended December 31, 2022

Series #WGI3Z

On April 5, 2022, the APPL - Series WGI3Z executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APPL - Series WGI3Z borrowed $299,120 at 9% interest with a maturity of April 4, 2023. The loan was paid off in 2022, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2022 was $0. The interest expenses incurred in 2022 was $12,697.

Mortgage interest expenses for the period from March 17, 2022 (inception date) to December 31, 2022 was $82,484.

As of December 31, 2022, the total outstanding balance on the mortgage payable was as follows:

December 31, 2022
Short-term Portion of Mortgage Payable	$1,761,989

Maturities of the mortgage payable are as follows:

Year	Amount
2023	$1,761,989

4.	TRANSACTIONS WITH RELATED PARTIES

Due to affiliates

The Parent Company occasionally pays for the AAPL for the express purpose of addressing administrative costs. The loan has been structured as payable by the APPL to the Parent Company. These advances are non-interest bearing and are due on demand. The outstanding balance of the Intercompany Loan Payable as of December 31, 2022 was $28,493, and is included in the current liabilities section on the accompanying balance sheet.

Related party mortgage payables

The Series Companies and Parent Company intend to arrange for the purchase of a specific residential property either directly by the Series or by the Parent Company. The Parent Company or one of its subsidiaries purchased the property directly, then, after the relevant Series Company has obtained sufficient financing, Ark7 would sell the property to that Series Company for an amount equal to the original purchase price (including closing costs) plus holding costs, renovation costs and furnishing expenses incurred by the Parent Company before the sale to the Series Company as well as the applicable sourcing fee specified in the Series Designation for the relevant Series, in cases where Ark7 identifies and intends to have the Series purchase that property directly from a third-party Seller, The Parent Company will loan the series the amount required to purchase the property via an intercompany loan agreement. In addition, Ark7 may decide to finance a portion of the purchase price with a mortgage or other third-party financing. See Note 3 for the intercompany mortgage payable.

Property sourcing fee and security marketing fee

Pursuant to the Operating Agreement the Asset Manager, as consideration for assisting in the sourcing of the Underlying Asset of a Series, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% (of the maximum offering amount) Sourcing Fee. The sourcing fee is in connection with the search and negotiation of the property purchase as set forth in the Certificate of Designations for the Series. A security marketing fee is a charge that typically covers the costs associated with marketing and promoting investment security to potential investors. These fees are charged at 3% of the maximum offering amount.

Series # WGI3Z

The property sourcing fee and security marketing fee incurred in 2022 was $10,896 and $10,896, respectively.

Ark7 Properties Plus LLC

Notes to the Consolidated and consolidating Financial Statements

For the period ended December 31, 2022

Asset management fee

For services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Series #FTWDS

The Series #FTWDS has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #FTWDS and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #FTWDS together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion (“Operating Expenses Reimbursement Obligation”). As of December 31, 2022, the prepaid Asset Management Fee was $0. Asset Management Fee for the period ended December 31, 2022, was $0.

Series #P7FJ5

The Series # P7FJ5 has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #P7FJ5 and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #P7FJ5 together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion (“Operating Expenses Reimbursement Obligation”). As of December 31, 2022, the prepaid Asset Management Fee was $0. Asset Management Fee for the period ended December 31, 2022, was $0.

Series #WRA7O

The Series #WRA7O has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #WRA7O and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #WRA7O together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion (“Operating Expenses Reimbursement Obligation”). As of December 31, 2022, the prepaid Asset Management Fee was $0. Asset Management Fee for the period ended December 31, 2022, was $0.

Series #JTDXY

The Series #JTDXY has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #JTDXY and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #JTDXY together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion (“Operating Expenses Reimbursement Obligation”). As of December 31, 2022, the prepaid Asset Management Fee was $0. Asset Management Fee for the period ended December 31, 2022, was $0.

Series #ZIE3T

The Series #ZIE3T has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #ZIE3T and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #ZIE3T together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion (“Operating Expenses Reimbursement Obligation”). As of December 31, 2022, the prepaid Asset Management Fee was $0. Asset Management Fee for the period ended December 31, 2022, was $0.

Ark7 Properties Plus LLC

Notes to the Consolidated and consolidating Financial Statements

For the period ended December 31, 2022

Series #OXYT6

The Series #OXYT6 has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #OXYT6 and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #OXYT6 together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion (“Operating Expenses Reimbursement Obligation”). As of December 31, 2022, the prepaid Asset Management Fee was $0. Asset Management Fee for the period ended December 31, 2022, was $0.

Series # WGI3Z

The Series # WGI3Z has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series # WGI3Z and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series # WGI3Z together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion (“Operating Expenses Reimbursement Obligation”). As of December 31, 2022, the prepaid Asset Management Fee was $0. Asset Management Fee for the period ended December 31, 2022, was $0.

5.	SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date on the consolidated financial statements that were available to be issued, which is May 18, 2023.

Loan Payoff

On March 31, 2023, Ark7 Properties LLC - Series #0XYT6 paid off the loan in the amount of $258,478 after the offering is fully subscribed.

Other events

All subsequent events requiring recognition as of December 31, 2022 have been incorporated into these consolidated financial statements and there are no subsequent events that require disclosure in accordance with FASB ASC Topic 855, “Subsequent Events.”

6.	APPROVAL OF CONSOLIDATED FINANCIAL STATEMENTS

Consolidated and consolidating financial statements have been approved by the management of the APPL and authorized for issue on May 18, 2023.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial information presents the unaudited pro forma combined balance sheet, statement of operations, and statement of cash flows based upon the combined historical financial statements of Ark7 Properties Plus LLC, and all subsequent Series, after giving effect to the business combination between Ark7 Properties Plus LLC and all subsequent Series, and adjustments described in the accompanying notes.

The unaudited pro forma combined financials statements of Ark7 Properties Plus LLC and all subsequent Series as of March 31, 2022, has been prepared to reflect the effects of the subsequent Series acquisitions as if each occurred on March 31, 2021.

The unaudited pro forma combined financial information should be read in conjunction with the audited and unaudited historical financial statements of each of Ark7 Properties Plus LLC and all subsequent Series and the notes thereto. Additional information about the basis of presentation of this information is provided in Note 2 hereto.

The unaudited pro forma combined financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma adjustments reflecting the transaction have been prepared in accordance with business combination accounting guidance as provided in Accounting Standards Codification Topic 805, Business Combinations and reflect the preliminary allocation of the purchase price to the acquired assets and liabilities based upon the preliminary estimate of fair values, using the assumptions set forth in the notes to the unaudited pro forma combined financial information.

The unaudited pro forma combined financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been completed as of the dates set forth above, nor is it indicative of the future results or financial position of the combined company. In connection with the pro forma financial information, the Company allocated the purchase price using its best estimates of fair value. Accordingly, the pro forma acquisition price adjustments are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed. The unaudited pro forma combined financial information also does not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the transaction or any integration costs. Furthermore, the unaudited pro forma combined statements of operations do not include certain nonrecurring charges and the related tax effects which result directly from the transaction as described in the notes to the unaudited pro forma combined financial information.

ARK7 PROPERTIES PLUS LLC

PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2022

(in US Dollars)

	Ark7 Properties Plus LLC	Ark7 Properties Plus LLC - Series WGI3Z	Consolidated March 31, 2022
ASSETS

Current assets
Cash and cash equivalents	-	-	-
Total current assets	-	-	-

Non-current assets
Property, plant and equipment	-	299,120	299,120
Accumulated depreciation	-	(29,912)	(29,912)
Total non-current assets	-	269,208	269,208

TOTAL ASSETS	-	269,208	269,208

LIABILITIES AND EQUITY

Current liabilities
Related party advances	424	6,110	6,534
Related party loan	-	326,041	326,041
Total current liabilities	424	332,151	332,575

Equity
Accumulated deficit	(424)	(62,943)	(63,367)
Total equity	(424)	(62,943)	(63,367)

TOTAL LIABILITIES AND EQUITY	-	269,208	269,208

ARK7 PROPERTIES PLUS LLC

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

AND CHANGES IN ACCUMULATED DEFICIT

FOR THE YEAR ENDED MARCH 31, 2022

(in US Dollars)

	Ark7 Properties Plus LLC	Ark7 Properties Plus LLC - Series WGI3Z	Consolidated For the year ended March 31, 2022
Revenues	-	-	-

Expenses
Depreciation expenses	-	(29,912)	(29,912)
Interest expenses	-	(26,921)	(26,921)
Property taxes	-	(1,588)	(1,588)
Repair & maintenance	-	(1,500)	(1,500)
Property management	-	(1,488)	(1,488)
Insurance	-	(773)	(773)
HOA fee	-	(432)	(432)
Registration Expenses	(424)	(329)	(753)
Total Expenses	(424)	(62,943)	(63,367)

Net loss for the year	(424)	(62,943)	(63,367)

Beginning accumulated deficit	-	-	-
Ending accumulated deficit	(424)	(62,943)	(63,367)

ARK7 PROPERTIES PLUS LLC

PRO FORMA CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED MARCH 31, 2022

(in US Dollars)

	Ark7 Properties Plus LLC	Ark7 Properties Plus LLC - Series WGI3Z	Consolidated For the year ended March 31, 2022
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss for the year	(424)	(62,943)	(63,367)

Adjustments for:
Depreciation expenses	-	29,912	29,912
Interest expenses	-	26,921	26,921

Net cash used in operating activities	(424)	(6,110)	(6,534)

CASH FLOWS FROM INVESTING ACTIVITIES

Purchase of property	-	(299,120)	(299,120)

Net cash used in investing activities	-	(299,120)	(299,120)

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from related party loans	-	299,120	299,120
Proceeds from related party advances	424	6,110	6,534

Net cash provided by financing activities	424	305,230	305,654

NET CHANGE IN CASH	-	-	-

CASH, BEGINNING OF YEAR	-	-	-
CASH, END OF YEAR	-	-	-

Supplemental disclosures of cash flow information:
Cash paid for interest	-	-	-
Cash paid for income taxes	-	-	-

ARK7 PROPERTIES PLUS LLC

NOTES TO THE PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED MARCH 31, 2022

(in US Dollars)

Note 1: Description of Transaction

Ark7 Properties Plus LLC - Series #WGI3Z (the “Series #WGI3Z”) was established on March 21, 2022, for the purpose of acquiring the property located at 11679 W Madero Dr, Arizona City, AZ 85123 (the “Madero Property”) from a third-party seller. Series #WGI3Z acquired the property on April 15, 2022. Ark7 Inc. (“Ark7”), the Managing Member of Series #WGI3Z and Series #WGI3Z entered into an inter-company loan agreement on April 5, 2022, pursuant to which Ark7 loaned Series #WGI3Z $299,120 for the purpose of purchasing the Madero Property, and Series #WGI3Z intends to repay the loan from funds raised in the Series #WGI3Z offering.

Acquisition Mechanics

Typically, each series will acquire its series property prior to the commencement or closing of that series’ offering. Each series property will be fully described in a post-qualification offering statement amendment relating to the relevant series. In each such offering circular that is included in any such amendment, information relating to the series property such as the description and specifications of the series property, the purchase price of the series property and the relevant terms of purchase shall be disclosed.

It is not anticipated that a series will own any assets other than the series property, plus cash reserves for maintenance, insurance and other expenses pertaining to the series property and amounts earned by the series from the monetization of the series property, if any. Each series may hold the specific property that it acquires in a wholly owned subsidiary which would be a limited liability company organized under laws of the state of Delaware.

Generally, the Series and Ark7 intends to arrange for the purchase of a specific residential property either directly by the Series or by Ark7, as described below:

If Ark7 or one of its subsidiaries purchased the property directly, then, after the relevant Series has obtained sufficient financing, Ark7 would sell the property to that Series for an amount equal to the original purchase price (including closing costs) plus holding costs, renovation costs and furnishing expenses incurred by Ark7 prior to the sale to the Series as well as the applicable sourcing fee specified in the Series Designation for the relevant Series.

In cases where Ark7 identifies and intends to have the Series purchase that property directly from a third-party Seller, Ark7 will loan the series the amount required to purchase the property via an intercompany loan agreement. In addition, Ark7 may decide to finance a portion of the purchase price with mortgage or other third-party financing. In both instances, it is the intent of the company and Ark7 to enter into an intercompany loan agreement describing the repayment terms.

In some instances, the company may set a minimum offering amount for each Series such that the net proceeds would be sufficient to finance the purchase of the identified property, plus closing costs and expected repairs, renovations, or furnishings and less any purchase financing. If the purchase agreement for the property does not include a financing condition and the closing for the property occurs prior to sufficient minimum proceeds being received, Ark7 or an affiliate may provide a loan to the Series to finance all or part of the purchase price of the property that would be repaid with the proceeds of the offering.

NOTE 2: Basis of Presentation

The historical financial information has been adjusted to give pro forma effect to events that are (i) directly attributable to the transaction, (ii) factually supportable, and (iii) with respect to the unaudited pro forma combined balance sheets and unaudited pro forma combined statements of operations, expected to have a continuing impact on the combined results.

The unaudited pro forma combined financials statements of Ark7 Properties Plus LLC and all subsequent Series as of March 31, 2022, has been prepared to reflect the effects of the subsequent Series acquisitions as if each occurred on March 31, 2021.

The Series property was owner-occupied property prior to its acquisition and there is no rental history for basis of inclusion in the above proforma combined statement.

NOTE 3: Consideration Transferred

In consideration of the sale and transfer of the acquired assets, Ark7 and Series #WGI3Z entered into an inter-company loan, pursuant to which Ark7 loaned Series #WGI3Z $299,120 for the purpose of purchasing the Madero Property.

NOTE 4: Interest expenses and loan repayment

Interest expenses in the unaudited pro forma combined financials statements of Ark7 Properties Plus LLC and all subsequent Series as of March 31, 2022, have been calculated for a whole year with 9% p.a. interest rate as if the loan was received on March 31, 2021. According to the loan agreement, the Company is allowed for an early repayment of the full amount of the loan with a minimum interest owed based on 3% of the loan amount.

UNAUDITED PRO FORMA FINANCIAL STATEMENTS – SERIES #0XYT6

The following unaudited pro forma financial information presents the unaudited pro forma balance sheet, statement of operations, and statement of cash flows based upon the historical financial statements of Ark7 Properties Plus LLC – Series #0XYT6 and adjustments described in the accompanying notes.

The unaudited pro forma financial statements of Ark7 Properties Plus LLC – Series #0XYT6 have been prepared to reflect the effects of the property acquisitions as if each occurred on June 30, 2021.

The unaudited pro forma financial information should be read in conjunction with the unaudited historical financial statements of Ark7 Properties Plus LLC – Series #0XYT6 and the notes thereto. Additional information about the basis of presentation of this information is provided in Note 2 hereto.

The unaudited pro forma financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma adjustments reflecting the transaction have been prepared in accordance with business combination accounting guidance as provided in Accounting Standards Codification Topic 805, Business Combinations and reflect the preliminary allocation of the purchase price to the acquired assets and liabilities based upon the preliminary estimate of fair values, using the assumptions set forth in the notes to the unaudited pro forma financial information.

The unaudited pro forma financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been completed as of the dates set forth above, nor is it indicative of the future results or financial position of the company. In connection with the pro forma financial information, the Company allocated the purchase price using its best estimates of fair value. Accordingly, the pro forma acquisition price adjustments are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed. The unaudited pro forma financial information also does not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the transaction or any integration costs. Furthermore, the unaudited pro forma statements of operations do not include certain nonrecurring charges and the related tax effects which result directly from the transaction as described in the notes to the unaudited pro forma financial information.

ARK7 PROPERTIES PLUS LLC – SERIES #0XYT6

PRO FORMA BALANCE SHEET

AS OF JUNE 30, 2022

(in US Dollars)

June 30, 2022
ASSETS

Current assets
Cash and cash equivalents	-
Total current assets	-

Non-current assets
Property, plant and equipment	378,478
Accumulated depreciation	(37,848)
Total non-current assets	340,630

TOTAL ASSETS	340,630

LIABILITIES AND EQUITY

Current liabilities
Related party advances	13,844
Related party loan	378,478
Interest payable	34,063
Total current liabilities	426,385

Equity
Accumulated deficit	(85,755)
Total equity	(85,755)

TOTAL LIABILITIES AND EQUITY	340,630

ARK7 PROPERTIES PLUS LLC – SERIES #0XYT6

PRO FORMA STATEMENT OF OPERATIONS

AND CHANGES IN ACCUMULATED DEFICIT

FOR THE YEAR ENDED JUNE 30, 2022

(in US Dollars)

Year ended June 30, 2022
Revenues	-

Expenses
Depreciation expenses	(37,848)
Interest expenses	(34,063)
Property taxes	(5,626)
Repair & maintenance	(1,500)
Property management	(3,872)
Insurance	(2,243)
HOA fee	(150)
Registration Expenses	(453)
Total Expenses	(85,755)

Net loss for the year	(85,755)

Beginning accumulated deficit	-
Ending accumulated deficit	(85,755)

ARK7 PROPERTIES PLUS LLC – SERIES #0XYT6

PRO FORMA STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED JUNE 30, 2022

(in US Dollars)

Year ended June 30, 2022
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss for the year	(85,755)

Adjustments for:
Depreciation expenses	37,848
Interest expenses	34,063

Net cash used in operating activities	(13,844)

CASH FLOWS FROM INVESTING ACTIVITIES

Purchase of property	(378,478)

Net cash used in investing activities	(378,478)

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from related party loans	378,478
Proceeds from related party advances	13,844

Net cash provided by financing activities	392,322

NET CHANGE IN CASH	-

CASH, BEGINNING OF YEAR	-
CASH, END OF YEAR	-

Supplemental disclosures of cash flow information:
Cash paid for interest	-
Cash paid for income taxes	-

ARK7 PROPERTIES PLUS LLC – SERIES #0XYT6

NOTES TO THE PRO FORMA FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2022

(in US Dollars)

Note 1: Description of Transaction

Ark7 Properties Plus LLC - Series #0XYT6 (the “Company” or the “Series”) was established on June 30, 2022, for the purpose of acquiring the property located at 2105 Silver Leaf Dr, Mesquite, TX 75181 (the “Property”) from a third-party seller. The Company acquired the property on July 7, 2022.

Ark7 Inc. (“Ark7”), the Managing Member of the Company, entered into an inter-company loan agreement on June 30, 2022, pursuant to which Ark7 Inc. loaned the Company $378,478 for the purpose of purchasing the Property, and the Company intends to repay the loan from funds raised in the Company offering.

Acquisition Mechanics

Typically, each series will acquire its series property prior to the commencement or closing of that series’ offering. Each series property will be fully described in a post-qualification offering statement amendment relating to the relevant series. In each such offering circular that is included in any such amendment, information relating to the series property such as the description and specifications of the series property, the purchase price of the series property and the relevant terms of purchase shall be disclosed.

It is not anticipated that a series will own any assets other than the series property, plus cash reserves for maintenance, insurance and other expenses pertaining to the series property and amounts earned by the series from the monetization of the series property, if any. Each series may hold the specific property that it acquires in a wholly owned subsidiary which would be a limited liability company organized under laws of the state of Delaware.

Generally, the Company and Ark7 intend to arrange for the purchase of a specific residential property either directly by the Company or by Ark7, as described below:

If Ark7 or one of its subsidiaries purchased the property directly, then, after the relevant Series has obtained sufficient financing, Ark7 would sell the property to that Series for an amount equal to the original purchase price (including closing costs) plus holding costs, renovation costs and furnishing expenses incurred by Ark7 prior to the sale to the Series as well as the applicable sourcing fee specified in the Series Designation for the relevant Series.

In cases where Ark7 identifies and intends to have the Series purchase that property directly from a third-party Seller, Ark7 will loan the series the amount required to purchase the property via an intercompany loan agreement. In addition, Ark7 may decide to finance a portion of the purchase price with mortgage or other third-party financing. In both instances, it is the intent of the company and Ark7 to enter into an intercompany loan agreement describing the repayment terms.

In some instances, Ark7 may set a minimum offering amount for each Series such that the net proceeds would be sufficient to finance the purchase of the identified property, plus closing costs and expected repairs, renovations, or furnishings and less any purchase financing. If the purchase agreement for the property does not include a financing condition and the closing for the property occurs prior to sufficient minimum proceeds being received, Ark7 or an affiliate may provide a loan to the Series to finance all or part of the purchase price of the property that would be repaid with the proceeds of the offering.

NOTE 2: Basis of Presentation

The historical financial information has been adjusted to give pro forma effect to events that are (i) directly attributable to the transaction, (ii) factually supportable, and (iii) with respect to the unaudited pro forma balance sheets and unaudited pro forma statements of operations, expected to have a continuing impact on the results.

The unaudited pro forma financial statements of Ark7 Properties Plus LLC - Series #0XYT6 as of June 30, 2022, has been prepared to reflect the effects of the subsequent acquisitions as if each occurred on June 30, 2021.

The Property was owner-occupied property prior to its acquisition and there is no rental history for basis of inclusion in the above proforma statement.

NOTE 3: Consideration Transferred

In consideration of the sale and transfer of the acquired assets, Ark7 and the Company entered into an inter-company loan, pursuant to which Ark7 loaned Series #0XYT6 $378,478 for the purpose of purchasing the Property.

NOTE 4: Interest expenses and loan repayment

Interest expenses in the unaudited pro forma financials statements of Ark7 Properties Plus LLC - Series #0XYT6 as of June 30, 2022, have been calculated for a whole year with 9% p.a. interest rate as if the loan was received on June 30, 2021. According to the loan agreement, the Company is allowed for an early repayment of the full amount of the loan with a minimum interest owed based on 3% of the loan amount.

UNAUDITED PRO FORMA FINANCIAL STATEMENTS – SERIES #ZIE3T

The following unaudited pro forma financial information presents the unaudited pro forma balance sheet, statement of operations, and statement of cash flows based upon the historical financial statements of Ark7 Properties Plus LLC – Series #ZIE3T and adjustments described in the accompanying notes.

The unaudited pro forma financials statements of Ark7 Properties Plus LLC – Series #ZIE3T have been prepared to reflect the effects of the property acquisitions as if each occurred on June 30, 2021.

The unaudited pro forma financial information should be read in conjunction with the unaudited historical financial statements of Ark7 Properties Plus LLC – Series #ZIE3T and the notes thereto. Additional information about the basis of presentation of this information is provided in Note 2 hereto.

The unaudited pro forma financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma adjustments reflecting the transaction have been prepared in accordance with business combination accounting guidance as provided in Accounting Standards Codification Topic 805, Business Combinations and reflect the preliminary allocation of the purchase price to the acquired assets and liabilities based upon the preliminary estimate of fair values, using the assumptions set forth in the notes to the unaudited pro forma financial information.

The unaudited pro forma financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been completed as of the dates set forth above, nor is it indicative of the future results or financial position of the company. In connection with the pro forma financial information, the Company allocated the purchase price using its best estimates of fair value. Accordingly, the pro forma acquisition price adjustments are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed. The unaudited pro forma financial information also does not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the transaction or any integration costs. Furthermore, the unaudited pro forma statements of operations do not include certain nonrecurring charges and the related tax effects which result directly from the transaction as described in the notes to the unaudited pro forma financial information.

ARK7 PROPERTIES PLUS LLC – SERIES #ZIE3T

PRO FORMA BALANCE SHEET

AS OF JUNE 30, 2022

(in US Dollars)

June 30, 2022
ASSETS

Current assets
Cash and cash equivalents	-
Total current assets	-

Non-current assets
Property, plant and equipment	360,205
Accumulated depreciation	(36,021)
Total non-current assets	324,184

TOTAL ASSETS	324,184

LIABILITIES AND EQUITY

Current liabilities
Related party advances	13,872
Related party loan	360,205
Interest payable	32,418
Total current liabilities	406,495

Equity
Accumulated deficit	(82,311)
Total equity	(82,311)

TOTAL LIABILITIES AND EQUITY	324,184

ARK7 PROPERTIES PLUS LLC – SERIES #ZIE3T

PRO FORMA STATEMENT OF OPERATIONS

AND CHANGES IN ACCUMULATED DEFICIT

FOR THE YEAR ENDED JUNE 30, 2022

(in US Dollars)

Year ended June 30, 2022
Revenues	-

Expenses
Depreciation expenses	(36,021)
Interest expenses	(32,418)
Property taxes	(5,999)
Property management	(3,620)
Insurance	(2,300)
Repair & maintenance	(1,500)
Registration Expenses	(453)
Total Expenses	(82,311)

Net loss for the year	(82,311)

Beginning accumulated deficit	-
Ending accumulated deficit	(82,311)

ARK7 PROPERTIES PLUS LLC – SERIES #ZIE3T

PRO FORMA STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED JUNE 30, 2022

(in US Dollars)

Year ended June 30, 2022
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss for the year	(82,311)

Adjustments for:
Depreciation expenses	36,021
Interest expenses	32,418

Net cash used in operating activities	(13,872)

CASH FLOWS FROM INVESTING ACTIVITIES

Purchase of property	(360,205)

Net cash used in investing activities	(360,205)

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from related party loans	360,205
Proceeds from related party advances	13,872

Net cash provided by financing activities	374,077

NET CHANGE IN CASH	-

CASH, BEGINNING OF YEAR	-
CASH, END OF YEAR	-

Supplemental disclosures of cash flow information:
Cash paid for interest	-
Cash paid for income taxes	-

ARK7 PROPERTIES PLUS LLC – SERIES #ZIE3T

NOTES TO THE PRO FORMA FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2022

(in US Dollars)

Note 1: Description of Transaction

Ark7 Properties Plus LLC - Series #ZIE3T (the “Company” or the “Series”) was established on August 1, 2022, for the purpose of acquiring the property located at 2507 Decoy Dr, Mesquite, TX 75181 (the “Property”) from a third-party seller. The Company acquired the property on August 23, 2022.

Ark7 Inc. (“Ark7”), the Managing Member of the Company, entered into an inter-company loan agreement on
August 1, 2022, pursuant to which Ark7 Inc. loaned the Company $360,205 for the purpose of purchasing the Property, and the Company intends to repay the loan from funds raised in the Company offering.

Acquisition Mechanics

Typically, each series will acquire its series property prior to the commencement or closing of that series’ offering. Each series property will be fully described in a post-qualification offering statement amendment relating to the relevant series. In each such offering circular that is included in any such amendment, information relating to the series property such as the description and specifications of the series property, the purchase price of the series property and the relevant terms of purchase shall be disclosed.

It is not anticipated that a series will own any assets other than the series property, plus cash reserves for maintenance, insurance and other expenses pertaining to the series property and amounts earned by the series from the monetization of the series property, if any. Each series may hold the specific property that it acquires in a wholly owned subsidiary which would be a limited liability company organized under laws of the state of Delaware.

Generally, the Company and Ark7 intend to arrange for the purchase of a specific residential property either directly by the Company or by Ark7, as described below:

If Ark7 or one of its subsidiaries purchased the property directly, then, after the relevant Series has obtained sufficient financing, Ark7 would sell the property to that Series for an amount equal to the original purchase price (including closing costs) plus holding costs, renovation costs and furnishing expenses incurred by Ark7 prior to the sale to the Series as well as the applicable sourcing fee specified in the Series Designation for the relevant Series.

In cases where Ark7 identifies and intends to have the Series purchase that property directly from a third-party Seller, Ark7 will loan the series the amount required to purchase the property via an intercompany loan agreement. In addition, Ark7 may decide to finance a portion of the purchase price with mortgage or other third-party financing. In both instances, it is the intent of the company and Ark7 to enter into an intercompany loan agreement describing the repayment terms.

In some instances, Ark7 may set a minimum offering amount for each Series such that the net proceeds would be sufficient to finance the purchase of the identified property, plus closing costs and expected repairs, renovations, or furnishings and less any purchase financing. If the purchase agreement for the property does not include a financing condition and the closing for the property occurs prior to sufficient minimum proceeds being received, Ark7 or an affiliate may provide a loan to the Series to finance all or part of the purchase price of the property that would be repaid with the proceeds of the offering.

NOTE 2: Basis of Presentation

The historical financial information has been adjusted to give pro forma effect to events that are (i) directly attributable to the transaction, (ii) factually supportable, and (iii) with respect to the unaudited pro forma balance sheets and unaudited pro forma statements of operations, expected to have a continuing impact on the results.

The unaudited pro forma financial statements of Ark7 Properties Plus LLC - Series #ZIE3T as of June 30, 2022, has been prepared to reflect the effects of the subsequent acquisitions as if each occurred on June 30, 2021.

The Property was owner-occupied property prior to its acquisition and there is no rental history for basis of inclusion in the above proforma statement.

NOTE 3: Consideration Transferred

In consideration of the sale and transfer of the acquired assets, Ark7 and the Company entered into an inter-company loan, pursuant to which Ark7 loaned Series #ZIE3T $360,205 for the purpose of purchasing the Property.

NOTE 4: Interest expenses and loan repayment

Interest expenses in the unaudited pro forma financial statements of Ark7 Properties Plus LLC - Series #ZIE3T as of June 30, 2022, have been calculated for a whole year with 9% p.a. interest rate as if the loan was received on June 30, 2021. According to the loan agreement, the Company is allowed for an early repayment of the full amount of the loan with a minimum interest owed based on 3% of the loan amount.

UNAUDITED PRO FORMA FINANCIAL STATEMENTS – SERIES #JTDXY

The following unaudited pro forma financial information presents the unaudited pro forma balance sheet, statement of operations, and statement of cash flows based upon the historical financial statements of Ark7 Properties Plus LLC – Series #JTDXY and adjustments described in the accompanying notes.

The unaudited pro forma financial statements of Ark7 Properties Plus LLC – Series #JTDXY have been prepared to reflect the effects of the property acquisitions as if each occurred on June 30, 2021.

The unaudited pro forma financial information should be read in conjunction with the unaudited historical financial statements of Ark7 Properties Plus LLC – Series #JTDXY and the notes thereto. Additional information about the basis of presentation of this information is provided in Note 2 hereto.

The unaudited pro forma financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma adjustments reflecting the transaction have been prepared in accordance with business combination accounting guidance as provided in Accounting Standards Codification Topic 805, Business Combinations and reflect the preliminary allocation of the purchase price to the acquired assets and liabilities based upon the preliminary estimate of fair values, using the assumptions set forth in the notes to the unaudited pro forma financial information.

The unaudited pro forma financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been completed as of the dates set forth above, nor is it indicative of the future results or financial position of the company. In connection with the pro forma financial information, the Company allocated the purchase price using its best estimates of fair value. Accordingly, the pro forma acquisition price adjustments are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed. The unaudited pro forma financial information also does not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the transaction or any integration costs. Furthermore, the unaudited pro forma statements of operations do not include certain nonrecurring charges and the related tax effects which result directly from the transaction as described in the notes to the unaudited pro forma financial information.

ARK7 PROPERTIES PLUS LLC – SERIES #JTDXY

PRO FORMA BALANCE SHEET

AS OF JUNE 30, 2022

(in US Dollars)

June 30, 2022
ASSETS

Current assets
Cash and cash equivalents	-
Total current assets	-

Non-current assets
Property, plant and equipment	356,203
Accumulated depreciation	(35,620)
Total non-current assets	320,583

TOTAL ASSETS	320,583

LIABILITIES AND EQUITY

Current liabilities
Related party advances	14,702
Related party loan	356,203
Interest payable	32,058
Total current liabilities	402,963

Equity
Accumulated deficit	(82,380)
Total equity	(82,380)

TOTAL LIABILITIES AND EQUITY	320,583

ARK7 PROPERTIES PLUS LLC – SERIES #JTDXY

PRO FORMA STATEMENT OF OPERATIONS

AND CHANGES IN ACCUMULATED DEFICIT

FOR THE YEAR ENDED JUNE 30, 2022

(in US Dollars)

Year ended June 30, 2022
Revenues	-

Expenses
Depreciation expenses	(35,620)
Interest expenses	(32,058)
Property taxes	(6,758)
Property management	(3,620)
Insurance	(2,371)
Repair & maintenance	(1,500)
Registration Expenses	(453)
Total Expenses	(82,380)

Net loss for the year	(82,380)

Beginning accumulated deficit	-
Ending accumulated deficit	(82,380)

ARK7 PROPERTIES PLUS LLC – SERIES #JTDXY

PRO FORMA STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED JUNE 30, 2022

(in US Dollars)

Year ended June 30, 2022
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss for the year	(82,380)

Adjustments for:
Depreciation expenses	35,620
Interest expenses	32,058

Net cash used in operating activities	(14,702)

CASH FLOWS FROM INVESTING ACTIVITIES

Purchase of property	(356,203)

Net cash used in investing activities	(356,203)

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from related party loans	356,203
Proceeds from related party advances	14,702

Net cash provided by financing activities	370,905

NET CHANGE IN CASH	-

CASH, BEGINNING OF YEAR	-
CASH, END OF YEAR	-

Supplemental disclosures of cash flow information:
Cash paid for interest	-
Cash paid for income taxes	-

ARK7 PROPERTIES PLUS LLC – SERIES #JTDXY

NOTES TO THE PRO FORMA FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2022

(in US Dollars)

Note 1: Description of Transaction

Ark7 Properties Plus LLC - Series #JTDXY (the “Company” or the “Series”) was established on June 30, 2022, for the purpose of acquiring the property located at 2300 Homestead Dr, Mesquite, TX 75181 (the “Property”) from a third-party seller. The Company acquired the property on August 26, 2022.

Ark7 Inc. (“Ark7”), the Managing Member of the Company, entered into an inter-company loan agreement on June 30, 2022, pursuant to which Ark7 Inc. loaned the Company $356,203 for the purpose of purchasing the Property, and the Company intends to repay the loan from funds raised in the Company offering.

Acquisition Mechanics

Typically, each series will acquire its series property prior to the commencement or closing of that series’ offering. Each series property will be fully described in a post-qualification offering statement amendment relating to the relevant series. In each such offering circular that is included in any such amendment, information relating to the series property such as the description and specifications of the series property, the purchase price of the series property and the relevant terms of purchase shall be disclosed.

It is not anticipated that a series will own any assets other than the series property, plus cash reserves for maintenance, insurance and other expenses pertaining to the series property and amounts earned by the series from the monetization of the series property, if any. Each series may hold the specific property that it acquires in a wholly owned subsidiary which would be a limited liability company organized under laws of the state of Delaware.

Generally, the Company and Ark7 intend to arrange for the purchase of a specific residential property either directly by the Company or by Ark7, as described below:

If Ark7 or one of its subsidiaries purchased the property directly, then, after the relevant Series has obtained sufficient financing, Ark7 would sell the property to that Series for an amount equal to the original purchase price (including closing costs) plus holding costs, renovation costs and furnishing expenses incurred by Ark7 prior to the sale to the Series as well as the applicable sourcing fee specified in the Series Designation for the relevant Series.

In cases where Ark7 identifies and intends to have the Series purchase that property directly from a third-party Seller, Ark7 will loan the series the amount required to purchase the property via an intercompany loan agreement. In addition, Ark7 may decide to finance a portion of the purchase price with mortgage or other third-party financing. In both instances, it is the intent of the company and Ark7 to enter into an intercompany loan agreement describing the repayment terms.

In some instances, Ark7 may set a minimum offering amount for each Series such that the net proceeds would be sufficient to finance the purchase of the identified property, plus closing costs and expected repairs, renovations, or furnishings and less any purchase financing. If the purchase agreement for the property does not include a financing condition and the closing for the property occurs prior to sufficient minimum proceeds being received, Ark7 or an affiliate may provide a loan to the Series to finance all or part of the purchase price of the property that would be repaid with the proceeds of the offering.

NOTE 2: Basis of Presentation

The historical financial information has been adjusted to give pro forma effect to events that are (i) directly attributable to the transaction, (ii) factually supportable, and (iii) with respect to the unaudited pro forma balance sheets and unaudited pro forma statements of operations, expected to have a continuing impact on the results.

The unaudited pro forma financials statements of Ark7 Properties Plus LLC - Series #JTDXY as of June 30, 2022, has been prepared to reflect the effects of the subsequent acquisitions as if each occurred on June 30, 2021.

The Property was owner-occupied property prior to its acquisition and there is no rental history for basis of inclusion in the above proforma statement.

NOTE 3: Consideration Transferred

In consideration of the sale and transfer of the acquired assets, Ark7 and the Company entered into an inter-company loan, pursuant to which Ark7 loaned Series #JTDXY $356,203 for the purpose of purchasing the Property.

NOTE 4: Interest expenses and loan repayment

Interest expenses in the unaudited pro forma financial statements of Ark7 Properties Plus LLC - Series #JTDXY as of June 30, 2022, have been calculated for a whole year with 9% p.a. interest rate as if the loan was received on June 30, 2021. According to the loan agreement, the Company is allowed for an early repayment of the full amount of the loan with a minimum interest owed based on 3% of the loan amount.

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

The following unaudited pro forma financial information presents the unaudited pro forma balance sheet, statement of operations, and statement of cash flows based upon the historical financial statements of Ark7 Properties Plus LLC – Series #FTWDS and adjustments described in the accompanying notes.

The unaudited pro forma financials statements of Ark7 Properties Plus LLC – Series #FTWDS have been prepared to reflect the effects of the property acquisitions as if each occurred on September 30, 2021.

The unaudited pro forma financial information should be read in conjunction with the unaudited historical financial statements of Ark7 Properties Plus LLC – Series #FTWDS and the notes thereto. Additional information about the basis of presentation of this information is provided in Note 2 hereto.

The unaudited pro forma financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma adjustments reflecting the transaction have been prepared in accordance with business combination accounting guidance as provided in Accounting Standards Codification Topic 805, Business Combinations and reflect the preliminary allocation of the purchase price to the acquired assets and liabilities based upon the preliminary estimate of fair values, using the assumptions set forth in the notes to the unaudited pro forma financial information.

The unaudited pro forma financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been completed as of the dates set forth above, nor is it indicative of the future results or financial position of the company. In connection with the pro forma financial information, the Company allocated the purchase price using its best estimates of fair value. Accordingly, the pro forma acquisition price adjustments are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed. The unaudited pro forma financial information also does not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the transaction or any integration costs. Furthermore, the unaudited pro forma statements of operations do not include certain nonrecurring charges and the related tax effects which result directly from the transaction as described in the notes to the unaudited pro forma financial information.

ARK7 PROPERTIES PLUS LLC – SERIES #FTWDS

PRO FORMA BALANCE SHEET

AS OF SEPTEMBER 30, 2022

(in US Dollars)

September 30, 2022
ASSETS

Current assets
Cash and cash equivalents	-
Total current assets	-

Non-current assets
Property, plant and equipment	228,015
Accumulated depreciation	(22,802)
Total non-current assets	205,213

TOTAL ASSETS	205,213

LIABILITIES AND EQUITY

Current liabilities
Related party advances	6,973
Related party loan	228,015
Interest payable	20,521
Total current liabilities	255,509

Equity
Accumulated deficit	(50,296)
Total equity	(50,296)

TOTAL LIABILITIES AND EQUITY	205,213

ARK7 PROPERTIES PLUS LLC – SERIES #FTWDS

PRO FORMA INCOME STATEMENT AND CHANGES IN ACCUMULATED DEFICIT

FOR THE YEAR ENDED SEPTEMBER 30, 2022

(in US Dollars)

Year ended September 30, 2022
Revenues	-

Expenses
Depreciation expenses	(22,802)
Interest expenses	(20,521)
Property taxes	(2,996)
Property management	(1,303)
Repair & maintenance	(1,000)
Insurance	(624)
HOA fee	(600)
Registration Expenses	(450)
Total Expenses	(50,296)

Net loss for the year	(50,296)

Beginning accumulated deficit	-
Ending accumulated deficit	(50,296)

ARK7 PROPERTIES PLUS LLC – SERIES #FTWDS

PRO FORMA STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED SEPTEMBER 30, 2022

(in US Dollars)

Year ended September 30, 2022
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss for the year	(50,296)

Adjustments for:
Depreciation expenses	22,802
Interest expenses	20,521

Net cash used in operating activities	(6,973)

CASH FLOWS FROM INVESTING ACTIVITIES

Purchase of property	(228,015)

Net cash used in investing activities	(228,015)

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from related party loans	228,015
Proceeds from related party advances	6,973

Net cash provided by financing activities	234,988

NET CHANGE IN CASH	-

CASH, BEGINNING OF YEAR	-
CASH, END OF YEAR	-

Supplemental disclosures of cash flow information:
Cash paid for interest	-
Cash paid for income taxes	-

ARK7 PROPERTIES PLUS LLC – SERIES #FTWDS

NOTES TO THE PRO FORMA FINANCIAL STATEMENTS

FOR THE YEAR ENDED SEPTEMBER 30, 2022

(in US Dollars)

Note 1: Description of Transaction

Ark7 Properties Plus LLC - Series #FTWDS (the “Company” or the “Series”) was established on November 21, 2022, for the purpose of acquiring the property located at 1527 Iris Walk, Jonesboro, Georgia 30238 (the “Property”) from a third-party seller. The property was acquired by a subsidiary of the Company on September 22, 2022.

Ark7 Inc. (“Ark7”), the Managing Member of the Company, entered into an inter-company loan agreement on September 1, 2022, pursuant to which Ark7 Inc. loaned the Company’s subsidiary $228,015 for the purpose of purchasing the Property, and the Company intends to repay the loan from funds raised in the Company offering.

Acquisition Mechanics

Typically, each series will acquire its series property prior to the commencement or closing of that series’ offering. Each series property will be fully described in a post-qualification offering statement amendment relating to the relevant series. In each such offering circular that is included in any such amendment, information relating to the series property such as the description and specifications of the series property, the purchase price of the series property and the relevant terms of purchase shall be disclosed.

It is not anticipated that a series will own any assets other than the series property, plus cash reserves for maintenance, insurance and other expenses pertaining to the series property and amounts earned by the series from the monetization of the series property, if any. Each series may hold the specific property that it acquires in a wholly-owned subsidiary which would be a limited liability company organized under laws of the state of Delaware.

Generally, the Company and Ark7 intend to arrange for the purchase of a specific residential property either directly by the Company or by Ark7, as described below:

If Ark7 or one of its subsidiaries purchased the property directly, then, after the relevant Series has obtained sufficient financing, Ark7 would sell the property to that Series for an amount equal to the original purchase price (including closing costs) plus holding costs, renovation costs and furnishing expenses incurred by Ark7 prior to the sale to the Series as well as the applicable sourcing fee specified in the Series Designation for the relevant Series.

In cases where Ark7 identifies and intends to have the Series purchase that property directly from a third-party Seller, Ark7 will loan the series the amount required to purchase the property via an intercompany loan agreement. In addition, Ark7 may decide to finance a portion of the purchase price with mortgage or other third-party financing. In both instances, it is the intent of the company and Ark7 to enter into an intercompany loan agreement describing the repayment terms.

In some instances, Ark7 may set a minimum offering amount for each Series such that the net proceeds would be sufficient to finance the purchase of the identified property, plus closing costs and expected repairs, renovations, or furnishings and less any purchase financing. If the purchase agreement for the property does not include a financing condition and the closing for the property occurs prior to sufficient minimum proceeds being received, Ark7 or an affiliate may provide a loan to the Series to finance all or part of the purchase price of the property that would be repaid with the proceeds of the offering.

NOTE 2: Basis of Presentation

The historical financial information has been adjusted to give pro forma effect to events that are (i) directly attributable to the transaction, (ii) factually supportable, and (iii) with respect to the unaudited pro forma balance sheets and unaudited pro forma statements of operations, expected to have a continuing impact on the results.

The unaudited pro forma financials statements of Ark7 Properties Plus LLC - Series #FTWDS as of September 30, 2022, has been prepared to reflect the effects of the subsequent acquisitions as if each occurred on September 30, 2021.

NOTE 3: Consideration Transferred

In consideration of the sale and transfer of the acquired assets, Ark7 and the Company entered into an inter-company loan, pursuant to which Ark7 loaned Series #FTWDS $228,015 for the purpose of purchasing the Property.

NOTE 4: Interest expenses and loan repayment

Interest expenses in the unaudited pro forma financials statements of Ark7 Properties Plus LLC - Series #FTWDS as of September 30, 2022, have been calculated for a whole year with 9% p.a. interest rate as if the loan was received on September 30, 2021. According to the loan agreement, the Company is allowed for an early repayment of the full amount of the loan with a minimum interest owed based on 3% of the loan amount.

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

The following unaudited pro forma financial information presents the unaudited pro forma balance sheet, statement of operations, and statement of cash flows based upon the historical financial statements of Ark7 Properties Plus LLC – Series #P7FJ5 and adjustments described in the accompanying notes.

The unaudited pro forma financials statements of Ark7 Properties Plus LLC – Series #P7FJ5 have been prepared to reflect the effects of the property acquisitions as if each occurred on September 30, 2021.

The unaudited pro forma financial information should be read in conjunction with the unaudited historical financial statements of Ark7 Properties Plus LLC – Series #P7FJ5 and the notes thereto. Additional information about the basis of presentation of this information is provided in Note 2 hereto.

The unaudited pro forma financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma adjustments reflecting the transaction have been prepared in accordance with business combination accounting guidance as provided in Accounting Standards Codification Topic 805, Business Combinations and reflect the preliminary allocation of the purchase price to the acquired assets and liabilities based upon the preliminary estimate of fair values, using the assumptions set forth in the notes to the unaudited pro forma financial information.

The unaudited pro forma financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been completed as of the dates set forth above, nor is it indicative of the future results or financial position of the company. In connection with the pro forma financial information, the Company allocated the purchase price using its best estimates of fair value. Accordingly, the pro forma acquisition price adjustments are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed. The unaudited pro forma financial information also does not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the transaction or any integration costs. Furthermore, the unaudited pro forma statements of operations do not include certain nonrecurring charges and the related tax effects which result directly from the transaction as described in the notes to the unaudited pro forma financial information.

ARK7 PROPERTIES PLUS LLC – SERIES #P7FJ5

PRO FORMA BALANCE SHEET

AS OF SEPTEMBER 30, 2022

(in US Dollars)

September 30, 2022
ASSETS

Current assets
Cash and cash equivalents	-
Total current assets	-

Non-current assets
Property, plant and equipment	227,985
Accumulated depreciation	(22,799)
Total non-current assets	205,186

TOTAL ASSETS	205,186

LIABILITIES AND EQUITY

Current liabilities
Related party advances	8,293
Related party loan	227,985
Interest payable	20,519
Total current liabilities	256,797

Equity
Accumulated deficit	(51,611)
Total equity	(51,611)

TOTAL LIABILITIES AND EQUITY	205,186

ARK7 PROPERTIES PLUS LLC – SERIES #P7FJ5

PRO FORMA INCOME STATEMENT AND CHANGES IN ACCUMULATED DEFICIT

FOR THE YEAR ENDED SEPTEMBER 30, 2022

(in US Dollars)

Year ended September 30, 2022
Revenues	-

Expenses
Depreciation expenses	(22,799)
Interest expenses	(20,519)
Property management	(2,802)
Property taxes	(2,697)
Repair & maintenance	(1,000)
Insurance	(694)
HOA fee	(600)
Registration Expenses	(500)
Total Expenses	(51,611)

Net loss for the year	(51,611)

Beginning accumulated deficit	-
Ending accumulated deficit	(51,611)

ARK7 PROPERTIES PLUS LLC – SERIES #P7FJ5

PRO FORMA STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED SEPTEMBER 30, 2022

(in US Dollars)

Year ended September 30, 2022
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss for the year	(51,611)

Adjustments for:
Depreciation expenses	22,799
Interest expenses	20,519

Net cash used in operating activities	(8,293)

CASH FLOWS FROM INVESTING ACTIVITIES

Purchase of property	(227,985)

Net cash used in investing activities	(227,985)

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from related party loans	227,985
Proceeds from related party advances	8,293

Net cash provided by financing activities	236,278

NET CHANGE IN CASH	-

CASH, BEGINNING OF YEAR	-
CASH, END OF YEAR	-

Supplemental disclosures of cash flow information:
Cash paid for interest	-
Cash paid for income taxes	-

ARK7 PROPERTIES PLUS LLC – SERIES #P7FJ5

NOTES TO THE PRO FORMA FINANCIAL STATEMENTS

FOR THE YEAR ENDED SEPTEMBER 30, 2022

(in US Dollars)

Note 1: Description of Transaction

Ark7 Properties Plus LLC - Series #P7FJ5 (the “Company” or the “Series”) was established on November 21, 2022, for the purpose of acquiring the property located at 1541 Iris Walk, Jonesboro, Georgia 30238 (the “Property”) from a third-party seller. The property was acquired by a subsidiary of the Company on September 22, 2022.

Ark7 Inc. (“Ark7”), the Managing Member of the Company, entered into an inter-company loan agreement on September 1, 2022, pursuant to which Ark7 Inc. loaned the Company’s subsidiary $227,985 for the purpose of purchasing the Property, and the Company intends to repay the loan from funds raised in the Company offering.

Acquisition Mechanics

Typically, each series will acquire its series property prior to the commencement or closing of that series’ offering. Each series property will be fully described in a post-qualification offering statement amendment relating to the relevant series. In each such offering circular that is included in any such amendment, information relating to the series property such as the description and specifications of the series property, the purchase price of the series property and the relevant terms of purchase shall be disclosed.

It is not anticipated that a series will own any assets other than the series property, plus cash reserves for maintenance, insurance and other expenses pertaining to the series property and amounts earned by the series from the monetization of the series property, if any. Each series may hold the specific property that it acquires in a wholly-owned subsidiary which would be a limited liability company organized under laws of the state of Delaware.

Generally, the Company and Ark7 intend to arrange for the purchase of a specific residential property either directly by the Company or by Ark7, as described below:

If Ark7 or one of its subsidiaries purchased the property directly, then, after the relevant Series has obtained sufficient financing, Ark7 would sell the property to that Series for an amount equal to the original purchase price (including closing costs) plus holding costs, renovation costs and furnishing expenses incurred by Ark7 prior to the sale to the Series as well as the applicable sourcing fee specified in the Series Designation for the relevant Series.

In cases where Ark7 identifies and intends to have the Series purchase that property directly from a third-party Seller, Ark7 will loan the series the amount required to purchase the property via an intercompany loan agreement. In addition, Ark7 may decide to finance a portion of the purchase price with mortgage or other third-party financing. In both instances, it is the intent of the company and Ark7 to enter into an intercompany loan agreement describing the repayment terms.

In some instances, Ark7 may set a minimum offering amount for each Series such that the net proceeds would be sufficient to finance the purchase of the identified property, plus closing costs and expected repairs, renovations, or furnishings and less any purchase financing. If the purchase agreement for the property does not include a financing condition and the closing for the property occurs prior to sufficient minimum proceeds being received, Ark7 or an affiliate may provide a loan to the Series to finance all or part of the purchase price of the property that would be repaid with the proceeds of the offering.

NOTE 2: Basis of Presentation

The historical financial information has been adjusted to give pro forma effect to events that are (i) directly attributable to the transaction, (ii) factually supportable, and (iii) with respect to the unaudited pro forma balance sheets and unaudited pro forma statements of operations, expected to have a continuing impact on the results.

The unaudited pro forma financials statements of Ark7 Properties Plus LLC - Series #P7FJ5 as of September 30, 2022, has been prepared to reflect the effects of the subsequent acquisitions as if each occurred on September 30, 2021.

NOTE 3: Consideration Transferred

In consideration of the sale and transfer of the acquired assets, Ark7 and the Company entered into an inter-company loan, pursuant to which Ark7 loaned Series #P7FJ5 $227,985 for the purpose of purchasing the Property.

NOTE 4: Interest expenses and loan repayment

Interest expenses in the unaudited pro forma financials statements of Ark7 Properties Plus LLC - Series #P7FJ5 as of September 30, 2022, have been calculated for a whole year with 9% p.a. interest rate as if the loan was received on September 30, 2021. According to the loan agreement, the Company is allowed for an early repayment of the full amount of the loan with a minimum interest owed based on 3% of the loan amount.

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

The following unaudited pro forma financial information presents the unaudited pro forma balance sheet, statement of operations, and statement of cash flows based upon the historical financial statements of Ark7 Properties Plus LLC – Series #WRA7O and adjustments described in the accompanying notes.

The unaudited pro forma financials statements of Ark7 Properties Plus LLC – Series #WRA7O have been prepared to reflect the effects of the property acquisitions as if each occurred on September 30, 2021.

The unaudited pro forma financial information should be read in conjunction with the unaudited historical financial statements of Ark7 Properties Plus LLC – Series # WRA7O and the notes thereto. Additional information about the basis of presentation of this information is provided in Note 2 hereto.

The unaudited pro forma financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma adjustments reflecting the transaction have been prepared in accordance with business combination accounting guidance as provided in Accounting Standards Codification Topic 805, Business Combinations and reflect the preliminary allocation of the purchase price to the acquired assets and liabilities based upon the preliminary estimate of fair values, using the assumptions set forth in the notes to the unaudited pro forma financial information.

The unaudited pro forma financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been completed as of the dates set forth above, nor is it indicative of the future results or financial position of the company. In connection with the pro forma financial information, the Company allocated the purchase price using its best estimates of fair value. Accordingly, the pro forma acquisition price adjustments are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed. The unaudited pro forma financial information also does not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the transaction or any integration costs. Furthermore, the unaudited pro forma statements of operations do not include certain nonrecurring charges and the related tax effects which result directly from the transaction as described in the notes to the unaudited pro forma financial information.

ARK7 PROPERTIES PLUS LLC – SERIES #WRA7O

PRO FORMA BALANCE SHEET

AS OF SEPTEMBER 30, 2022

(in US Dollars)

September 30, 2022
ASSETS

Current assets
Cash and cash equivalents	-
Total current assets	-

Non-current assets
Property, plant and equipment	542,610
Accumulated depreciation	(54,261)
Total non-current assets	488,349

TOTAL ASSETS	488,349

LIABILITIES AND EQUITY

Current liabilities
Related party advances	10,894
Related party loan	542,610
Interest payable	48,835
Total current liabilities	602,339

Equity
Accumulated deficit	(113,990)
Total equity	(113,990)

TOTAL LIABILITIES AND EQUITY	488,349

ARK7 PROPERTIES PLUS LLC – SERIES #WRA7O

PRO FORMA INCOME STATEMENT AND CHANGES IN ACCUMULATED DEFICIT

FOR THE YEAR ENDED SEPTEMBER 30, 2022

(in US Dollars)

Year ended September 30, 2022
Revenues	-

Expenses
Depreciation expenses	(54,261)
Interest expenses	(48,835)
Property taxes	(3,600)
Property management	(3,500)
Repair & maintenance	(1,500)
Insurance	(1,365)
HOA fee	(600)
Registration Expenses	(329)
Total Expenses	(113,990)

Net loss for the year	(113,990)

Beginning accumulated deficit	-
Ending accumulated deficit	(113,990)

ARK7 PROPERTIES PLUS LLC – SERIES #WRA7O

PRO FORMA STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED SEPTEMBER 30, 2022

(in US Dollars)

Year ended September 30, 2022
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss for the year	(113,990)

Adjustments for:
Depreciation expenses	54,261
Interest expenses	48,835

Net cash used in operating activities	(10,894)

CASH FLOWS FROM INVESTING ACTIVITIES

Purchase of property	(542,610)

Net cash used in investing activities	(542,610)

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from related party loans	542,610
Proceeds from related party advances	10,894

Net cash provided by financing activities	553,504

NET CHANGE IN CASH	-

CASH, BEGINNING OF YEAR	-
CASH, END OF YEAR	-

Supplemental disclosures of cash flow information:
Cash paid for interest	-
Cash paid for income taxes	-

ARK7 PROPERTIES PLUS LLC – SERIES #WRA7O

NOTES TO THE PRO FORMA FINANCIAL STATEMENTS

FOR THE YEAR ENDED SEPTEMBER 30, 2022

(in US Dollars)

Note 1: Description of Transaction

Ark7 Properties Plus LLC - Series #WRA7O (the “Company” or the “Series”) was established on August 8, 2022, for the purpose of acquiring the property located at 4263 Cadence Loop, Land of Lakes, Florida 34638 (the “Property”) from a third-party seller. The Company acquired the property on October 11, 2022.

Ark7 Inc. (“Ark7”), the Managing Member of the Company, entered into an inter-company loan agreement on October 1, 2022, pursuant to which Ark7 Inc. loaned the Company $542,610 for the purpose of purchasing the Property, and the Company intends to repay the loan from funds raised in the Company offering.

Acquisition Mechanics

Typically, each series will acquire its series property prior to the commencement or closing of that series’ offering. Each series property will be fully described in a post-qualification offering statement amendment relating to the relevant series. In each such offering circular that is included in any such amendment, information relating to the series property such as the description and specifications of the series property, the purchase price of the series property and the relevant terms of purchase shall be disclosed.

It is not anticipated that a series will own any assets other than the series property, plus cash reserves for maintenance, insurance and other expenses pertaining to the series property and amounts earned by the series from the monetization of the series property, if any. Each series may hold the specific property that it acquires in a wholly-owned subsidiary which would be a limited liability company organized under laws of the state of Delaware.

Generally, the Company and Ark7 intend to arrange for the purchase of a specific residential property either directly by the Company or by Ark7, as described below:

If Ark7 or one of its subsidiaries purchased the property directly, then, after the relevant Series has obtained sufficient financing, Ark7 would sell the property to that Series for an amount equal to the original purchase price (including closing costs) plus holding costs, renovation costs and furnishing expenses incurred by Ark7 prior to the sale to the Series as well as the applicable sourcing fee specified in the Series Designation for the relevant Series.

In cases where Ark7 identifies and intends to have the Series purchase that property directly from a third-party Seller, Ark7 will loan the series the amount required to purchase the property via an intercompany loan agreement. In addition, Ark7 may decide to finance a portion of the purchase price with mortgage or other third-party financing. In both instances, it is the intent of the company and Ark7 to enter into an intercompany loan agreement describing the repayment terms.

In some instances, Ark7 may set a minimum offering amount for each Series such that the net proceeds would be sufficient to finance the purchase of the identified property, plus closing costs and expected repairs, renovations, or furnishings and less any purchase financing. If the purchase agreement for the property does not include a financing condition and the closing for the property occurs prior to sufficient minimum proceeds being received, Ark7 or an affiliate may provide a loan to the Series to finance all or part of the purchase price of the property that would be repaid with the proceeds of the offering.

NOTE 2: Basis of Presentation

The historical financial information has been adjusted to give pro forma effect to events that are (i) directly attributable to the transaction, (ii) factually supportable, and (iii) with respect to the unaudited pro forma balance sheets and unaudited pro forma statements of operations, expected to have a continuing impact on the results.

The unaudited pro forma financials statements of Ark7 Properties Plus LLC - Series #WRA7O as of September 30, 2022, has been prepared to reflect the effects of the subsequent acquisitions as if each occurred on September 30, 2021.

The Property was owner-occupied property prior to its acquisition and there is no rental history for basis of inclusion in the above proforma statement.

NOTE 3: Consideration Transferred

In consideration of the sale and transfer of the acquired assets, Ark7 and the Company entered into an inter-company loan, pursuant to which Ark7 loaned Series #WRA7O $542,610 for the purpose of purchasing the Property.

NOTE 4: Interest expenses and loan repayment

Interest expenses in the unaudited pro forma financials statements of Ark7 Properties Plus LLC - Series #WRA7O as of September 30, 2022, have been calculated for a whole year with 9% p.a. interest rate as if the loan was received on September 30, 2021. According to the loan agreement, the Company is allowed for an early repayment of the full amount of the loan with a minimum interest owed based on 3% of the loan amount.

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

The following unaudited pro forma financial information presents the unaudited pro forma balance sheet, statement of operations, and statement of cash flows based upon the historical financial statements of Ark7 Properties Plus LLC – Series #SOV9W and adjustments described in the accompanying notes.

The unaudited pro forma financials statements of Ark7 Properties Plus LLC – Series #SOV9W have been prepared to reflect the effects of the property acquisitions as if each occurred on August 31, 2022.

The unaudited pro forma financial information should be read in conjunction with the unaudited historical financial statements of Ark7 Properties Plus LLC – Series #SOV9W and the notes thereto. Additional information about the basis of presentation of this information is provided in Note 2 hereto.

The unaudited pro forma financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma adjustments reflecting the transaction have been prepared in accordance with business combination accounting guidance as provided in Accounting Standards Codification Topic 805, Business Combinations, and reflect the preliminary allocation of the purchase price to the acquired assets and liabilities based upon the preliminary estimate of fair values, using the assumptions set forth in the notes to the unaudited pro forma financial information.

The unaudited pro forma financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been completed as of the dates set forth above, nor is it indicative of the future results or financial position of the company. In connection with the pro forma financial information, the Company allocated the purchase price using its best estimates of fair value. Accordingly, the pro forma acquisition price adjustments are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed. The unaudited pro forma financial information also does not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies, or cost savings that may result from the transaction or any integration costs. Furthermore, the unaudited pro forma statements of operations do not include certain nonrecurring charges and the related tax effects that result directly from the transaction as described in the notes to the unaudited pro forma financial information.

ARK7 PROPERTIES PLUS LLC – SERIES #SOV9W

PRO FORMA BALANCE SHEET

AS OF AUGUST 31, 2023

(in US Dollars)

August 31, 2023
ASSETS

Current assets
Cash and cash equivalents	-
Total current assets	-

Non-current assets
Property, plant and equipment	217,049
Accumulated depreciation	(21,705)
Total non-current assets	195,344

TOTAL ASSETS	195,344

LIABILITIES AND EQUITY

Current liabilities
Related party advances	5,248
Related party loan	217,049
Interest payable	21,705
Total current liabilities	244,002

Equity
Accumulated deficit	(48,658)
Total equity	(48,658)

TOTAL LIABILITIES AND EQUITY	195,344

ARK7 PROPERTIES PLUS LLC – SERIES #SOV9W

PRO FORMA INCOME STATEMENT AND CHANGES IN ACCUMULATED DEFICIT

FOR THE YEAR ENDED AUGUST 31, 2023

(in US Dollars)

Year ended August 31, 2023
Revenues	-

Expenses
Depreciation expenses	(21,705)
Interest expenses	(21,705)
Property taxes	(2,049)
Property management	(1,320)
Repair & maintenance	(1,500)
Insurance	(0)
HOA fee	(0)
Registration Expenses	(379)
Total Expenses	(48,658)

Net loss for the year	(48,658)

Beginning accumulated deficit	-
Ending accumulated deficit	(48,658)

ARK7 PROPERTIES PLUS LLC – SERIES #SOV9W

PRO FORMA STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED AUGUST 31, 2023

(in US Dollars)

Year ended August 31, 2023
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss for the year	(48,658)

Adjustments for:
Depreciation expenses	21,705
Interest expenses	21,705

Net cash used in operating activities	(5,248)

CASH FLOWS FROM INVESTING ACTIVITIES

Purchase of property	(217,049)

Net cash used in investing activities	(217,049)

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from related party loans	217,049
Proceeds from related party advances	5,248

Net cash provided by financing activities	222,297

NET CHANGE IN CASH	-

CASH, BEGINNING OF YEAR	-
CASH, END OF YEAR	-

Supplemental disclosures of cash flow information:
Cash paid for interest	-
Cash paid for income taxes	-

ARK7 PROPERTIES PLUS LLC – SERIES #SOV9W

NOTES TO THE PRO FORMA FINANCIAL STATEMENTS

FOR THE YEAR ENDED AUGUST 31, 2023

(in US Dollars)

NOTE 1: DESCRIPTION OF TRANSACTION

Ark7 Properties Plus LLC - Series #SOV9W (the “Company” or the “Series”) was established on August 10, 2022, for the purpose of acquiring the property located at 2113 W Gladys Ave, Unit 3S, Chicago, IL 60612 (the “Property”) from a third-party seller. The Company acquired the property on August 7, 2023.

Ark7 Inc. (“Ark7”), the Managing Member of the Company, entered into an inter-company loan agreement on August 1, 2023, pursuant to which Ark7 Inc. loaned the Company $217,049 for the purpose of purchasing the Property, and the Company intends to repay the loan from funds raised in the Company offering.

Acquisition Mechanics

Typically, each series will acquire its series property prior to the commencement or closing of that series’ offering. Each series property will be fully described in a post-qualification offering statement amendment relating to the relevant series. In each such offering circular that is included in any such amendment, information relating to the series property such as the description and specifications of the series property, the purchase price of the series property, and the relevant terms of purchase shall be disclosed.

It is not anticipated that a series will own any assets other than the series property, plus cash reserves for maintenance, insurance, and other expenses pertaining to the series property and amounts earned by the series from the monetization of the series property, if any. Each series may hold the specific property that it acquires in a wholly-owned subsidiary which would be a limited liability company organized under laws of the state of Delaware.

Generally, the Company and Ark7 intend to arrange for the purchase of a specific residential property either directly by the Company or by Ark7, as described below:

If Ark7 or one of its subsidiaries purchased the property directly, then, after the relevant Series has obtained sufficient financing, Ark7 would sell the property to that Series for an amount equal to the original purchase price (including closing costs) plus holding costs, renovation costs and furnishing expenses incurred by Ark7 prior to the sale to the Series as well as the applicable sourcing fee specified in the Series Designation for the relevant Series.

In cases where Ark7 identifies and intends to have the Series purchase that property directly from a third-party Seller, Ark7 will loan the series the amount required to purchase the property via an intercompany loan agreement. In addition, Ark7 may decide to finance a portion of the purchase price with a mortgage or other third-party financing. In both instances, it is the intent of the company and Ark7 to enter into an intercompany loan agreement describing the repayment terms.

In some instances, Ark7 may set a minimum offering amount for each Series such that the net proceeds would be sufficient to finance the purchase of the identified property, plus closing costs and expected repairs, renovations, or furnishings and less any purchase financing. If the purchase agreement for the property does not include a financing condition and the closing for the property occurs prior to sufficient minimum proceeds being received, Ark7 or an affiliate may provide a loan to the Series to finance all or part of the purchase price of the property that would be repaid with the proceeds of the offering.

NOTE 2: BASIS OF PRESENTATION

The historical financial information has been adjusted to give pro forma effect to events that are (i) directly attributable to the transaction, (ii) factually supportable, and (iii) with respect to the unaudited pro forma balance sheets and unaudited pro forma statements of operations, expected to have a continuing impact on the results.

The unaudited pro forma financials statements of Ark7 Properties Plus LLC - Series #SOV9W as of August 31, 2023, have been prepared to reflect the effects of the subsequent acquisitions as if each occurred on August 31, 2022.

The Property was owner-occupied property prior to its acquisition and there is no rental history for the basis of inclusion in the above proforma statement.

NOTE 3: CONSIDERATION TRANSFERRED

In consideration of the sale and transfer of the acquired assets, Ark7 and the Company entered into an inter-company loan, pursuant to which Ark7 loaned Series #SOV9W $217,049 for the purpose of purchasing the Property.

NOTE 4: INTEREST EXPENSES AND LOAN REPAYMENT

Interest expenses in the unaudited pro forma financials statements of Ark7 Properties Plus LLC - Series #SOV9W as of August 31, 2023, have been calculated for a whole year with 10% p.a. interest rate as if the loan was received on August 31, 2022.

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

The following unaudited pro forma financial information presents the unaudited pro forma balance sheet, statement of operations, and statement of cash flows based upon the historical financial statements of Ark7 Properties Plus LLC – Series #QGXF0 and adjustments described in the accompanying notes.

The unaudited pro forma financials statements of Ark7 Properties Plus LLC – Series #QGXF0 have been prepared to reflect the effects of the property acquisitions as if each occurred on August 31, 2022.

The unaudited pro forma financial information should be read in conjunction with the unaudited historical financial statements of Ark7 Properties Plus LLC – Series #QGXF0 and the notes thereto. Additional information about the basis of presentation of this information is provided in Note 2 hereto.

The unaudited pro forma financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma adjustments reflecting the transaction have been prepared in accordance with business combination accounting guidance as provided in Accounting Standards Codification Topic 805, Business Combinations, and reflect the preliminary allocation of the purchase price to the acquired assets and liabilities based upon the preliminary estimate of fair values, using the assumptions set forth in the notes to the unaudited pro forma financial information.

The unaudited pro forma financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been completed as of the dates set forth above, nor is it indicative of the future results or financial position of the company. In connection with the pro forma financial information, the Company allocated the purchase price using its best estimates of fair value. Accordingly, the pro forma acquisition price adjustments are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed. The unaudited pro forma financial information also does not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies, or cost savings that may result from the transaction or any integration costs. Furthermore, the unaudited pro forma statements of operations do not include certain nonrecurring charges and the related tax effects that result directly from the transaction as described in the notes to the unaudited pro forma financial information.

ARK7 PROPERTIES PLUS LLC – SERIES #QGXF0

PRO FORMA BALANCE SHEET

AS OF AUGUST 31, 2023

(in US Dollars)

August 31, 2023
ASSETS

Current assets
Cash and cash equivalents	-
Total current assets	-

Non-current assets
Property, plant and equipment	344,051
Accumulated depreciation	(34,405)
Total non-current assets	309,646

TOTAL ASSETS	309,646

LIABILITIES AND EQUITY

Current liabilities
Related party advances	16,693
Related party loan	344,051
Interest payable	34,405
Total current liabilities	395,149

Equity
Accumulated deficit	(85,503)
Total equity	(85,503)

TOTAL LIABILITIES AND EQUITY	309,646

ARK7 PROPERTIES PLUS LLC – SERIES #QGXF0

PRO FORMA INCOME STATEMENT AND CHANGES IN ACCUMULATED DEFICIT

FOR THE YEAR ENDED AUGUST 31, 2023

(in US Dollars)

Year ended August 31, 2023
Revenues	-

Expenses
Depreciation expenses	(34,405)
Interest expenses	(34,405)
Property taxes	(10,514)
Property management	(2,100)
Repair & maintenance	(1,500)
Insurance	(2,200)
HOA fee	-
Registration Expenses	(379)
Total Expenses	(85,503)

Net loss for the year	(85,503)

Beginning accumulated deficit	-
Ending accumulated deficit	(85,503)

ARK7 PROPERTIES PLUS LLC – SERIES #QGXF0

PRO FORMA STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED AUGUST 31, 2023

(in US Dollars)

Year ended August 31, 2023
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss for the year	(85,503)

Adjustments for:
Depreciation expenses	34,405
Interest expenses	34,405

Net cash used in operating activities	(16,693)

CASH FLOWS FROM INVESTING ACTIVITIES

Purchase of property	(344,051)

Net cash used in investing activities	(344,051)

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from related party loans	344,051
Proceeds from related party advances	16,693

Net cash provided by financing activities	360,744

NET CHANGE IN CASH	-

CASH, BEGINNING OF YEAR	-
CASH, END OF YEAR	-

Supplemental disclosures of cash flow information:
Cash paid for interest	-
Cash paid for income taxes	-

ARK7 PROPERTIES PLUS LLC – SERIES #QGXF0

NOTES TO THE PRO FORMA FINANCIAL STATEMENTS

FOR THE YEAR ENDED AUGUST 31, 2023

(in US Dollars)

NOTE 1: DESCRIPTION OF TRANSACTION

Ark7 Properties Plus LLC - Series #QGXF0 (the “Company” or the “Series”) was established on August 10, 2022, for the purpose of acquiring the property located at 704 S Lincoln Ave, Urbana, IL 61801 (the “Property”) from a third-party seller. The Company acquired the property on August 7, 2023.

Ark7 Inc. (“Ark7”), the Managing Member of the Company, entered into an inter-company loan agreement on August 1, 2023, pursuant to which Ark7 Inc. loaned the Company $217,049 for the purpose of purchasing the Property, and the Company intends to repay the loan from funds raised in the Company offering.

Acquisition Mechanics

Typically, each series will acquire its series property prior to the commencement or closing of that series’ offering. Each series property will be fully described in a post-qualification offering statement amendment relating to the relevant series. In each such offering circular that is included in any such amendment, information relating to the series property such as the description and specifications of the series property, the purchase price of the series property, and the relevant terms of purchase shall be disclosed.

It is not anticipated that a series will own any assets other than the series property, plus cash reserves for maintenance, insurance, and other expenses pertaining to the series property and amounts earned by the series from the monetization of the series property, if any. Each series may hold the specific property that it acquires in a wholly-owned subsidiary which would be a limited liability company organized under laws of the state of Delaware.

Generally, the Company and Ark7 intend to arrange for the purchase of a specific residential property either directly by the Company or by Ark7, as described below:

If Ark7 or one of its subsidiaries purchased the property directly, then, after the relevant Series has obtained sufficient financing, Ark7 would sell the property to that Series for an amount equal to the original purchase price (including closing costs) plus holding costs, renovation costs and furnishing expenses incurred by Ark7 prior to the sale to the Series as well as the applicable sourcing fee specified in the Series Designation for the relevant Series.

In cases where Ark7 identifies and intends to have the Series purchase that property directly from a third-party Seller, Ark7 will loan the series the amount required to purchase the property via an intercompany loan agreement. In addition, Ark7 may decide to finance a portion of the purchase price with a mortgage or other third-party financing. In both instances, it is the intent of the company and Ark7 to enter into an intercompany loan agreement describing the repayment terms.

In some instances, Ark7 may set a minimum offering amount for each Series such that the net proceeds would be sufficient to finance the purchase of the identified property, plus closing costs and expected repairs, renovations, or furnishings and less any purchase financing. If the purchase agreement for the property does not include a financing condition and the closing for the property occurs prior to sufficient minimum proceeds being received, Ark7 or an affiliate may provide a loan to the Series to finance all or part of the purchase price of the property that would be repaid with the proceeds of the offering.

NOTE 2: BASIS OF PRESENTATION

The historical financial information has been adjusted to give pro forma effect to events that are (i) directly attributable to the transaction, (ii) factually supportable, and (iii) with respect to the unaudited pro forma balance sheets and unaudited pro forma statements of operations, expected to have a continuing impact on the results.

The unaudited pro forma financials statements of Ark7 Properties Plus LLC - Series #QGXF0 as of August 31, 2023, have been prepared to reflect the effects of the subsequent acquisitions as if each occurred on August 31, 2022.

The Property was owner-occupied property prior to its acquisition and there is no rental history for the basis of inclusion in the above proforma statement.

NOTE 3: CONSIDERATION TRANSFERRED

In consideration of the sale and transfer of the acquired assets, Ark7 and the Company entered into an inter-company loan, pursuant to which Ark7 loaned Series #QGXF0 $217,049 for the purpose of purchasing the Property.

NOTE 4: INTEREST EXPENSES AND LOAN REPAYMENT

Interest expenses in the unaudited pro forma financials statements of Ark7 Properties Plus LLC - Series #QGXF0 as of August 31, 2023, have been calculated for a whole year with 10% p.a. interest rate as if the loan was received on August 31, 2022.

PART III

INDEX TO EXHIBITS

The documents listed in the Exhibit Index of this report are incorporated by reference or are filed with this report, in each case as indicated below.

2.1	Certificate of Formation of Ark7 Properties Plus LLC*
2.2	Operating Agreement of Ark7 Properties Plus LLC*
3.1	Series #WGI3Z Series Designation*
3.2	Series #0XYT6 Series Designation*
3.3	Series # ZIE3T Series Designation*
3.4	Series #JTDXY Series Designation*
3.5	Series #FTWDS Series Designation*
3.6	Series #P7FJ5 Series Designation*
3.7	Series #WRA7O Series Designation*
3.8	Series #SOV9W Series Designation
3.9	Series #QGXF0 Series Designation
4.1	Form of Series #[______] Subscription Agreement*
6.1	Real Estate Purchase Agreement dated April 15, 2022, between Seller and Series #WGI3Z, as amended.*
6.2	Real Estate Purchase Agreement dated July 7, 2022 between Seller and Series #0XYT6, as amended*
6.3	Real Estate Purchase Agreement dated August 2, 2022 between Seller and Series #ZIE3T*
6.4	Real Estate Purchase Agreement dated August 15, 2022 between Seller and Series #JTDXY*
6.5	Real Estate Purchase Agreement between Seller and ARK7 for the property located at 1527 Iris Walk, Jonesboro, GA 30238*
6.6	Real Estate Purchase Agreement between Seller and ARK7 for the property located at 1541 Iris Walk Jonesboro, GA 30238*
6.7	Real Estate Purchase Agreement between Seller and Ark7 Properties Plus LLC – Series #WRA7O*
6.8	Assignment and Sale and Purchase Agreement between Ark7 and Ark7 Properties Plus – Series #FTWDS LLC*
6.9	Assignment of Sale and Purchase Agreement between Ark7 and Ark7 Properties Plus – Series #P7FJ5 LLC*
6.10	Real Estate Purchase Agreement between Seller and Series #SOV9W
6.11	Real Estate Purchase Agreement between Seller and Series #QGXF0
6.12	Asset Management Agreement between Ark7 Properties Plus LLC - Series #WGI3Z and Ark7 Inc. dated April 15, 2022*
6.13	Asset Management Agreement between Ark7 Properties Plus LLC - Series #0XYT6 dated July 1, 2022.*
6.14	Asset Management Agreement between Ark7 Properties Plus LLC - Series #ZIE3T dated August 1, 2022*
6.15	Asset Management Agreement between Ark7 Properties Plus LLC - Series #JTDXY dated August 1, 2022*
6.16	Asset Management Agreement between ARK7 and ARK7 Properties Plus – Series #FTWDS LLC*
6.17	Asset Management Agreement between ARK7 and ARK7 Properties Plus – Series #P7FJ5 LLC*
6.18	Asset Management Agreement between ARK7 and Ark7 Properties Plus LLC – Series #WRA7O*
6.19	Asset Management Agreement between ARK7 and ARK7 Properties Plus LLC – Series #SOV9W
6.20	Asset Management Agreement between ARK7 and ARK7 Properties Plus LLC – Series #QGXF0
6.21	Inter-company Loan Agreement between Ark7 Inc. and Series #WGI3Z*
6.22	Inter-company Loan Agreement between Ark7 Inc. and Series #0XYT6*
6.23	Inter-company Loan Agreement between Ark7 Inc. and Series # ZIE3T*
6.24	Inter-company Loan Agreement between Ark7 Inc. and Series #JTDXY*
6.25	Inter-company Loan Agreement between ARK7 Properties Plus and ARK7 Properties Plus – Series #FTWDS LLC*
6.26	Inter-company Loan Agreement between ARK7 Properties Plus and ARK7 Properties Plus – Series #P7FJ5 LLC*
6.27	Inter-company Loan Agreement between ARK7 Properties Plus and Series #WRA7O*
6.28	Inter-company Loan Agreement between ARK7 Properties Plus and Series #SOV9W
6.29	Inter-company Loan Agreement between ARK7 Properties Plus and Series QGXF0
6.30	Form of Lease Agreement*
9.1	Letter regarding change in accountant from George Dimov CPA dated April 30, 2023*
11.1	Accountants Consent
12.1	CrowdCheck Opinion

*	Incorporated by reference from the Company’s Form 1-A, and post-qualification amendments (File No. 024-11869)

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in State of California, on September 11, 2023.

Ark7 Properties Plus LLC
a Delaware series limited liability company

By	/s/ ARK7 Inc., a Delaware corporation
Its: Managing Member

	By:	/s/ Yizhen Zhao
	Name:	Yizhen Zhao
	Title:	President

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

Ark7 Properties Plus LLC
a Delaware series liability company

By	/s/ ARK7 Inc., a Delaware corporation
Its: Managing Member

	By:	/s/ Yizhen Zhao
	Name:	Yizhen Zhao
	Title:	Principal Executive Officer,
Principal Financial Officer and Principal
Accounting Officer of Ark7 Inc.,
Managing Member of Ark7 Properties Plus LLC

	Date:	September 11, 2023

III-2